UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Action of 1934

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Filed by a Party Other than the Registrant	☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Energy XXI (Bermuda) Limited

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Canon’s Court, 22 Victoria Street
PO Box HM 1179
Hamilton HM EX, Bermuda

NOTICE OF 2009 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER __, 2009

October __, 2009

Dear Shareholder:

You are cordially invited to attend Energy XXI (Bermuda) Limited’s 2009 Annual General Meeting of Shareholders (the “2009 Annual General Meeting”). The 2009 Annual General Meeting will be held on December __, 2009, at 9:00 a.m. (local time) at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda, to:

(1)	Elect two directors as Class I directors, each for a three-year term;
(2)	Approve amendments to our 2006 Long-Term Incentive Plan, including an amendment to increase the number of our common shares available for awards under the plan to 19,000,000;
(3)	Approve an amendment to (1) our Memorandum of Association as filed with the Bermuda Registrar of Companies on October 14, 2005 (“Memorandum of Association”), to increase our authorized capital from 400,000,000 common shares, par value $0.001 per share (“Common Shares”) to 1,000,000,000 Common Shares by creating 600,000,000 new Common Shares, and (2) our Bye-Laws (“Bye-Laws”) to reflect the increase of the total number of Common Shares (the “Authorized Share Increase”);
(4)	Authorize our Board of Directors to effect a share consolidation or reverse stock split of our Common Shares at any time on or before December 31, 2010 at one of five reverse split ratios, 1 for 2, 1 for 5, 1 for 10, 1 for 15 and 1 for 20 as determined by our Board of Directors in its sole discretion, and if and when the reverse stock split is effected, reduce the number of our authorized Common Shares by the reverse split ratio determined by our Board of Directors to apply equally to our authorized Common Shares and file any required amendments to our Memorandum of Association and our Bye-Laws to effect the same (the “Future Reverse Stock Split”);
(5)	Approve the cancellation of the admission of our Common Shares to AIM (the “AIM Admission Cancellation”).
(6)	Ratify and approve the appointment of UHY LLP as our independent registered public accounting firm and to authorize the Audit Committee of our Board of Directors to set the auditors’ remuneration for the fiscal year ending June 30, 2010; and
(7)	Address any other matters that properly come before the 2009 Annual General Meeting and any adjournments or postponements of the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of 2009 Annual General Meeting of Shareholders. The close of business on October__, 2009 is the record date for determining shareholders entitled to vote at the 2009 Annual General Meeting. Only holders of Energy XXI (Bermuda) Limited’s Common Shares, as of the record date are entitled to notice of and to vote on the matters listed in this Notice of 2009 Annual General Meeting of Shareholders.

Whether or not you plan to attend the 2009 Annual General Meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return-addressed reply envelope. On behalf of Energy XXI (Bermuda) Limited, we appreciate your attention to and support on these matters.

BY ORDER OF THE BOARD OF DIRECTORS
John D. Schiller, Jr. Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER __, 2009

Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 are available at http://ir.energyxxi.com/filings.cfm OR www.energyxxi.com, by clicking “Investor Relations”, “Filings” and “SEC Filings”.

i

ENERGY XXI (BERMUDA) LIMITED
Canon’s Court, 22 Victoria Street
PO Box HM 1179
Hamilton HM EX, Bermuda

PROXY STATEMENT FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER __, 2009

VOTING INFORMATION

General Information

Purpose of this Proxy Statement

We have prepared this Proxy Statement to solicit proxies on behalf of our Board of Directors for use at our 2009 Annual General Meeting of Shareholders and any adjournment or postponement thereof. We intend to mail this Proxy Statement and accompanying proxy card to all of our shareholders of record as of October __, 2009 on or about October __, 2009. The specific proposals to be considered and acted upon at the 2009 Annual General Meeting are summarized in the accompanying Notice of 2009 Annual General Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

Time and Place of 2009 Annual General Meeting

We will hold the 2009 Annual General Meeting on December __, 2009, at 9:00 a.m. (local time) at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda. If you plan on attending the 2009 Annual General Meeting in person and need directions to the meeting site, please contact Investor Relations at (713) 351-3000.

Admission Rules

Only shareholders of record as of October __, 2009 and their accompanied guests, or the holders of their valid proxies, will be permitted to attend the 2009 Annual General Meeting. Each person attending the 2009 Annual General Meeting will be asked to present valid governmental-issued picture identification, such as a driver’s license or a passport, before being admitted to the meeting. In addition, shareholders who hold their shares through a broker or nominee (i.e., in “street name”) should provide proof of their beneficial ownership as of October __, 2009, such as a brokerage statement showing their ownership of shares as of that date. Cameras, recording devices and other electronic devices will not be permitted at the 2009 Annual General Meeting.

Inspector of Elections

Our Board of Directors has appointed Reid Finance Limited as the inspector of elections for the 2009 Annual General Meeting. The inspector of elections will separately calculate affirmative, negative and withheld votes, abstentions and broker non-votes for each of the proposals.

Quorum

We must have a “quorum” — at least two (2) shareholders and at least 33 and 1/3% of our outstanding Common Shares represented in person or by proxy — to conduct business at the 2009 Annual General Meeting. Common Shares represented in person or by proxy, including Common Shares represented by proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to the Company but marked by brokers as “not voted” (“broker non-votes”), will be counted for purposes of determining whether a quorum is present. If a quorum is not present at the 2009 Annual General Meeting, the meeting may be adjourned from time to time until a quorum is obtained.

Who Can Vote

There were 159,293,217 outstanding Common Shares of the Company at October __, 2009, and each shareholder of record at such date is entitled to one (1) vote for each Common Share held on each of the proposals for shareholders presented at the 2009 Annual General Meeting.

Vote Required for the Proposals

The nominees for director receiving the highest number of votes cast in person or by proxy at the 2009 Annual General Meeting in favor of their nominations will be elected. If you mark your proxy to withhold your vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” that nominee. The approval for each of the proposals (i) for amendments to our 2006 Long-Term Incentive Plan including to increase the number of our Common Shares available for awards under such plan, (ii) for amendment to our Memorandum of Association and Bye-Laws to increase the number of authorized Common Shares, (iii) for authorizing the Future Reverse Stock Split, and (iv) for selection of UHY LLP as the Company’s independent auditor for the year ending June 30, 2010 requires the affirmative vote of a majority of the votes cast on such proposal at the 2009 Annual General Meeting.

Common Shares that abstain from voting as to a particular proposal, and Common Shares held in street name or nominees that indicate on their proxies that they do not have discretionary authority to vote such Common Shares as to a particular proposal, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or Common Shares voting on such proposal. Accordingly, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the voting for an applicable proposal.

If a Nominee Becomes Unavailable

If our director candidates become unavailable for any reason before the election, we may reduce the number of our directors serving on our Board of Directors or a substitute candidate may be designated. We have no reason to believe that our director candidates will be unavailable. If a substitute candidate is designated, the persons named in the enclosed proxy card will vote your Common Shares for such substitute if they are instructed to do so by our Board of Directors or, if our Board of Directors does not do so, in accordance with their own best judgment.

Other Matters at the 2009 Annual General Meeting

As of the date of this Proxy Statement, the Company’s management knows of no other matter that will be presented for consideration at the 2009 Annual General Meeting other than those proposals discussed in this Proxy Statement. If any other proposals properly come before the 2009 Annual General Meeting and call for a vote of shareholders, validly executed proxies returned to us will be voted in accordance with the recommendations of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Shareholder Questions

The Company expects to make available its directors and other representatives to answer shareholders’ questions of general interest following the formal agenda of the 2009 Annual General Meeting.

Solicitation of Proxies and Expenses

We are asking for your proxy on behalf of our Board of Directors. We will bear the entire cost of preparing, printing and soliciting proxies. We will send proxy solicitation materials to all of our shareholders of record as of October __, 2009, and to all intermediaries, such as brokers and banks, that held any of our Common Shares on that date on behalf of others. These intermediaries will then forward solicitation materials to the beneficial owners of our Common Shares and we will reimburse them for their reasonable forwarding expenses. Our directors, officers and employees may also solicit proxies (without additional compensation) in person or by telephone. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies.

Proposals By Shareholders

Our Board of Directors does not intend to bring any other matters before the 2009 Annual General Meeting and has not been informed that any other matters are to be presented by others. Our Bye-Laws contain several requirements that must be satisfied in order for any of our shareholders to bring a proposal before one of our annual general meetings, including a requirement of delivering proper advance notice to us. Shareholders are advised to review our Bye-Laws if they intend to present a proposal at any of our annual general meetings.

May I propose actions for consideration at next year’s annual general meeting of shareholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future shareholder meetings, including director nominations. Please read “Shareholder Proposals for 2010 Annual General Meeting” for information regarding the submission of shareholder proposals and director nominations for consideration at next year’s annual general meeting.

Voting (Whether in Person or By Proxy)

How Do I Vote My Shares?

You may vote your Common Shares in person at the 2009 Annual General Meeting or you may give us or your designated representative your proxy. We recommend you vote by proxy even if you plan to attend the 2009 Annual General Meeting as you can always change your vote at the 2009 Annual General Meeting.

On What Proposals May I Vote?

Holders of our Common Shares may vote on the following proposals:

1.	To elect two Class I directors to serve on the Board of Directors until the Annual General Meeting in 2012 or until their successors are duly elected and qualified;
2.	To approve amendments to our 2006 Long-Term Incentive Plan, including an amendment to increase the number of our Common Shares available for awards to 19,000,000;
3.	To approve an amendment to our Memorandum of Association to increase the total number of Common Shares that the Company has authority to issue from 400,000,000 to 1,000,000,000 Common Shares and approve an amendment to our Bye-Laws to reflect the increase;
4.	To authorize our Board of Directors to effect a share consolidation or reverse stock split of our Common Shares at any time on or before December 31, 2010 at one of five reverse split ratios, 1 for 2, 1 for 5, 1 for 10, 1 for 15 and 1 for 20, as determined by our Board of Directors in its sole discretion, and if and when the reverse stock split is effected, reduce the number of our authorized Common Shares by the reverse split ratio determined by our Board of Directors to apply equally to our authorized Common Shares;
5.	To approve the AIM Admission Cancellation;
6.	To ratify and approve the appointment of UHY LLP as the independent registered public accounting firm of the Company for the year ending June 30, 2010 and to authorize the Audit Committee of the Board of Directors to determine the auditors’ remuneration; and
7.	Any other proposals that may properly come before the 2009 Annual General Meeting or any adjournments or postponements thereof.

What If My Common Shares Are Held in Someone Else’s Name?

If you want to vote at the 2009 Annual General Meeting, but your shares are held by an intermediary, such as a broker, dealer, bank, trustee or other nominee, you will need to obtain proof of ownership of your Common Shares as of October __, 2009, or obtain a proxy to vote your shares from the intermediary. The intermediary should give you instructions for voting your Common Shares. Please refer to the enclosed proxy card for voting instructions. The instructions set forth below apply to record holders only and not those whose Common Shares are held in the name of a nominee.

How Do I Vote by Proxy If I Am a Record Holder?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the 2009 Annual General Meeting. If you give us your proxy to vote your Common Shares, we will be authorized to vote your Common Shares, but only in the manner you direct. You may direct us to vote for — or withhold authority to vote for — all, some or none of the nominees for director. You may also direct us to vote your Common Shares for or against the proposal:

1.	To approve an amendment to our 2006 Long-Term Incentive Plan including an amendment to increase the number of our Common Shares available for awards to 19,000,000;
2	To approve an amendment to our Memorandum of Association to increase the total number of Common Shares that the Company has authority to issue from 400,000,000 to 1,000,000,000 Common Shares and approve an amendment to our Bye-Laws to reflect the increase;
3.	To authorize our Board of Directors to effect a share consolidation or reverse stock split of our Common Shares at any time on or before December 31, 2010 at one of five reverse split ratios, 1 for 2, 1 for 5, 1 for 10, 1 for 15 and 1 for 20 as determined by our Board of Directors in its sole discretion, and if and when the reverse stock split is effected, reduce the number of our authorized Common Shares by the reverse split ratio determined by our Board of Directors to apply equally to our authorized Common Shares;
4.	To approve the AIM Admission Cancellation; and
5.	To ratify and approve the appointment of UHY LLP as the independent registered public accounting firm of the Company for the year ending June 30, 2010 and to authorize the Audit Committee of the Board of Directors to determine the auditors’ remuneration.

You may also abstain from voting.

If you give us your proxy to vote your Common Shares and do not withhold authority to vote for the election of any of the nominees for director, all of your Common Shares will be voted FOR the election of the nominees. If you withhold authority to vote your Common Shares for any nominee, none of your Common Shares will be voted for that candidate, but all of your Common Shares will be voted FOR the election of each other nominee for whom you have not withheld authority to vote.

If you give us your proxy to vote your Common Shares on each of the other proposals for consideration at the 2009 Annual General Meeting but do not specify how you want your Common Shares voted, all of your Common Shares will be voted FOR each of the other proposals.

If you give us your proxy to vote your Common Shares and any additional proposals properly come before our shareholders for consideration and a vote at the 2009 Annual General Meeting, the persons named in the enclosed proxy card will vote your Common Shares on those matters as instructed by our Board of Directors or, in the absence of any express instructions, in accordance with their own best judgment. As of the date of this Proxy Statement, we were not aware of any other matter to be raised at the 2009 Annual General Meeting.

What if I Change My Mind After I Give You My Proxy?

You may revoke your proxy at any time before your Common Shares are voted at the 2009 Annual General Meeting by providing us with either a new proxy with a later date (by any method available for giving your original proxy) or by sending our Corporate Secretary a written notice of your desire to revoke your proxy. You may also revoke your proxy at any time prior to your Common Shares having been voted by attending the 2009 Annual General Meeting in person and notifying the inspector of elections of your desire to revoke your proxy. However, your proxy will not automatically be revoked merely because you attend the 2009 Annual General Meeting.

If your Common Shares are held of record by an intermediary, you may submit new voting instructions by contacting your broker, bank or other nominee or you may vote in person at the 2009 Annual General Meeting if you obtain a legal proxy.

Why Did I Receive More Than One Proxy Card?

You may receive more than one proxy or voting card depending on how you hold your Common Shares. Please vote all of your Common Shares. If you hold your Common Shares through someone else, such as a broker or a bank, you may receive materials from them asking you how you want your Common Shares voted.

Will My Shares Be Voted If I Do Not Provide My Proxy?

Your Common Shares may be voted if they are held in “street name”, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors, the amendment to our Memorandum of Association and Bye-Laws for the authorized share increase, the approval of the Future Reverse Stock Split, the proposal to ratify and approve the selection of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010 and authorization of the Audit Committee of our Board of Directors to determine the auditors’ remuneration are considered routine matters for which brokerage firms may vote shares where no specific voting instructions are given.

The proposals to approve amendments to our 2006 Long-Term Incentive Plan and to approve the AIM Admission Cancellation are not considered a routine matter. Thus, absent specific voting instructions from the beneficial owners of Common Shares on this proposal brokers may not vote on these proposals.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with Section 84 of the Companies Act 1981 of Bermuda, the audited consolidated financial statements of the Company for the year ended June 30, 2009 will be available for review before the 2009 Annual General Meeting. These statements have been approved by the Board of Directors of the Company. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the 2009 Annual General Meeting.

The audited consolidated financial statements of the Company for the year ended June 30, 2009 have been provided to shareholders by inclusion in the Company’s 2009 Annual Report, including our Form 10-K (without exhibits), mailed with this Notice of 2009 Annual General Meeting of Shareholders and Proxy Statement, but, except for those sections of the Form 10-K that are specifically incorporated by reference herein, such statements and the Form 10-K do not constitute part of the proxy solicitation materials. The Company’s 2009 Annual Report and our Form 10-K are both available on our website at www.energyxxi.com.

PROPOSALS YOU MAY VOTE ON

PROPOSAL NO. 1:
ELECTION OF CLASS I DIRECTORS

For the year ended June 30, 2009 our full Board of Directors consisted of seven directors divided into three classes, with each of Class I and Class III having two directors and Class II having three directors. The directors in each class serve a three-year term, except that the terms for each of Class I and II were set to expire upon shorter initial terms upon establishment of the Company in 2005 so that the different classes of directors would have staggered terms. The terms of each class expire at successive annual general meetings so that the shareholders elect one class of directors at each annual general meeting.

The current composition of the Board of Directors is:

Director	Age	Director Since
Class I Directors (term expiring at 2009 Annual General Meeting)
David West Griffin	48	July 2005
Hill A. Feinberg	62	May 2007
Class II Directors (serving until 2010 Annual General Meeting)
Steven A. Weyel	55	July 2005
David M. Dunwoody	59	July 2005
Paul Davison (standing for early re-election as a Class I director at our 2009 Annual General Meeting)	56	May 2007
Class III Directors (serving until 2011 Annual General Meeting)
John D. Schiller, Jr.	50	July 2005
William Colvin	51	July 2005

The election of the Class I directors will take place at the 2009 Annual General Meeting. At the July 21, 2009 meeting of the Nomination Committee, Mr. Griffin stated that, as a result of his duties as our Chief Financial Officer, he would remain a director until the end of his term at the 2009 Annual General Meeting but would not stand for re-election to our Board of Directors. Mr. Griffin’s decision to not stand for re-election is not a result of any disagreement with the Company. As a result, the Nomination Committee determined to establish the size of the Board of Directors at six and permit Mr. Davison to serve as a Class I director, rather than a Class II director, leaving two directors in each of Class I, Class II and Class III. The Board of Directors approved the recommendation of the Nomination Committee that each of Messrs. Feinberg and Davison be nominated to be elected as Class I directors for a three-year term.

If elected, each of Messrs. Feinberg and Davison will serve on the Board of Directors as Class I directors until the 2012 Annual General Meeting, or until their successors are duly elected and qualified or until their earlier resignation or removal in accordance with the Company’s Bye-Laws. If any of the two nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board of Directors or the named proxies. For more information about each director, please see “Information About Directors” set forth later in this Proxy Statement. The Company expects each nominee for election as a director at the 2009 Annual General Meeting to be able to accept such nomination.

For more information regarding the independence of our directors, please see “Board of Directors and Governance — Independence.”

Vote Required for Approval

A majority of votes cast by the holders of our Common Shares is required for the election of our directors who will be elected to our Board of Directors as Class I directors to serve until the 2012 Annual General Meeting or until their successors have been elected and qualified or until their earlier removal or resignation from the Board of Directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE CLASS I DIRECTOR NOMINEES, HILL A. FEINBERG AND PAUL DAVISON.

PROPOSAL NO. 2:
APPROVAL OF AMENDMENT TO OUR 2006 LONG-TERM INCENTIVE PLAN

Our Board of Directors has adopted and is seeking shareholder approval of an amendment to Energy XXI Services, LLC’s 2006 Long-Term Incentive Plan (our “2006 Long-Term Incentive Plan”) including an amendment to increase the number of our Common Shares available for awards under the plan by 14,000,000, from 5,000,000 Common Shares to 19,000,000 Common Shares. Our Board of Directors recommends this action in order to enable the Company to continue to provide incentives to attract and retain talented personnel, especially in the event of anticipated future growth. Set forth below is a summary of the 2006 Long-Term Incentive Plan, which does not purport to be a complete description of all the provisions thereof. A copy of the amended 2006 Long-Term Incentive Plan is set forth as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the full text of the 2006 Long-Term Incentive Plan as set forth as Appendix A.

Background

The 2006 Long-Term Incentive Plan is an equity-based compensation plan intended to provide incentives to, and to attract, motivate and retain the highest qualified employees, non-employee directors and other third-party service providers. The 2006 Long-Term Incentive Plan enables our Board of Directors to provide equity-based incentives through awards of options, stock appreciation rights, restricted stock, restricted stock units and other stock or performance-based awards. The 2006 Long-Term Incentive Plan is actually sponsored by Energy XXI Services, LLC, our wholly owned Delaware subsidiary, through which employment and consultancy and other advisory services are provided to the Company. Nevertheless, the 2006 Long-Term Incentive Plan provides for awards to be made on the basis of the Company’s Common Shares and for our Board of Directors to oversee the administration of the plan.

Reasons for the Proposal

The proposed amendment to the 2006 Long-Term Incentive Plan contemplates increasing the number of Common Shares reserved and available for issuance from inception under the 2006 Long-Term Incentive Plan from 5,000,000 shares to 19,000,000 shares. The 2006 Long-Term Incentive Plan, as currently in effect, requires our Board of Directors to obtain shareholder approval to increase the aggregate number of shares that may be issued under the plan (other than pursuant to the adjustment provisions contained in the 2006 Long-Term Incentive Plan).

The use of stock-based awards under the 2006 Long-Term Incentive Plan continues to be a key element of our compensation program and, without shareholder approval of the proposed amendment, we will be severely limited in our ability to attract, retain, reward and motivate highly talented personnel through the use of equity incentive awards. If the proposed amendment to the 2006 Long-Term Incentive Plan is approved, the 14,000,000 additional shares will be immediately available for future awards under the 2006 Long-Term Incentive Plan, and the maximum number of shares reserved and available for issuance from the inception of the 2006 Long-Term Incentive Plan will increase from 5,000,000 to 19,000,000. While our Board of Directors is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivation and performance benefits that are achieved from making such awards. The proposed amendment will not be implemented unless approved by the Company’s shareholders. If the proposed amendment is not approved by the shareholders, the 2006 Long-Term Incentive Plan will remain in effect in its present form.

In addition to increasing the number of Common Shares available for issuance under the 2006 Long-Term Incentive Plan, the proposed amendment streamlines and brings greater clarity to certain provisions of the 2006 Long-Term Incentive Plan and makes certain changes to the terms and conditions of the 2006 Long-Term Incentive Plan in order to provide greater flexibility to the Company in designing awards and in otherwise maintaining the plan. For example, the proposed amendment provides that we may grant bonus stock or dividend equivalents to plan participants and specifies certain actions that may be taken by the plan committee to adjust outstanding awards in the event of a change in control or other corporate transaction. The proposed amendment also imposes certain limitations on awards under the plan, such as provisions that require stock appreciation rights to be granted at fair market value and that prohibit repricing stock appreciation rights without shareholder approval, in order to more closely align the interests of plan participants with those of the Company’s shareholders. These proposed changes to the 2006 Long-Term Incentive Plan are reflected in the summary of the 2006 Long-Term Incentive Plan set forth below.

In connection with the proposed amendment to the 2006 Long-Term Incentive Plan, our Board of Directors is also requesting that shareholders approve the material terms of the 2006 Long-Term Incentive Plan so that certain designated awards under the 2006 Long-Term Incentive Plan may qualify for exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s chief executive officer and the three other most highly compensated officers (other than the Company’s principal financial officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “Covered Employee”) may be limited to the extent such compensation exceeds $1 million in any taxable year. However, the Company may deduct compensation paid to its Covered Employees in excess of that amount if it qualifies as performance-based compensation. Please see “— U.S. Federal Income Tax Consequences — Tax Consequences to the Company” for a further discussion of the rules associated with the deduction of such performance-based compensation under Section 162(m) of the Code. In addition to certain other requirements, in order for awards under the 2006 Long-Term Incentive Plan to constitute performance-based compensation, the material terms of the 2006 Long-Term Incentive Plan must be disclosed to and approved by the Company’s shareholders. Under the Section 162(m) regulations, the material terms of the 2006 Long-Term Incentive Plan are (i) the maximum amount of compensation that may be paid to a participant under the 2006 Long-Term Incentive Plan during a specified period, (ii) the employees eligible to receive compensation under the 2006 Long-Term Incentive Plan, and (iii) the business criteria on which performance goals are based. While no changes are being made to the maximum amount of compensation or the eligible employees under the 2006 Long-Term Incentive Plan, the proposed amendment to the 2006 Long-Term Incentive Plan will add additional business criteria to the 2006 Long-Term Incentive Plan on which performance goals may be based.

We intend that certain performance awards to Covered Employees made under the 2006 Long-Term Incentive Plan qualify for exemption from the deduction limitations of Section 162(m) of the Code. Accordingly, we are asking shareholders to approve, as part of this Proposal No. 2, the material terms of the 2006 Long-Term Incentive Plan for Section 162(m) purposes. The material terms of the 2006 Long-Term Incentive Plan are disclosed below as follows: (i) the maximum amount of compensation is described in the section entitled “— Summary — Annual Limitation on Awards,” (ii) the eligible employees are described in the section entitled “— Summary — Eligibility to Receive Awards,” and (iii) the business criteria are described in the section entitled “— Summary — Types of Awards — Performance Grants.”

Currently, the full value of awards under the 2006 Long-Term Incentive Plan may be fully deductible by the Company for federal income tax purposes. However, the deductibility of awards granted to Covered Employees after our 2009 Annual General Meeting will potentially be limited unless the maximum award limits, eligibility provisions and business criteria in the 2006 Long-Term Incentive Plan are approved by shareholders in connection with the approval of the proposed amendment to the 2006 Long-Term Incentive Plan.

Summary

Under our 2006 Long-Term Incentive Plan, we currently are authorized to issue up to an aggregate of 5,000,000 Common Shares with respect to any awards granted under the plan. As of September 11, 2009, 1,022,319 Common Shares were outstanding under the plan as restricted stock awards and 1,500,000 stock options to certain employees were outstanding under the plan as a component of their compensation package, as well as an additional 1,352,251 shares that have been previously issued under the plan. Our restricted stock units may be settled upon vesting, at the Company’s option, with cash or with Common Shares. If a restricted stock unit award is settled with cash, no Common Shares will be issued and therefore such award will have no impact on the limit of authorized Common Shares issuable under the 2006 Long-Term Incentive Plan. No other awards are outstanding under our 2006 Long-Term Incentive Plan. If the amendment to the 2006 Long-Term Incentive Plan is approved, and if we settle all of our restricted stock unit and performance unit awards with cash, we will have approximately 15,125,430 Common Shares available for awards under the plan, which our Board of Directors believes will be sufficient for a reasonable period of time.

Administration

Our 2006 Long-Term Incentive Plan provides that it is to be administered by our Remuneration Committee to consist of not less than two independent members of our Board of Directors who qualify as “non-employee directors” (as such term is defined in Rule 16b-3 under the Exchange Act). The 2006 Long-Term Incentive Plan also provides that any awards to Covered Employees are to be administered by a “committee” of solely two or more outside directors (as described in Section 162(m)(4)(c)(i) of the Code).

Our Remuneration Committee has the authority to make, prior to the expiration date of the 2006 Long-Term Incentive Plan, awards under the plan and to interpret and make such rules under the plan as it deems necessary or advisable for the proper administration of the plan. Our Remuneration Committee may consider any factors it deems relevant in selecting the persons to receive awards, and in determining the type and size of the awards. Subject to Rule 16b-3 of the Exchange Act and Section 162(m) of the Code, the Remuneration Committee may delegate its authority under the plan to specified officers and other employees.

Types of Awards

Our 2006 Long-Term Incentive Plan provides for grants of:

•	stock options not intended to qualify under Section 422 of the Internal Revenue Code (“nonqualified stock options”);
•	incentive stock options intended to qualify under Section 422 of the Internal Revenue Code (“incentive stock options”);
•	stock appreciation rights;
•	restricted stock;
•	restricted stock units; and
•	performance and other stock-based awards.

To date, we have only granted awards of restricted stock, restricted stock units, performance units and both nonqualified and incentive stock options. The plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended performance units (“ERISA”).

Stock Options.  Our 2006 Long-Term Incentive Plan authorizes grants of incentive stock options and nonqualified stock options. Options granted under the 2006 Long-Term Incentive Plan entitle the grantee, upon exercise, to purchase a specified number of Common Shares from us at a specified exercise price per share. The Remuneration Committee will determine the period of time during which an option may be exercised, as well as any vesting schedule, except that no option may be exercised more than ten years after the date of grant (five years in the case of an incentive stock option granted to a 10% shareholder). The exercise price for Common Shares covered by a stock option cannot be less than the fair market value of the underlying Common Shares on the date of grant (110% of such fair market value in the event of an incentive stock option to a 10% shareholder).

Our 2006 Long-Term Incentive Plan permits the following forms of payment of the exercise price of stock options:

•	by cash or check;
•	with the consent of the Remuneration Committee, by tendering to the Company Common Shares owned by the participant for more than six months having a fair market value as of the date of exercise that does not exceed the full exercise price for the Common Shares with respect to which the stock option is being exercised and by paying the remaining amount of the exercise price by cash or check;
•	subject to such instructions as the Remuneration Committee may specify, by “cashless exercise” through a broker; or

•	with the consent of the Remuneration Committee, by net issue exercise, pursuant to which the Company will issue a number of Common Shares as to which the option is exercised, less a number of shares with a value equal to the exercise price.

As of the date of this Proxy Statement, we have granted 1,500,000 stock options under our 2006 Long-Term Incentive Plan.

Stock Appreciation Rights.  A stock appreciation right is an award entitling the holder upon exercise to receive an amount equal to the appreciation, from and after the date of grant, in the fair market value of Common Shares. Upon exercise of stock appreciation rights under our 2006 Long-Term Incentive Plan, we may make the required distribution of value in cash or in Common Shares, or a combination thereof, as determined by the Remuneration Committee. Stock appreciation rights may be issued in tandem with options or as stand-alone rights. We may grant stock appreciation rights only at an exercise price that is equal to or greater than the fair market value of our Common Shares on the date of grant.

As of the date of this Proxy Statement, we have not granted any stock appreciation rights under our 2006 Long-Term Incentive Plan.

Restricted Stock.  Our 2006 Long-Term Incentive Plan also authorizes the grant of restricted stock awards on terms and conditions established by our Remuneration Committee, which may also include performance conditions. Such awards generally include the designation of a restriction period during which the Common Shares that are the subject of such award are not transferable and are subject to forfeiture. During the restriction period, we retain a right to repurchase all or part of such Common Shares from the participant at the price paid for such Common Shares or other stated formula or price in the event that the conditions specified in the applicable award are not satisfied. Unless otherwise provided in an award agreement, a holder of restricted stock will have all the rights of a shareholder, including the right to vote and to receive dividends and other distributions.

Restricted Stock Units.  Restricted stock unit awards entitle recipients to receive Common Shares or a cash amount, at the Company’s option, equal to the fair market value of the number of Common Shares subject to such award, in the future. We do not issue any Common Shares at the time of grant. Rather, we promise to complete the issuance of Common Shares to the recipient or make payment of the applicable cash amount promptly after the award vests. The Remuneration Committee establishes the terms and conditions relating to the vesting of restricted stock unit awards. Generally, the requirements with respect to restriction periods for restricted stock unit awards are the same as those for restricted stock awards. There is no limit to the number of restricted stock units which can be issued under the 2006 Long-Term Incentive Plan and settled in cash.

Performance Grants.  The Remuneration Committee may designate that certain awards granted under the plan constitute “performance” awards and may make performance grants that are intended to comply with Section 162(m) of the Internal Revenue Code. Each performance grant will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions. One or more of the following business criteria shall be used by the Remuneration Committee in establishing performance goals: earnings per share, increase in revenues, increase in cash flow, increase in cash flow return, increase in cash flow from operations, return on net assets, return on assets, return on investment, return on capital, return on equity, economic value added, gross margin, operating margin, contribution margin, net income, net income per share, pretax earnings, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items, operating income, total stock holder return, debt reduction, market share, change in the fair market value (as defined in the plan) of the Common Shares (with or without dividends), reserve additions, reserve replacement ratio, production volumes, finding and development costs, G&A expense, or any of the above goals determined on an absolute, relative or BOE basis, as applicable, or as compared to the performance of a published or special index deemed applicable by the Remuneration Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

The Remuneration Committee will make all determinations regarding the achievement of performance goals. Actual payments to a participant under a performance grant will be calculated by applying the achievement of performance criteria to the performance goal. Our performance grants are payable in cash, Common Shares or a combination of cash and Common Shares.

Other Stock Awards.  The Remuneration Committee is authorized under the plan to grant Common Shares as a bonus. Our 2006 Long-Term Incentive Plan also entitles our Remuneration Committee to make any other stock-based or performance-based awards subject to terms and conditions as such committee may determine. Such awards would consist of a right that is not an award as otherwise specifically described under our 2006 Long-Term Incentive Plan and is denominated or payable in, valued in whole, in part by reference to, or otherwise based on or related to, our Common Shares or cash. The Remuneration Committee may also grant dividend equivalents, which entitle a participant to receive cash, Common Shares, other awards, or other property equal in value to dividends paid with respect to a specified number of Common Shares, either as a free-standing award or in connection with another award under the plan.

Eligibility to Receive Awards

Our employees, non-employee directors and other individuals and entities that render consulting or advisory services to the Company or any of its affiliates are eligible to be granted awards under our 2006 Long-Term Incentive Plan. As of October __, 2009, 114 employees, 4 non-employee directors, and no additional service providers were eligible to receive awards. Currently, the maximum number of Common Shares with respect to which awards may be granted under the 2006 Long-Term Incentive Plan may not exceed 5,000,000, however, if the proposed amendment to the 2006 Long-Term Incentive Plan is approved, the maximum number of Common Shares available under the 2006 Long-Term Incentive Plan will be increased to 19,000,000.

The granting of awards under our 2006 Long-Term Incentive Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. Such awards will be granted at the discretion of our Remuneration Committee. As of October __, 2009, we have three employee directors and four non-employee directors, each of whom may receive awards at the discretion of our Remuneration Committee under our 2006 Long-Term Incentive Plan.

Annual Limitation on Awards

Stock based awards (other than awards that may only be settled in cash) may not be granted to any person under the 2006 Long-Term Incentive Plan in any calendar year relating to more than 5,000,000 Common Shares. Awards that may only be settled in cash and awards that are not based on a number of Common Shares may not be granted to any person under the 2006 Long-Term Incentive Plan in any calendar year having a value determined on the date of grant in excess of $3,000,000.

Duration, Amendment and Termination

Our Board of Directors retains the authority to amend, suspend or terminate the 2006 Long-Term Incentive Plan at any time, provided that, unless earlier terminated, if the proposed amendment to the plan is approved, the 2006 Long-Term Incentive Plan will terminate on December __, 2019. Notwithstanding the foregoing, our Board of Directors may not amend, suspend or terminate the plan in a manner that would have the effect of terminating an award or otherwise adversely affecting an award holder’s rights in any material respect relating to an award without the consent of any such holder of such an award. Furthermore, any amendment that would constitute a “material revision” of the 2006 Long-Term Incentive Plan requiring shareholder approval under the rules of the applicable exchange on which the Common Shares are listed (such as, for example, the current proposal of increasing the number of available Common Shares under the plan) shall be subject to the approval of the Company’s shareholders. The Remuneration Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award theretofore granted and any award agreement relating thereto, except as otherwise provided in the 2006 Long-Term Incentive Plan, except that, without the consent of an affected participant, no such committee action may materially adversely affect the rights of such participant under such award. Subject to the plan’s adjustment provisions, no option or stock appreciation right may be repriced or exchanged for cash, other awards or other options or stock appreciation rights with a reduced exercise price without approval of the Company’s shareholders.

If the number of Common Shares underlying an award is reduced for any reason or any award under the 2006 Long-Term Incentive Plan is forfeited, expires, is canceled or otherwise can no longer be exercised or paid, then the number of Common Shares no longer subject to such award shall again be available for new awards under the plan (subject to legal limitations that may apply to the type of such applicable award). Common Shares covered under an award that may be satisfied either by the issuance of Common Shares or by cash are counted against the number of Common Shares available for future awards under the 2006 Long-Term Incentive Plan only during the period that the award is outstanding and to the extent the award is ultimately satisfied by the issuance of Common Shares. Common Shares tendered to purchase Common Shares upon the exercise of any award (a “cashless exercise”) or to satisfy tax withholding obligations are not added back to the number of Common Shares available for future awards under the 2006 Long-Term Incentive Plan.

Adjustments

The number of Common Shares or class of securities subject to any award, and the price of shares subject to an award, is subject to ratable adjustment by our Remuneration Committee (whose determination will be final and binding) generally in the event the outstanding Common Shares of the Company are subdivided, consolidated, split-up, spun-off, reclassified, recapitalized or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, reverse stock split (such as would be the case if the Future Reverse Stock Split is approved by the shareholders and effected by the Board of Directors on or before December 31, 2010), stock split, stock dividend, combination of shares or other similar action. In addition, the Remuneration Committee has the discretion to make appropriate adjustments to outstanding awards upon the occurrence of a change in control, including the authority to cancel outstanding options in exchange for cash consideration.

Transferability

Transfers of awards under our 2006 Long-Term Incentive Plan are limited to those by will or by the laws of descent and distribution and those pursuant to a domestic relations order. With the consent of the Remuneration Committee, options and stock appreciation rights may be transferred to one or more immediate family members or related family trusts or similar entities for estate planning purposes. Notwithstanding the foregoing, incentive stock options may only be transferred by will or the laws of descent and distribution.

U.S. Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards under the 2006 Long-Term Incentive Plan and with respect to the Common Shares acquired under the plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below (possibly retroactively). This summary is not intended to be a complete discussion of all federal income tax consequences associated with the 2006 Long-Term Incentive Plan. Accordingly, for precise advice as to any specific transaction or set of circumstances, participants should consult their own tax and legal advisors. Participants should also consult their own tax and legal advisors regarding the application of any state, local and foreign taxes and any U.S. federal gift, estate and inheritance taxes.

Incentive Stock Options.  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize income with respect to an incentive stock option only upon the sale of Common Shares acquired through the exercise of the option, provided the participant has not ceased to be an employee for more than three months before the date of exercise and the option has not otherwise ceased to qualify as an incentive stock option. However, the exercise of an incentive stock option may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling Common Shares acquired upon the exercise of an incentive stock option will vary depending on the date on which it is sold. If the participant sells such Common Shares more than two years from the date the incentive stock option was granted and more than one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of such Common Shares over the exercise price. If a participant sells Common Shares acquired upon the exercise of an incentive stock option before satisfying such waiting periods, called a

“disqualifying disposition”, then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. The amount of ordinary gain will be the difference between the lesser of the amount realized on disposition of the shares or the fair market value of the Common Shares on the date of exercise and the exercise price of the Common Shares. The amount of capital gain will be the amount not already realized as ordinary gain that the participant realizes upon disposition of the Common Shares that exceeds the fair market value of those Common Shares on the date the participant exercised the incentive stock option. This capital gain will be a long-term capital gain if the participant has held such Common Shares for more than one year before the date of sale.

If a participant sells Common Shares acquired upon the exercise of an incentive stock option for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of such Common Shares. This capital loss will be a long-term capital loss if the participant has held such Common Shares for more than one year before the date of sale.

Non-Qualified Stock Options.  As in the case of incentive stock options, a participant will not recognize taxable income upon the grant of a non-qualified stock option. However, unlike the case of an incentive stock option, a participant who exercises a non-qualified stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Shares acquired through the exercise of the non-qualified stock option on the exercise date over the exercise price. With respect to any Common Shares acquired upon the exercise of a non-qualified stock option, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling such Common Shares, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Common Shares and the participant’s tax basis in such Common Shares. This capital gain or loss will be a long-term gain or loss if the participant has held such Common Shares for more than one year before the date of the sale.

Restricted Stock Awards.  A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes a Section 83(b) election. If the participant makes a valid Section 83(b) election within 30 days of the date of grant, then the participant will recognize ordinary compensation income for the year in which the award is granted in an amount equal to the difference between the fair market value of our Common Shares at the time the award is granted and the purchase price paid for the Common Shares. If a valid Section 83(b) election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the difference between the fair market value of our Common Shares at the time of such lapse and the original purchase price paid for the Common Shares. A participant will have a tax basis in the Common Shares acquired pursuant to the restricted stock award equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of Common Shares acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Shares and the participant’s tax basis in such Common Shares. This capital gain or loss will be a long-term capital gain or loss if the Common Shares are held for more than one year from the earlier of the date that the participant made a Section 83(b) election or the forfeiture provisions and restrictions on transfer lapsed.

Restricted Stock Units.  The tax consequences of restricted stock units are similar to the tax consequences of restricted stock, except that no Section 83(b) election may be made with respect to restricted stock units. A participant will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he receives cash or Common Shares in settlement of the restricted stock units in an amount equal to the cash or the fair market value of the Common Shares received.

Stock Appreciation Rights.  A participant will not recognize any income upon the grant of a stock appreciation right. A participant will have compensation income upon the exercise of a stock appreciation right equal to the appreciation in the value of the Common Shares underlying the stock appreciation right. When the Common Shares distributed in settlement of the stock appreciation right are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the Common Shares on the exercise date. Any capital gain or loss will be long-term if the participant held the Common Shares for more than one year.

Withholding and Dividends.  A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Common Shares or cash received. Dividends that are received by a participant prior to the time that the Common Shares are taxed to the participant under the rules described above are taxed as additional compensation income, not dividend income.

Additional Considerations in Regard to Changes in Control.  Where payments to certain employees that are contingent on a change in control exceed limits specified in the golden parachute payment rules under Section 280G of the Code, such employees generally are liable for a 20% excise tax on, and the Company or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Remuneration Committee may make awards under the 2006 Long-Term Incentive Plan as to which the vesting thereof is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain employees of the Company and its subsidiaries.

Tax Consequences to the Company

The making of an award under the 2006 Long-Term Incentive Plan generally will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option nor the sale of Common Shares acquired under the 2006 Long-Term Incentive Plan will have any consequences to us. However, we and our subsidiaries generally will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant under the 2006 Long-Term Incentive Plan, including in connection with a restricted stock award, restricted stock unit or stock appreciation right or as a result of the exercise of a non-qualified stock option or a disqualifying disposition of an incentive stock option, provided such amounts constitute reasonable compensation for services rendered or to be rendered. Subject to certain exceptions, Section 162(m) of the Code disallows United States federal income tax deductions for compensation paid by a publicly-held corporation to Covered Employees to the extent the amount paid to such an executive exceeds $1 million for the taxable year. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt performance-based compensation from the $1 million deductibility limitation, the grant, vesting and/or settlement of the award must be based on the satisfaction of one or more performance goals as selected by the Remuneration Committee. Performance-based awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such awards relate to Common Shares which exceed a specified limitation or, alternatively, the performance-based awards may not result in compensation, for a participant, in a given period which exceeds a specified limitation. Under the 2006 Long-Term Incentive Plan, a participant who receives an award or awards intended to satisfy the performance-based exception to the $1 million deductibility limitation may not receive performance-based awards relating to more than 5,000,000 Common Shares or, with respect to awards not related to Common Shares, $3,000,000, in any given fiscal year. Although the plan has been drafted to satisfy the requirements for performance-based compensation, the Remuneration Committee may determine that it is in the Company’s best interest not to satisfy the requirements for the exception.

Special Considerations under Internal Revenue Code Section 409A

Code Section 409A is effective in general for any compensation deferred under a nonqualified deferred compensation plan on or after January 1, 2005. If at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts (including earnings) deferred under the plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in such participant’s gross income for the taxable year to the extent not subject to substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to an additional income tax and enhanced interest. The additional income tax is equal to 20% of the amount required to be included in gross income. The interest imposed is equal to the interest at the underpayment rate specified by the Internal Revenue Service, plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture.

In addition, the requirements of Section 409A are applied as if (i) a separate plan is maintained for each participant and (ii) all compensation deferred with respect to a particular participant under an account balance plan is treated as deferred under a single plan, (iii) all compensation deferred under a nonaccount balance plan is treated as deferred under a separate single plan, (iv) all compensation deferred under a plan that is neither an account balance plan nor a nonaccount balance plan (for example, equity-based compensation) is treated as deferred under a separate single plan, and (v) all compensation deferred pursuant to an involuntary separation pay arrangement is treated as deferred under a separate single plan. Thus, if a plan failure under Section 409A relates only to a single participant, then only the compensation deferred by that particular participant will be includible in gross income and subject to the additional income tax and interest, but any amount deferred by the participant under a different plan of a similar basic type will be includible in the participant’s gross income and subject to the additional income tax and interest as well.

In general, stock options and stock appreciation rights do not provide for a deferral of compensation subject to Section 409A if (i) the underlying stock is “service recipient stock”, (ii) the exercise price per share is equal to and can never become less than 100% of the fair market value per share of the underlying stock at the time of grant and (iii) the option or stock appreciation right is not modified, renewed or extended after the date of grant in a way that would cause the option or stock appreciation right to provide for a deferral of compensation or additional deferral feature. Restricted stock awards generally do not provide for a deferral of compensation subject to Section 409A. It is our intent that the arrangements under which participants receive stock options, stock appreciation rights and restricted stock do not provide for a “deferral of compensation” subject to Section 409A.

Restricted stock units, performance grants and other stock awards will provide for a deferral of compensation subject to Section 409A only if payment of such an award occurs more than 2½ months after the end of the first taxable year (employee’s or employer’s, whichever is later) in which a legally binding right to payment under the award arises and such award is no longer subject to a substantial risk of forfeiture. Under the 2006 Long-Term Incentive Plan, restricted stock units, performance grants and stock awards are generally paid within 2½ months after the end of the first taxable year in which the awards are no longer subject to a substantial risk of forfeiture, and therefore are generally exempt from Section 409A. In the event the Company were to grant an award under the plan that provided for a deferral of compensation under Code Section 409A, the Company would design such award to comply with the requirements of Section 409A, including but not limited to the permissible payment provisions thereof, so that such award would not be subject to the adverse tax consequences of Section 409A.

Interest of Certain Persons in the Proposal to Amend our 2006 Long-Term Incentive Plan

As noted above, each of our employees, which includes our executive officers and our non-executive directors is eligible for awards under our 2006 Long-Term Incentive Plan at the discretion of our Remuneration Committee. As a result, we cannot at this time determine the number or type of awards to be granted to our directors, executive officers or any of their respective associates who would constitute persons eligible to receive an award under the 2006 Long-Term Incentive Plan. We did not make any awards under our 2006 Long-Term Incentive Plan to executives in fiscal year 2008. However, we did make awards under our 2006 Long-Term Incentive Plan to executive officers for fiscal years 2009 and 2010, which grants are described in the sections of this proxy statement disclosing our executive compensation practices, beginning on page 42. These grants have already been made and are not contingent on approval of the proposed amendment to the 2006 Long-Term Incentive Plan. Our Remuneration Committee is comprised entirely of non-executive directors, so such directors have an interest in the approval of an increase in the number of Common Shares available under the 2006 Long-Term Incentive Plan. Furthermore, for fiscal years 2008 and 2009 we have made annual restricted share awards of 15,000 Common Shares, as well as quarterly compensation for director services paid with the Company’s Common Shares, that we provide as compensation to our non-executive directors. However, we would make provision for the annual restricted share awards as cash compensation to our non-executive directors as a general corporate matter if Common Shares were unavailable for such awards under the 2006 Long-Term Incentive Plan.

Prior Issuances of Awards under the 2006 Long-Term Incentive Plan

Other than the options awarded to Messrs. Schiller, Weyel, and Griffin that are disclosed in the “Outstanding Equity Awards at Fiscal Year-End” table set forth on page 57 of this proxy statement, we have not, since the inception of the 2006 Long-Term Incentive Plan, granted any options thereunder to any (i) named executive officer, (ii) current executive officer, (iii) current director who is not an executive officer, (iv) nominee for election as a director, (v) other employee or individual, or (vi) associate of any of the foregoing individuals. On September 17, 2009, the closing price of our Common Shares was $1.85 per share. The exercise price of the outstanding options awarded to Messrs. Schiller, Weyel, and Griffin under the 2006 Long-Term Incentive Plan is $3.50.

Vote Required for Approval

A majority of votes cast by the holders of our Common Shares is required for the approval of the amendment to our 2006 Long-Term Incentive Plan.

OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF THE AMENDMENT TO OUR 2006 LONG-TERM INCENTIVE PLAN.

PROPOSAL NO. 3:
APPROVAL OF AMENDMENT TO OUR MEMORANDUM OF ASSOCIATION AND BYE-LAWS TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

On September 25, 2009, our Board of Directors adopted resolutions (1) declaring that an amendment to our Memorandum of Association to increase the number of authorized Common Shares from 400,000,000 to 1,000,000,000 (the “Authorized Share Increase”) and an amendment to our Bye-Laws to reflect the increase was advisable and (2) directing that a proposal to approve the Authorized Share Increase be submitted to the holders of our Common Shares.

If the Authorized Share Increase is adopted by shareholders, Article 5 of our Memorandum of Association will be amended to increase our authorized capital from $402,500.00 divided into 400,000,000 Common Shares and 2,500,000 Preference Shares, par value $0.001 each, to $1,002,500.00 divided into 1,000,000,000 Common Shares and 2,500,000 Preference Shares, and Section 3.1 of our Bye-Laws will be amended to increase the number of our authorized Common Shares from 400,000,000 to 1,000,000,000. We will use the newly authorized Common Shares for general corporate purposes as more fully described below. As with our existing Common Shares, none of the newly authorized Common Shares will have preemptive rights.

Background and Reasons for the Increase in Authorized Common Shares

The Company currently has authorized 400,000,000 Common Shares, of which 159,293,217 are issued and outstanding as of October __, 2009, and 2,500,000 Preference Shares of which none are outstanding. We believe that we would benefit from having the flexibility to issue additional equity securities without the delay and expense of calling shareholder meetings from time to time for purposes of increasing the authorized number of Common Shares.

For example, we are continuously seeking opportunities to acquire additional oil and gas properties. Such acquisitions may be effected using Common Shares or other securities convertible into Common Shares and/or using capital by selling such securities. The current number of available authorized Common Shares limits our ability to effect such acquisitions or for other purposes. We do not have any current plans, agreements, or understandings to issue for any purpose any of the additional shares to be authorized. Additionally, the flexibility of our Board of Directors to issue additional Common Shares could have an anti-takeover effect and enhance our ability to negotiate on behalf of our shareholders in a takeover situation. While we are not aware of any takeover efforts, if such actions were proposed, our ability to issue addition Common Shares could have an anti-takeover effect. In both examples, the delay and expense of calling shareholder meetings for purposes of increasing our authorized Common Shares could prevent us from timely effecting an acquisition or transaction or from effectively negotiating a takeover situation. Therefore, the Board of Directors is proposing the Authorized Share Increase at this Annual General Meeting.

Effect of the Authorized Share Increase on Shareholders

As of the date of this proxy statement, we are authorized to issue up to 400,000,000 Common Shares. If the Authorized Share Increase is approved, we will amend our Memorandum of Association and our Bye-Laws to increase the number of Common Shares we are authorized to issue to 1,000,000,000. This will not change the number of Common Shares that you own, but we will have the power to issue a significant number of additional Common Shares. Any future issuances of Common Shares will be subject to applicable NASDAQ rules relating to shareholder approval of such share issuances.

Effect on Voting Power of Shareholders

Following approval of the Authorized Share Increase, if we issue additional Common Shares, our shareholders may lose significant voting power.

Authorized but Unissued Shares

After approval of the Authorized Share Increase, we will have approximately 840,706,783 authorized but unissued Common Shares. Any authorized but unissued Common Shares would be available for issuance at the discretion of our Board of Directors from time to time for corporate purposes, subject to any Common Shares reserved for issuance. We believe that the availability of the additional Common Shares would provide us with additional flexibility to meet business and financing needs as they arise without the delay and expense of calling shareholder meetings from time to time for purposes of increasing the authorized number of Common Shares. However, if we issue any of the newly authorized shares, existing shareholders may be diluted.

No Appraisal Rights

Under Bermuda law and our Bye-Laws, holders of our Common Shares will not be entitled to dissenter’s rights or appraisal rights with respect to the Authorized Share Increase.

Vote Required for Approval and Recommendation

An affirmative vote of a majority of votes cast by the holders of our Common Shares is required for the approval of the Authorized Share Increase.

OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF THE AUTHORIZED SHARE INCREASE.

PROPOSAL NO. 4:
APPROVAL OF A FUTURE REVERSE STOCK SPLIT

On September 25, 2009, our Board of Directors adopted resolutions (1) declaring that, in the future, it may be in the best interest of the Company to amend our Memorandum of Association and our Bye-Laws to effect a share consolidation or reverse stock split (“Future Reverse Stock Split”), as described below, and (2) directing that a proposal to approve the Future Reverse Stock Split be submitted to our shareholders for their approval.

If approved by our shareholders, the Future Reverse Stock Split would permit (but not require) our Board of Directors to effect a reverse stock split of our Common Shares at any time on or before December 31, 2010 at one of five reverse split ratios, 1 for 2, 1 for 5, 1 for 10, 1 for 15 or 1 for 20, as determined by our Board of Directors in its sole discretion. We believe that leaving the ratio to the discretion of our Board of Directors (provided that it is one of the proposed ratios) will provide the flexibility to implement the Future Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, following the receipt of shareholder approval, our Board of Directors may consider, among other things, factors such as:

•	historical trading price and trading volume of our Common Shares;
•	the number of our Common Shares outstanding;
•	the then-prevailing trading price and trading volume of our Common Shares and the anticipated impact of the Future Reverse Stock Split on the trading market for our Common Shares;
•	the listing standards of The NASDAQ Capital Market;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
•	prevailing general market and economic conditions; and
•	limitations of some shareholders on holding stock in companies with stock price below a threshold amount per share.

Our Board of Directors reserves its right to elect to abandon the Future Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Future Reverse Stock Split is no longer in the best interests of the Company and our shareholders.

Depending on the ratio for the Future Reverse Stock Split determined by our Board of Directors, two, five, ten, fifteen or twenty existing Common Shares, as determined by our Board of Directors, will be combined into one Common Share. The number of Common Shares issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by our Board of Directors. The amendment to our Memorandum of Association and our Bye-Laws that is filed to effect the Future Reverse Stock Split, if any, will include only the reverse split ratio determined by our Board of Directors to be in the best interests of shareholders and all of the other proposed amendments at different ratios will be abandoned.

If the Future Reverse Stock Split is effected, we will also proportionately reduce the number of authorized shares of our Common Shares, as described below in “— Authorized Shares.” Accordingly, if the Future Reverse Stock Split is approved, we will adopt amendments to Article 5 of our Memorandum of Association and Section 3.1 of our Bye-Laws to reduce the total number of authorized Common Shares, depending on the reverse split ratio determined by our Board of Directors. The amendment to the Memorandum of Association and the Bye-Laws that is filed, if any, will include only the total number of authorized Common Shares determined by our Board of Directors to be in the best interests of shareholders and all of the other proposed amendments for different numbers of authorized shares will be abandoned. If our Board of Directors abandons the Future Reverse Stock Split, it will also abandon the related reduction in the number of authorized Common Shares.

The Future Reverse Stock Split, if approved by our shareholders, would become effective upon the declaration of the Future Reverse Stock Split by our Board of Directors, based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. In addition, our Board of

Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Future Reverse Stock Split if, in its sole discretion, it determines that it is no longer in the Company’s and our shareholders best interests to proceed with the Future Reverse Stock Split. If our Board of Directors has not approved effecting the Future Reverse Stock Split by the close of business on December 31, 2010, our Board of Directors will abandon the Future Reverse Stock Split.

To avoid the existence of fractional shares of our Common Shares, shareholders of record who would otherwise hold fractional shares as a result of the Future Reverse Stock Split will be entitled to receive cash (without interest) in lieu of such fractional shares from our agent. The total amount of cash that will be paid to holders of fractional shares following the Future Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions, other expenses and applicable withholding taxes) attributable to the sale of such fractional shares following the aggregation and sale by our agent of all fractional shares otherwise issuable. Holders of fractional shares as a result of the Future Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.

Background and Reasons for the Future Reverse Stock Split

Our Board of Directors is submitting the Future Reverse Stock Split to shareholders for approval with the primary intent of increasing the price of our Common Shares to make our Common Shares more attractive to a broader range of institutional and other investors. We believe that the Future Reverse Stock Split will make our Common Shares more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Shares may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. In addition to increasing the price of our Common Shares, the Future Reverse Stock Split would also reduce certain of our costs, such as proxy solicitation fees. We believe that the Future Reverse Stock Split will make our Common Shares a more attractive and cost effective investment for many investors. Accordingly, for these and other reasons discussed below, we believe that approving the Future Reverse Stock Split is in the Company’s and our shareholders’ best interests.

Reducing the number of outstanding shares of our Common Shares through the Future Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Shares. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Shares. As a result, there can be no assurance that the Future Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Shares will increase following the Future Reverse Stock Split or that the market price of our Common Shares will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Shares after a Future Reverse Stock Split will increase in proportion to the reduction in the number of our Common Shares outstanding before the Future Reverse Stock Split or that our Board of Directors will effect the Future Reverse Stock Split. Accordingly, the total market capitalization of our Common Shares after the Future Reverse Stock Split may be lower than the total market capitalization before the Future Reverse Stock Split.

In addition to increasing the price of our Common Shares, we believe that a Future Reverse Stock Split will provide the Company and our shareholders with other benefits. Currently, the fees that we pay to list our shares on the NASDAQ are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Effect of the Future Reverse Stock Split on Holders of Outstanding Common Shares

Depending on the ratio for the Future Reverse Stock Split determined by our Board of Directors, two, five, ten, fifteen or twenty shares of existing Common Shares, as determined by our Board of Directors, will be combined into one new Common Share. The number of Common Shares issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by our Board of Directors. The actual number of Common Shares outstanding after giving effect to the Future Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board of Directors.

If approved and effected, the Future Reverse Stock Split will be realized simultaneously and in the same ratio for all of our Common Shares. The Future Reverse Stock Split will affect all holders of our Common Shares uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of Common Shares otherwise entitled to a fractional share as a result of the Future Reverse Stock Split will receive a cash payment in lieu of such fractional share. These cash payments may reduce the number of holders of our Common Shares to the extent there are currently shareholders who would otherwise receive less than one Common Share after the Future Reverse Stock Split. In addition, the Future Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Future Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

If the Future Reverse Stock Split is effected, our Common Shares will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Beneficial Holders of Common Shares (i.e. shareholders who hold in street name)

Upon the Future Reverse Stock Split, we intend to treat Common Shares held by shareholders through a bank, broker, custodian or other nominee, in the same manner as registered shareholders whose Common Shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Future Reverse Stock Split for their beneficial holders holding our Common Shares in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Future Reverse Stock Split and making payment for fractional shares. If a shareholder holds our Common Shares with a bank, broker, custodian or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Shares (i.e. shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Shares may hold some or all of their Common Shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Shares. They are, however, provided with a statement reflecting the number of Common Shares registered in their accounts.

If a shareholder holds registered Common Shares in book-entry form with the transfer agent, they will be sent a transmittal letter by our transfer agent after the Future Reverse Stock Split is effected and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the Future Reverse Stock Split.

Holders of Certificated Common Shares

Shareholders holding our Common Shares in certificated form will be sent a transmittal letter by the transfer agent after the Future Reverse Stock Split is effected. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing our Common Shares (the Old Certificates) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Future Reverse Stock Split Common Shares (the New Certificates). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole Common Shares that they are entitled as a result of the Future Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Future Reverse Stock Split Common Shares to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s). If a shareholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described below under “— Fractional Shares.”

Shareholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Future Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Shareholders of record who would otherwise hold fractional shares because the number of Common Shares they hold before the Future Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by our Board of Directors will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares from our agent. Our agent will aggregate all fractional shares following the Future Reverse Stock Split and sell them into the market. The total amount of cash that will be paid to holders of fractional shares following the Future Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sale. Holders of fractional shares as a result of the Future Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned. We do not expect that the payment of cash in lieu of fractional shares will materially affect our number of record holders.

If a shareholder who holds shares in certificated form is entitled to a payment in lieu of any fractional share interest, the shareholder will receive a check as soon as practicable after the Reverse Stock Split is effected and after the shareholder has submitted an executed transmittal letter and surrendered all Old Certificates, as described above in “— Holders of Certificated Shares of Common Shares.” If a shareholder holds our Common Shares with a bank, broker, custodian or other nominee, those shareholders should contact their bank, broker, custodian or other nominee for information on the treatment and processing of fractional shares by their bank, broker, custodian or other nominee. By signing and cashing the check, shareholders will warrant that they owned the Common Shares for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. Shareholders will not be entitled to receive interest for the period of time between the date the Reverse Stock Split is effected and the date payment is received.

Authorized Shares

If and when our Board of Directors elects to effect the Future Reverse Stock Split, we will also reduce the number of authorized Common Shares in proportion to the reverse stock split ratio. The reduction in the number of authorized shares would be effected by the amendment to our Memorandum of Association and Bye-Laws, as discussed above. The table below shows the number to which authorized Common Shares will be reduced resulting from the listed hypothetical reverse stock split ratios indicated below:

Number of Authorized Common Shares Following the Future Reverse Stock Split (millions)
If the Authorized Share Increase is Approved
Future Reverse Stock Split Multiple	Authorized Common Shares	Authorized Common Shares Issued and Outstanding	Authorized Common Shares Reserved for Issuance	Authorized Common Shares Unreserved for Issuance
	(millions)	(millions)	(millions)	(millions)
2	500.0	79.6	0.8	419.6
5	200.0	31.9	0.3	167.8
10	100.0	15.9	0.2	83.9
15	66.7	10.6	0.1	56.0
20	50.0	8.0	0.1	41.9

If the Authorized Share Increase is Not Approved
Future Reverse Stock Split Multiple	Authorized Common Shares	Authorized Common Shares Issued and Outstanding	Authorized Common Shares Reserved for Issuance	Authorized Common Shares Unreserved for Issuance
	(millions)	(millions)	(millions)	(millions)
2	200.0	79.6	0.8	119.6
5	80.0	31.9	0.3	47.8
10	40.0	15.9	0.2	23.9
15	26.7	10.6	0.1	16.0
20	20.0	8.0	0.1	11.9

The actual number of authorized Common Shares after giving effect to the Future Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board of Directors and whether the Authorized Share Increase is approved.

As a result of the reduction in authorized shares of Common Shares, the same proportion of authorized but unissued shares to shares authorized and issued (or reserved for issuance) would be maintained if our Board of Directors elects to effect the Future Reverse Stock Split.

The actual number of authorized but unissued Common Shares after giving effect to the Future Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board of Directors. If the Future Reverse Stock Split is abandoned by our Board of Directors, we will also abandon the reduction in the number of authorized shares.

Effect of the Future Reverse Stock Split on Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by our Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of Common Shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, Common Shares. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of Common Shares being delivered upon such exercise, exchange or conversion, immediately following the Future Reverse Stock Split as was the case immediately preceding the Future Reverse Stock Split. The number of Common Shares deliverable upon settlement or vesting of restricted stock awards and units will be similarly adjusted. The number of Common

Shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio determined by our Board of Directors.

Accounting Matters

The proposed amendments to our Memorandum of Association and our Bye-Laws will not affect the par value of our Common Shares per share, which will remain at $0.001. As a result, as of the date the Future Reverse Stock Split is effected, the stated capital attributable to Common Shares on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer Common Shares outstanding.

Certain Federal Income Tax Consequences of the Future Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Future Reverse Stock Split that may be experienced by holders of our Common Shares in the event that the Future Reverse Stock Split is approved by stockholders and thereafter effected by the Board of Directors.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Shares that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Shares (a U.S. holder). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Shares as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Shares as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (IRC), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of September 15, 2009. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Future Reverse Stock Split.

Each prospective investor should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Future Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Shares, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Future Reverse Stock Split.

U.S. Holders

The Future Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Future Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Shares received pursuant to the Future Reverse Stock Split should equal the aggregate tax basis in the Common Shares surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Shares received should include the holding period for the Common Shares surrendered.

A U.S. holder who receives cash in lieu of a fractional share of our Common Shares pursuant to the Future Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in our Common Shares surrendered that is allocated to such fractional share of our Common Shares. Such capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our Common Shares surrendered exceeded one year at the date the Future Reverse Stock Split is effected. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service ( IRS) with respect to the receipt of cash in lieu of a fractional share of our Common Shares pursuant to the Future Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our Common Shares who is a foreign corporation or a non-resident alien individual.

Generally, non-U.S. holders will not recognize any gain or loss upon the Future Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Future Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our Common Shares to a non-U.S. holder pursuant to the Future Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our Common Shares, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

No Appraisal Rights

Under Bermuda law and our Bye-Laws, holders of our Common Shares will not be entitled to dissenter’s rights or appraisal rights with respect to the Future Reverse Stock Split.

Vote Required for Approval and Recommendation

A majority of votes cast by the holders of our Common Shares is required for the approval of the Future Reverse Stock Split.

OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF THE FUTURE REVERSE STOCK SPLIT.

Proposal No. 5:
Cancellation of Admission of Our Common Shares to AIM

In connection with our October 2005 offering of our Common Shares, as well as our warrants to purchase Common Shares (“Warrants”), we applied for our securities to be admitted to trading on the Alternative Investment Market of the London Stock Exchange, now referred to as AIM (“AIM”). At the time, we had been in existence for less than one year and could not satisfy all of the listing requirements of the larger U.S. or foreign exchanges and automated dealer quotation systems. Unlike certain other U.S. and foreign exchanges, the AIM Rules for Companies (“AIM Rules”) did not require companies to maintain a minimum number of publicly traded shares outstanding at any given time, nor did it require companies to maintain a minimum market capitalization. We sought admission to the public market during the early stages of our development by listing our securities on AIM.

Our Common Shares were admitted to trading on AIM in October 2005. Currently, our unrestricted and restricted Common Shares (collectively referred to herein as Common Shares, unless otherwise indicated), as well as our Warrants, are admitted to AIM under the symbols “EXXI,” “EXXS” and “EXXW,” respectively. Our Form 10 Registration Statement was filed on October 30, 2006, and on August 1, 2007, our unrestricted Common Shares began trading on The NASDAQ Capital Market (“NASDAQ”) under the symbol “EXXI.”

For the reasons set forth below, the Board is recommending that the admission of our Common Shares to AIM be canceled on or before December 31, 2009 (the “AIM Admission Cancellation”). Our Warrants expire on October 20, 2009 and therefore, on October 20, 2009, the admission of the Company’s Warrants will be cancelled without any action by our Warrant holders. Therefore, no proposal relating to cancelling the admission of our Warrants on AIM is being sought. Rather, the AIM Admission Cancellation is being sought only with respect to our Common Shares.

Summary

The Company has focused on the following key factors in recommending the AIM Admission Cancellation:

•	Our unrestricted Common Shares trade in the U.S. on NASDAQ and we believe that an effective market for trading our unrestricted Common Shares exists on NASDAQ;
•	Our restricted Common Shares are generally Rule 144 eligible and/or listed in our currently filed registration statement on Form S-3 (filed July 8, 2009 with the SEC);
•	The costs of maintaining an AIM listing in addition to the Company’s NASDAQ listing are disproportionate to the benefits to the Company;
•	Management time taken up with our AIM listing could more usefully be deployed elsewhere to the benefit of the Company. In particular, the management time and the legal and regulatory burden associated with maintaining the Company’s admission to trading on AIM is disproportionate to the benefits to the Company; and
•	Our main operating units, as well as operations, are in the U.S. Consequently, we believe that (1) maintaining a listing in our home market is more beneficial to us and is estimated to lead to greater liquidity in our securities and (2) it is currently preferable for our shareholders to trade through a U.S.-based exchange.

In light of the above, we believe that it is no longer in the best interests of the Company to retain its AIM quotation.

Availability of Trading in the United States

Unrestricted Common Shares.  Our unrestricted Common Shares are currently listed on NASDAQ in the U.S. and have been since August 1, 2007. Our average daily trading volume for fiscal-year ended June 30, 2009 was 1,405,451 unrestricted Common Shares per day. Our average daily trading volume from July 1, 2009 to September 23, 2009 was 1,767,697 unrestricted Common Shares per day. As a result, we believe that there is sufficient liquidity in our U.S. market for trading our unrestricted Common Shares on NASDAQ.

Restricted Shares.  Under U.S. securities laws at the time of our offering, restricted Common Shares could not be re-sold until they had been held for two years, unless registered with the SEC or unless an exemption from registration was available. The relevant U.S. securities laws have subsequently been revised to reduce the holding period to six months, effective February 15, 2008. As a result, restricted Common Shares may be sold by non-affiliates of the Company, either within or outside the U.S. without other restrictions imposed by U.S. securities laws, subject to satisfying Rule 144 requirements. Additionally, such holders may apply (without selling their restricted Common Shares) to have their restricted Common Shares exchanged for unrestricted Common Shares by requesting that the restrictive legend on their certificate(s) be removed (“Legend Removal”). To date, we have conducted Legend Removals on certificates representing approximately 59,241,487 restricted Common Shares, with only approximately 3,015,288 restricted Common Shares currently outstanding.

Trading on AIM Has Been Limited

Since our Common Shares were admitted to AIM, trading therein has been limited as compared to the NASDAQ trading volumes for our unrestricted Common Shares. We believe that the relatively thin trading of our Common Shares on AIM is another reason for the AIM Admission Cancellation.

Associated Costs

The annual cost of maintaining our listing on AIM is approximately $225,000. In addition, our auditors are required to review our financial statements from both an SEC perspective and AIM perspective, and we must make filings on both AIM and with the SEC on material matters, reserves, financial statements and other matters related to our business and operations. These duplicative efforts require additional costs and time of our management and employees.

Effective Date and Procedures

The effective date for the AIM Admission Cancellation will be on or before December 31, 2009, but in no case before the 20 business day notice period prescribed by AIM Rules has been satisfied. Thereafter, the Company’s Common Shares will continue to be tradable on NASDAQ. Current Common Share certificates will remain valid, although the Company will accept and destroy existing certificates to either keep accounts in book entry format or to issue new certificates from the U.S. registrar.

Vote Required for Approval and Recommendation

Rule 41 of the AIM Rules states that cancellation of admission of securities to AIM is conditioned upon the consent of not less than 75% of the votes cast by the Company’s shareholders given in a general meeting. Thus, cancellation of the admission of our Common Shares requires the approval of 75% of the votes cast at the Annual General Meeting by holders of Common Shares in their capacity as such (provided a quorum is present).

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AIM ADMISSION CANCELLATION OF THE ADMISSION OF OUR COMMON SHARES TO AIM ON OR BEFORE DECEMBER 31, 2009

PROPOSAL NO. 6:
APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM AND AUDITORS’ REMUNERATION

Our Audit Committee has selected UHY LLP as the independent registered public accounting firm of the Company to audit its consolidated financial statements for the year ending June 30, 2010, and our Board of Directors asks that the shareholders approve the appointment of UHY LLP as the independent registered public accounting firm for such year and authorize our Audit Committee to determine the auditors’ remuneration. If the shareholders do not ratify the appointment of UHY LLP, the adverse vote will be considered as a direction to the Audit Committee to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ended June 30, 2010 will be permitted to stand unless the Audit Committee finds other reasons for making a change. It is understood that even if the selection of UHY LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its shareholders.

All services to be rendered by our independent registered public accounting firm are subject to pre-approval and review by our Audit Committee.

UHY LLP has audited the Company’s financial statements since the inception of the Company on July 25, 2005.

While the Audit Committee is responsible for the appointment, remuneration, retention and oversight of the Company’s independent registered public accounting firm, our Audit Committee and our Board of Directors are requesting that the shareholders ratify and approve the appointment of UHY LLP as our independent registered public accounting firm and authorize our Audit Committee to determine the auditors’ remuneration for fiscal year ending June 30, 2010.

Vote Required for Approval

An affirmative vote of a majority of votes cast by the holders of our Common Shares is required for the ratification and approval of the appointment of UHY LLP as our independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration for the fiscal year ending June 30, 2010. Accordingly, abstentions and broker non-votes will not be counted and will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION
AND APPROVAL OF THE APPOINTMENT OF UHY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND TO AUTHORIZE THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS TO SET THE AUDITORS’ REMUNERATION FOR THE
FISCAL YEAR ENDING JUNE 30, 2010.

INFORMATION ABOUT DIRECTORS

The following table sets forth the names, ages and positions of our directors. The director’s respective backgrounds are described following the table:

Director	Age	Position(s) with the Company	Expiration of Term as Director
John D. Schiller, Jr.	50	Chairman and Chief Executive Officer	2011 Annual General Meeting
Steven A. Weyel	55	Director, President and Chief Operating Officer	2010 Annual General Meeting
David West Griffin	48	Director, Chief Financial Officer	2009 Annual General Meeting
William Colvin(1)	51	Director	2011 Annual General Meeting
Paul Davison(2)	56	Director	2009 Annual General Meeting
David M. Dunwoody(3)	59	Director	2010 Annual General Meeting
Hill A. Feinberg(4)	62	Director	2009 Annual General Meeting

(1)	Chairman of the Audit Committee, member of the Remuneration and Nomination Committees.
(2)	Member of the Audit, Remuneration and Nomination Committees.
(3)	Chairman of the Remuneration Committee, member of the Audit and Nomination Committees.
(4)	Chairman of the Nomination Committee, member of the Audit and Remuneration Committees.

Messrs. Schiller, Weyel and Griffin were the initial founders of the Company and were elected as directors in connection with the establishment of the Company. Messrs. Colvin and Dunwoody were elected non-executive directors shortly following the formation of the Company on July 25, 2005 in contemplation of the Company’s initial public offering on the Alternative Investment Market of the London Stock Exchange (“AIM”). Messrs. Davison and Feinberg were appointed to our Board of Directors by the other directors on May 7, 2007 as the Company contemplated its listing of its Common Shares on The NASDAQ® Capital Market following its registrations of such shares under both the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”).

John D. Schiller, Jr.  Mr. Schiller is our Chairman and Chief Executive Officer, and has been since our inception in 2005. Mr. Schiller’s career spans 28 years in the oil and gas industry. In addition to forming the Company, Mr. Schiller served as: interim chief executive officer of Particle Drilling, Inc. between December 2004 and November 2005; Vice President, Exploration and Development, for Devon Energy from April 2003 to December 2004 with responsibility for domestic and international activities; Executive Vice President, Exploration and Production, for Ocean Energy, Inc. from 1999 to April 2003, overseeing Ocean’s worldwide exploration, production and drilling activities; and Senior Vice President of Operations of Seagull Energy. Prior to serving in those offices, Mr. Schiller held various positions at Burlington Resources, including Engineering and Production Manager of the Gulf of Mexico Division and Corporate Acquisition Manager, and at Superior Oil where he began his career in 1981. Mr. Schiller currently serves on the Board of Directors of Escape Family Resource Center, a charitable organization. He is a registered professional engineer in the State of Texas and is a charter member and past Chairman of the Petroleum Engineering Industry Board and a member of the Look College of Engineering Advisory Council at Texas A&M University. Mr. Schiller graduated with honors from Texas A&M University with a Bachelor of Science in Petroleum Engineering in 1981, and was inducted into the Texas A&M University Harold Vance Department of Petroleum Engineering’s Academy of Distinguished Graduates in 2008.

Steven A. Weyel.  Mr. Weyel is our President and Chief Operating Officer and has been since our inception, bringing 33 years of industry experience. Mr. Weyel is co-founder and was most recently Principal and President/COO of EnerVen LLC, a company developing and supporting strategic ventures in the emerging energy industry, which company was formed in September 2002. In August 2005, Mr. Weyel sold his membership interests and resigned his positions in EnerVen LLC to devote full time and efforts to the Company. From 1999 to 2002, Mr. Weyel was President and COO of InterGen North America, a Shell-Bechtel joint venture in the merchant gas and power business. From 1994 to 1999, Mr. Weyel was with Dynegy Corporation, previously known as Natural Gas Clearinghouse and NGC Corporation, where he served in various executive leadership positions, including Executive Vice President — Integrated Energy and Senior Vice President — Power Development. Mr. Weyel has a broad range of experience in the international oil service sector, including ownership of his own firm, Resource Technology Corporation, from 1983 to 1994, where he identified a new market opportunity based on evolving technology, and created the global engineering leader in onsite energy commodity reserves evaluation. From 1976 to 1983, Mr. Weyel worked with Baker Eastern S.A. (Baker-Hughes), in numerous strategic growth roles including Managing Director for the Western Hemisphere. Mr. Weyel received his Masters in Business Administration from the University of Texas at Austin in 1989. Mr. Weyel graduated from Texas A&M University with a Bachelor of Science in Industrial Distribution in 1976.

David West Griffin.  Mr. Griffin is our Chief Financial Officer and has been since our inception, with 24 years of finance experience. During 2005 prior to our inception, Mr. Griffin spent his time focusing on the formation of the Company. From January 2004 to December 2004, Mr. Griffin was the Chief Financial Officer of Alon USA, a refining and marketing company. From April 2002 to January 2004, Mr. Griffin owned his own turn-around consulting business, Energy Asset Management. From 1996 to April 2002, Mr. Griffin served in various positions with InterGen, including as Chief Financial Officer for InterGen’s North American business and supervisor of financing of all of InterGen’s Latin American projects. From 1993 to 1996, Mr. Griffin worked in the Project Finance Advisory Group of UBS. From 1985 to 1993, Mr. Griffin served in various positions with Bankers Trust Company. Mr. Griffin graduated Magna Cum Laude from Dartmouth College in 1983 and received his Masters in Business Administration from Tuck Business School in 1985.

William Colvin.  Mr. Colvin is one of our independent non-executive directors. He chairs our Audit Committee and is a member of our Remuneration and Nomination Committees. During 2009 Mr. Colvin focused on personal interests following the end of his almost four year service with Southern Cross Healthcare PLC, a nursing home operator based in the UK, where most recently he served as Chief Executive during 2008. From March 2005 to January 2008, until his appointment as Chief Executive, Mr. Colvin served as Southern Cross Healthcare PLC’s chairman of the board, the role Mr. Colvin assumed following the acquisition of NHP Plc by funds controlled by The Blackstone Group. From January 2000 to February 2005 Mr. Colvin was a director of NHP Plc, a property investment group in the UK specializing in the ownership of freehold or long leasehold interests in modern purpose-built nursing homes. From November 2000 to February 2005, Mr. Colvin was also the Chief Executive of NHP Plc. He was Finance Director of British-Borneo Oil & Gas Plc from 1992 to 1999. From 1990 to 1992, Mr. Colvin was Finance Manager/Director at Oryx UK Energy. From 1989 to 1990, he was group financial controller at Thames Television Plc. From 1984 to 1989, he worked in a variety of financial roles for Atlantic Richfield (ARCO) Inc. From 1979 to 1984, Mr. Colvin worked in the audit department of Ernst & Young. He qualified as a Scottish Chartered Accountant in 1982 and holds a Bachelor of Commerce degree from the University of Edinburgh.

Paul Davison.  Mr. Davison is one of our independent non-executive directors. He became a director on May 7, 2007 and is a member of our Audit, Nomination and Remuneration Committees. Mr. Davison has over 30 years of experience in the oil and gas industry in petroleum engineering and general management positions with Shell and Clyde Petroleum plc and most recently serving as Technical and Operations Director of Paladin Resources plc from 1997 until its takeover in 2006. Since 2006 he has pursued personal interests. Mr. Davison graduated from Nottingham University in 1974 with a degree in Mining Engineering.

David M. Dunwoody.  Mr. Dunwoody is one of our independent non-executive directors. He chairs the Remuneration Committee and is a member of our Audit and Nomination Committees. Mr. Dunwoody is the President of Morris Pipeline Company, a natural gas gathering company operating in Texas and has served in that capacity since 1998. From 1982 to 1998, Mr. Dunwoody held various positions with TECO Pipeline Company, an intrastate pipeline company operating in Texas. Prior to being acquired by PG&E Corporation, TECO operated over 1,100 miles of gas gathering and transmission pipelines. Mr. Dunwoody graduated from the University of Texas at Austin in 1971, receiving a Bachelors of Business Administration degree.

Hill A. Feinberg.  Mr. Feinberg is one of our independent non-executive directors. He chairs the Nomination Committee and is a member of the Audit and Remuneration Committees. Mr. Feinberg is Chairman and Chief Executive Officer of First Southwest Company, a privately held, fully diversified investment banking firm founded in 1946. Before joining First Southwest Company in 1991, Mr. Feinberg was a Senior Managing Director at Bear Stearns & Co. and a former Vice President and Manager of Salomon Brothers in the Dallas office. Mr. Feinberg is a past Chairman of the Municipal Securities Rulemaking Board (MSRB), the self-regulatory organization charged with the responsibility of writing rules governing the municipal securities activities of registered brokers. Mr. Feinberg also formerly served as a member of the board for Compass Bancshares, Inc. and is currently a member of the Greater Dallas Chamber. His civic and charitable service includes chairing the board of directors of the Phoenix House Foundation, as well as serving as a board member of the Cardiopulmonary Research Science and Technology Institute, a member of the Executive Committee of St. Mark’s School of Texas and a board member of Visitors of UT Southwestern Health System. He is also the past Chairman of the Board of Directors of the MBM Foundation, which is the governing board of the partnership between Menninger Clinic and Baylor College of Medicine. Mr. Feinberg received his bachelor’s degree in finance from the University of Georgia in 1969, receiving the Distinguished Alumnus Award from the University of Georgia’s Terry College of Business in May 2008. After graduation, Mr. Feinberg joined the United States Army Corps of Engineers, serving as 1st Lieutenant in Vietnam from 1970 to 1971.

BOARD OF DIRECTORS AND GOVERNANCE

Role of the Board of Directors

Pursuant to our Bye-Laws, the number of directors is fixed and may be increased or decreased from time to time by resolution of our Board of Directors, provided that the number of directors must not be less than three (3). Currently, our Board of Directors has fixed the number of directors at seven (7) members, although our Board of Directors has determined that the number of directors will be six (6) members after the 2009 Annual General Meeting. Our Board of Directors is divided into three classes, Class I, Class II and Class III, with staggered terms of office ending in 2009, 2010 and 2011, respectively. The terms for each class expire on the date of the third annual general meeting following the most recent election of directors for such class. Each director holds office until the next annual general meeting for the election of directors of his class and until his successor has been duly elected and qualified or until his earlier removal or resignation.

Our Board of Directors meets regularly to review significant developments affecting the Company and to act on matters requiring Board of Directors approval. Our Board of Directors held five (5) formal board meetings as well as committee meetings described below, during the fiscal year ended June 30, 2009 and acted three (3) times by written consent. Each member of our Board of Directors attended all board and applicable committee meetings in the fiscal year ended June 30, 2009.

Corporate Governance

The Company maintains a corporate governance page on its website, which includes key information about its Code of Business Conduct and Ethics and charters for each of the committees of our Board of Directors, including the Audit Committee, the Remuneration Committee and the Nomination Committee. The corporate governance page can be found at www.energyxxi.com, by clicking on “Investor Relations” and then on “Corporate Governance.”

Independence

The Nomination Committee conducts a review at least annually of our corporate governance principles and periodically of our director qualification standards, and such reviews include consideration of the independence of the members of our Board of Directors and its committees. Four of our seven directors are non-employee directors (all except Messrs. Schiller, Weyel and Griffin). However, because Mr. Griffin has chosen not to stand for re-election, following the 2009 Annual General Meeting four of our six directors (67%) will be non-employee directors (all except Messrs. Schiller and Weyel). Although we did not become listed on the The NASDAQ® Capital Market until after the conclusion of our fiscal year ended June 30, 2007, we were proceeding with the application for such listing much sooner and, thus, our Board of Directors had previously adopted the NASDAQ standards for “independence” to assist in making determinations of director independence. For committee memberships, we have also generally adopted requirements that each member also be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and “outside directors” as defined by Section 162(m) of the United States Internal Revenue Code. Based upon such standards, the Nomination Committee has affirmatively determined that each of our non-employee directors, William Colvin, Paul Davison, David M. Dunwoody and Hill Feinberg, meets these standards and is independent for purposes of their respective service on our Board of Directors and on the respective committees of our Board of Directors on which such directors serve. Other than the employment relationships of Messrs. Schiller, Weyel and Griffin and the director compensation arrangements described in this Proxy Statement, the Nomination Committee was not aware of any other transactions, relationships or arrangements that would properly be subject to consideration in determining the independence of our directors.

Executive Sessions and Meetings of Independent Directors

Our Board of Directors holds executive sessions of the non-management directors following each regularly scheduled meeting of the Board of Directors. Executive sessions do not include any employee directors of the Company.

Board Attendance at Annual General Meetings

The Company encourages its directors to attend the Company’s annual general meetings but does not require them to do so. The Company reimburses the travel expenses of any director who travels to attend the annual general meetings. At the 2008 Annual General Meeting, all of our directors attended.

Communications with the Board of Directors

The Company’s non-management and independent directors have approved a process for shareholders to communicate with our directors. Pursuant to that process, shareholders, employees and others interested in communicating with our Board of Directors may communicate with our Board of Directors by writing to the following address:

Energy XXI (Bermuda) Limited
c/o Corporate Secretary
Canon’s Court, 22 Victoria
PO Box HM 1179
Hamilton HM EX, Bermuda

In any such communication, an interested person may also designate a particular director, or a committee of our Board of Directors, such as the Audit Committee. Our Corporate Secretary will forward all correspondence to our Board of Directors or the particularly designated audience, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material. Our Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics as its “code of ethics” as defined by regulations promulgated under the Securities Act and the Exchange Act, which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the “Investor Relations” and “Corporate Governance” section of the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance”. A copy of the Code of Business Conduct and Ethics may also be obtained free of charge from the Company upon a request directed to Energy XXI (Bermuda) Limited, Canon’s Court, 22 Victoria, PO Box HM 1179, Hamilton HM EX, Bermuda, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct and Ethics by posting such information on its website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Party Transactions

As part of the Code of Business Conduct and Ethics, the Company has adopted procedures related to the identification of conflicts of interest including related party transactions. Any potential conflicts of interest including related party transactions are to be brought to the attention of the appropriate personnel. Senior management evaluates instances of potential conflicts, including related party transactions and in cases where the matter is deemed significant, consults with the Board of Directors.

Committees of Our Board of Directors

Our Board of Directors currently has an Audit Committee, a Remuneration Committee and a Nomination Committee.

Audit Committee

Our Board of Directors has established an Audit Committee that convenes at least four times a year. The Audit Committee is currently comprised of Messrs. Colvin (who serves as its chair), Davison, Dunwoody and Feinberg, each of whom is an independent director of the Company under the applicable rules of NASDAQ and Rule 10A-3 under the Exchange Act.

Our Audit Committee held six (6) meetings during the fiscal year ended June 30, 2009.

The Board of Directors has determined that Mr. Colvin is a “financial expert” within the meaning stipulated by the SEC.

The Audit Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

The Audit Committee recommends the annual appointment of the Company’s independent registered public accounting firm with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, and reviews accounting principles we will use in financial reporting, internal auditing procedures and the adequacy of our internal control procedures. The Audit Committee’s report regarding the fiscal year ended June 30, 2009 begins on page 67.

Remuneration Committee

Our Board of Directors has established a Remuneration Committee comprised of Messrs. Dunwoody (who serves as its chair), Colvin, Davison and Feinberg, all of whom are independent under the applicable rules of NASDAQ.

Our Remuneration Committee held five (5) meetings during the fiscal year ended June 30, 2009.

The Remuneration Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

The Remuneration Committee evaluates the performance of the officers of the Company, reviews overall management compensation and benefits policies, and reviews and recommends employee benefits plans, options and/or restricted share grants and other incentive arrangements. The Remuneration Committee’s report begins on page 51.

Nomination Committee

Our Board of Directors has established a Nomination Committee comprised of Messrs. Feinberg (who serves as its chair), Colvin, Davison and Dunwoody, all of which are independent under the applicable rules of NASDAQ.

Our Nomination Committee held four (4) meetings during the fiscal year ended June 30, 2009.

The Nomination Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

The primary purposes of the Nomination Committee are to: (1) identify individuals qualified to become members of our Board of Directors and recommend such individuals to our Board of Directors for nomination for election to the Board of Directors, (2) make recommendations to our Board of Directors concerning committee appointments, and (3) provide oversight of the corporate governance affairs of the Board of Directors and the Company.

Our Nomination Committee has a policy of considering candidates for director of the Company, including those candidates recommended by our shareholders. The Nomination Committee reviews candidates based on general criteria it has established for membership on our Board of Directors, including, among other things, such candidates’ integrity, independence, diversity of experience, leadership, ability to exercise sound judgment, scientific expertise, prior government service and experience at policy-making levels involving issues affecting business, government, education, technology and other areas relevant to the Company’s global business. Our Nomination Committee uses the same processes in evaluating nominations for our Board, irrespective of whether the nomination is made by a shareholder or by a member of our Board of Directors. Although our Nomination Committee has not established any fixed qualifications for an acceptable nominee to our Board of Directors, our Nomination Committee believes our directors should possess the highest personal and professional ethics, integrity and values, be committed to representing the long-term interests of our shareholders and be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively. In addition, our directors should be committed to serve on our Board of Directors for an extended period of time and should not serve on the boards of business entities competitive with us, or on the board of directors of more than three public companies, unless doing so would not impair the director’s service on our

Board of Directors. Our Nomination Committee does not have a formal process for identifying and evaluating nominees for directors, but rather uses its network of contacts to identify and evaluate potential candidates.

Any shareholder desiring to nominate qualified candidates for election as a director to our Board of Directors must submit to our Corporate Secretary a notice, executed by such shareholder (not being the person proposed as a candidate) prior to a contemplated annual general meeting of the Company and received not less than 60 days nor more than 90 days before the date of the Company’s proxy statement released to the Company’s shareholders in connection with the prior year’s annual general meeting, of the intention to propose such candidate. The notice must set forth as to each person whom the shareholder proposes to nominate for director:

•	the name, age, business address and residence address of such person;
•	the principal occupation or employment of such person;
•	the class, series and number of shares of the Company which are beneficially owned by such person;
•	particulars which would, if such person were so appointed, be required to be included in the Company’s register of directors and officers maintained under Bermuda law;
•	a letter from such person indicating that he is willing to be considered for election as a director; and
•	all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) under Section 14 of the Exchange Act.

Remuneration Committee Interlocks and Insider Participation

None of the members of the Remuneration Committee is or has been an officer or employee of the Company. None of the Company’s executive officers currently serves on the Remuneration Committee or any similar committee of another public company.

Mr. Schiller, our Chairman of the Board and Chief Executive Officer, participated in deliberations concerning executive compensation, although he was not responsible for the deliberations or final determination of his compensation.

Director Compensation

We believe that it is important to attract and retain outstanding non-employee directors and one way that we believe we can achieve this goal is to offer compensation and incentives for such service. Directors who are not deemed “independent,” or who are employees of the Company or any of its subsidiaries, receive no additional compensation for their services as directors. A description of the compensation of Messrs. Schiller, Weyel and Griffin, each of whom is an employee director of the Company, is separately provided in this Proxy Statement under “Executive Compensation.”

The following table and narrative disclosure provide information on our compensation for non-employee directors for our fiscal year ended June 30, 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
William Colvin	$95,250	$24,750	$47,625	$174,675
Paul Davison	80,250	24,750	40,125	152,175
David M. Dunwoody	90,250	24,750	45,125	167,175
Hill A. Feinberg	90,250	24,750	45,125	167,175

(1)	The amounts shown reflect the fees earned by each non-executive director for attendance at meetings and for service as chairs of committees. However, each of the non-executive directors elected to forego all cash compensation earned during the fiscal year ended June 30, 2009 and receive Common Shares with a market value equal to 150% of such cash compensation in accordance with the Company’s director compensation plan, except that Mr. Colvin elected cash compensation for the 4th quarter of fiscal year

2009. The amount reflecting the 50% of market value in excess of the cash compensation earned is reflected in the “All Other Compensation” column of the table.
(2)	The amounts shown reflect the compensation cost related to restricted share awards of 15,000 Common Shares earned by each non-employee director during our fiscal year ended June 30, 2009. The grant date fair value of each of the awards, on a per share basis was $1.65, based on the November 11, 2008 date of grant. As of the end of the fiscal year ended June 30, 2009, the rights of each of the non-executive directors in the restricted share awards had not vested.
(3)	Amounts shown reflect the 50% of market value of Common Shares that each of the non-executive directors received by electing to forego their respective cash compensation earned during the fiscal year ended June 30, 2009 and to receive Common Shares with a market value equal to 150% of such cash compensation in lieu thereof. Mr. Colvin did not make such an election for the last quarter of fiscal year 2009. In respect of such election, during fiscal year 2009, the following shares were earned by Messrs. Colvin, Davison, Dunwoody and Feinberg: 27,108, 22,690, 25,635 and 25,635 Common Shares, respectively.

Effective July 2009, our Board of Directors unanimously amended its non-executive director remuneration plan for fiscal year 2010. Compensation of our non-executive directors for fiscal year 2010 is made in accordance with those amendments. The amendments to the non-executive director remuneration plan are:

•	an annual cash retainer of $55,000, payable quarterly, increased from $35,000, payable quarterly; and
•	an annual restricted share award of our Common Shares valued at $75,000, rather than an annual restricted share award of 15,000 Common Shares.

Effective September 1, 2008 the Board of Directors also adopted the Energy XXI Services, LLC Directors’ Deferred Compensation Plan (“Directors’ Deferred Plan”), which, together with the July 2009 amendments to our non-executive director remuneration plan, constitute our remuneration plans for our outside directors. The Directors’ Deferred Plan allows each director to receive Common Shares in lieu of any cash payment for Board or committee services. To the extent any director makes this election, the director is entitled to receive Common Shares with a market value equal to 150% of the equivalent cash compensation foregone. We also provide our directors liability insurance policies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October __, 2009 the number and percentage of our outstanding Common Shares that, according to the information available to us, were owned by (1) each of our directors and each person nominated to become one of our directors, (2) each of Messrs. Schiller, Weyel and Griffin and our other executive officers (including Ben Marchive, our Senior Vice President, Operations, and Todd Reid, our Senior Vice President, Marketing and Risk Management, who along with Messrs. Schiller, Weyel and Griffin are our “Named Executive Officers” for whom we provide compensation information in this Proxy Statement), (3) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Shares and (4) all of our directors and executive officers as a group.

For purposes of the table below, we deem Common Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of October __, 2009 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the Common Shares beneficially owned by them, subject to community property laws, where applicable. Except as expressly stated otherwise, the address for the beneficial owners listed below is: Energy XXI (Bermuda) Limited, Canon’s Court, 22 Victoria Street, PO BOX HM 1179, Hamilton HM EX, Bermuda.

Name and Address of Beneficial Owner	No. of Common Shares	Percent of Class
MSD Capital, L.P. 645 Fifth Avenue, 21st Floor, New York, NY 10022	9,390,423	5.9%
Seneca Capital Investments, LLC 590 Madison Avenue, 28th Floor, New York, NY 10022	7,590,600	5.2%
John D. Schiller, Jr.(1)(3)(4)	7,420,562	4.7%
Steven A. Weyel(3)(4)	2,384,841	1.5%
David West Griffin(3)(4)	1,020,272	*
William Colvin	244,424	*
Paul Davison	208,145	*
David M. Dunwoody	288,205	*
Hill A. Feinberg	484,524	*
Ben Marchive(2)(3)	873,609	*
Todd Reid(3)	114,700	*
Steve Nelson(2)	331,670	*
Hugh Menown	99,979	*
Stewart Lawrence	235,699	*
Rick Fox	41,801	*
All directors and officers as a group (13) persons as of October __, 2009	12,892,575	8.1%

*	Indicates less than 1%
(1)	Includes 150,000 shares Mr. Schiller has transferred to individual family members and 500,000 shares held in trust for the benefit of his family. Mr. Schiller maintains voting control of the shares so transferred, but otherwise disclaims beneficial ownership.
(2)	As part of commencing employment in April 2006, Mr. Marchive was granted a combination of restricted shares and restricted share units, which vest one-third each year beginning on April 10, 2007. These amounts include 62,500 of the restricted share portion of the grant for Mr. Marchive. The allocation of the total grant between restricted shares and restricted stock units was approved by our Board of Directors in October 2006.
(3)	Includes 60,000, 50,000, 32,500 and 50,000 of restricted shares for Messrs. Schiller, Weyel, Griffin and Marchive, respectively, which were granted effective June 30, 2007 by the Company. Includes 235,294,

144,117, 79,657, 56,250 and 50,000 of restricted shares for Messrs. Schiller, Weyel, Griffin, Marchive and Reid, respectively, which were granted effective July 23, 2008 by the Company.
(4)	Includes Common Shares underlying vested, but unexercised, stock options of 150,000, 100,000 and 50,000 for Messrs. Schiller, Weyel and Griffin, respectively, that vested on September 10, 2009. None of the vested stock option have been exercised. The options were granted under the 2006 Long-Term Incentive Plan, with each option being exercisable for one Common Share. Messrs. Schiller, Weyel and Griffin received grants of 750,000, 500,000 and 250,000 stock options, respectively, priced at $3.50, the closing price on September 10, 2008, vesting over a three-year period with 20% vesting on September 10, 2009, an additional 30% vesting on September 10, 2010 and the remaining 50% vesting on September 10, 2011.

INFORMATION ABOUT EXECUTIVE OFFICERS

In addition to Messrs. Schiller, Weyel and Griffin, whose respective biographical information is shown above under “Information About Directors” beginning on page 30, the following persons are our executive officers.

Name	Age	Position(s) with the Company
John D. Schiller, Jr.	50	Chief Executive Officer
Steven A. Weyel	55	President and Chief Operating Officer
David West Griffin	48	Chief Financial Officer
Ben Marchive	62	Senior Vice President, Operations
Todd Reid	46	Senior Vice President, Marketing & Risk Management
Rick Fox	56	Vice President, Controller
Stewart Lawrence	48	Vice President, Investor Relations and Communications
Hugh A. Menown	51	Vice President, Chief Accounting Officer and Chief Information Officer
Steve Nelson	49	Vice President, Drilling and Production

Ben Marchive.  Mr. Marchive is our Senior Vice President of Operations. Mr. Marchive joined the Company in April 2006, bringing 30 years of experience in the oil and gas industry. He began his career with Superior Oil Company and gained extensive knowledge of offshore drilling, completion and production operations. He has since held management positions with Great Southern Oil & Gas, Kerr-McGee Corporation and most recently Ocean Energy, Inc. During his fourteen year tenure at Kerr-McGee, Mr. Marchive managed all disciplines of engineering dealing with drilling, production operations, completions and reserve determination for the offshore division. In February 1999, Mr. Marchive joined Ocean Energy, Inc. where he served as Vice President, Production North America. In this capacity, he was responsible for all Production Operations for North America Land and Offshore until his retirement in July 2003. Mr. Marchive is a 1977 graduate of Louisiana State University with a Bachelor of Science degree in Petroleum Engineering.

Todd Reid.  Mr. Reid is our Senior Vice President of Marketing and Risk Management. He has 17 years of experience in the energy marketing and trading business. Most recently, Mr. Reid served as President of Houston Research & Trading Ltd. from 2003 until joining us in July 2006 in his current position. Prior to those offices, he has held senior management positions with Houston Research and Trading, Duke Energy Trading and Marketing, NP Energy, Louisville Gas and Electric and Dynegy. Before coming to the energy industry, Mr. Reid first learned the trading business as a market maker for six years on the floor of the Chicago Board Options Exchange and was a member of the Chicago Board of Trade. He graduated with honors from Illinois College with a Bachelor of Science in Physics and Math in 1984. Mr. Reid received his Masters in Business Administration from Washington University in St. Louis in 1986.

Rick Fox.  Mr. Fox is our Vice President, Controller. Prior to joining us in 2006, Mr. Fox most recently held the position of Director of Accounting and Control for Peoples Energy Production Company, a wholly owned subsidiary of Peoples Energy Corporation, where he served from 2001 to 2006. Mr. Fox has more than 30 years of experience in the oil and gas industry, including 16 years with Burlington Resources in various management positions. Mr. Fox began his career with Getty Oil after graduating from Baylor University in 1974 and is a Certified Public Accountant.

Stewart Lawrence.  Mr. Lawrence is our Vice President of Investor Relations and Communications, with 22 years of investor relations and communications experience. From September 2001 until he joined us in March 2007, he was Manager of Investor Relations for Anadarko Petroleum Corporation. From 1996 to 2001, Mr. Lawrence was responsible for investor relations and other communications functions at MCN Energy Group, a diversified energy company that was acquired in 2001 by DTE Energy Company. Mr. Lawrence graduated from the University of Houston with a BA in journalism in 1987 and a Masters in Business Administration in 1995.

Hugh A. Menown.  Mr. Menown is our Vice President, Chief Accounting Officer and Chief Information Officer. He has more than 29 years of experience in mergers and acquisitions, auditing and managerial finance. Mr. Menown has served with the Company since August 2006. For the first seven months of 2006,

Mr. Menown worked as an independent consultant in the energy industry. Prior to that time (March 2002 until December 2005) Mr. Menown was employed by Quanta Services, Inc., serving as Chief Financial Officer of two of its subsidiaries. From 1987 to 1999, Mr. Menown provided audit and related services for clients at PricewaterhouseCoopers, LLP in the Houston office, where for seven years he was the partner in charge of the transaction services practice providing due diligence, mergers and acquisition advisory and strategic consulting to numerous clients in various industries. He is a certified public accountant and a 1980 graduate of the University of Missouri-Columbia with a bachelor’s degree in business administration.

Steve Nelson.  Mr. Nelson is our Vice President of Drilling and Production. He has over 26 years of experience in the oil and gas business. He was hired from Devon Energy in April 2006 where he was the Manager of Drilling and Operations for Devon’s Western Division. From April 1999 until joining us in April 2006, Mr. Nelson was employed by Ocean Energy (which was acquired by Devon Energy in May 2003), serving as U.S. Onshore Well Work Superintendent from April 1999 until April 2000 and then as Production and Engineering Manager for U.S. Onshore for the remainder of his tenure there. Previous to that, Mr. Nelson spent 16 years with Kerr McGee’s Gulf of Mexico Division in various operations and supervisory jobs. He graduated with a BS in Petroleum Engineering from the University of Oklahoma in 1983.

All officers of the Company serve at the discretion of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions or business relationships between any director, executive officer, 5% holder or family member and us during the past fiscal year nor is there any indebtedness owed to us by any of these individuals.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We were originally formed and incorporated in July 2005 as an exempted company under the laws of Bermuda to serve as a vehicle for the acquisition of oil and gas reserves and related assets. In October 2005, we completed a $300 million initial public offering of common stock and warrants on AIM. Our formation and our initial activities, including our initial public offering on the AIM and our initial acquisition of Marlin Energy Offshore, LLC and its affiliates (“Marlin”) in April 2006, were a direct result of the efforts of Messrs. Schiller, Weyel and Griffin, who provided the Company’s original business plan and start-up capital through The Exploitation Company, LLP, a limited liability partnership created by Messrs. Schiller, Weyel and Griffin for such purpose. Our executive compensation programs and policies, particularly with regard to the compensation and equity ownership of Messrs. Schiller, Weyel and Griffin, are directly impacted by such history.

Compensation Program and Philosophy

The purpose of our compensation program is to attract and retain employees by providing a competitive compensation package through a combination of base salary, cash bonuses, equity incentives, profit sharing and other perquisites and benefits. Our executive officer compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities which reward the attainment of superior corporate and individual performance objectives. Our programs are designed to attract, retain, motivate and reward qualified executive officers to achieve performance goals aligned with our business objectives and the interests of our shareholders. The ultimate goal of our program is to increase shareholder value by providing executive officers with appropriate incentives to achieve our business objectives.

We generally target paying total direct compensation commensurate with that of approximately the 75th percentile of our peer group. We believe that this competitive position is needed in order for the Company to successfully compete for superior talent and to account for the fact that many of our competitors have a longer history in the marketplace.

To facilitate the formulation and monitoring of our compensation program, the Remuneration Committee of our Board of Directors has retained outside consultants, Cogent Compensation Partners (“Cogent”), to track the compensation of programs throughout the market, generally, and our peers, particularly, and to advise it on crafting a compensation program that is consistent with our objectives and market conditions. Cogent meets with our Remuneration Committee in an executive session at each regularly scheduled meeting at which Cogent is in attendance and advises the Remuneration Committee with respect to all aspects of our compensation, including at the executive level. The Remuneration Committee generally outlines the scope of services that it desires Cogent to provide for the Company, including reviewing and analyzing our data, our peer group composition and any relevant information and to report to the Remuneration Committee on all aspects of our compensation and make compensation recommendations. Cogent reports directly to the Remuneration Committee. However, the Remuneration Committee does not specifically direct Cogent on performing the scope of services it provides to the Company.

Our list of peer companies (“Peer Companies”), which list is periodically reviewed and updated by the Remuneration Committee, consists of other public oil and natural gas exploration and production companies against whom we compete for executive talent, including:

•	ATP Oil & Gas Corporation;
•	Cabot Oil & Gas Corporation;
•	Callon Petroleum Company;
•	Cimarex Petroleum Company;
•	Comstock Resources Inc.;
•	Goodrich Petroleum Corporation;
•	Mariner Energy, Inc.;

•	Newfield Exploration Company;
•	Petrohawk Energy Corporation;
•	Petroquest Energy Inc.;
•	Plains Exploration & Exploration Company;
•	Range Resources Corporation;
•	Rosetta Resources Inc.;
•	Stone Energy Corp.;
•	Swift Energy Company; and
•	W&T Offshore, Inc.

In addition to the Peer Company compensation information, Cogent also includes compensation survey information in their analysis of the broader compensation market. Those sources include Mercer Energy Compensation Survey and Mercer Executive Benchmark Survey.

While we do not think it is appropriate to establish compensation based solely on benchmarking compared to our Peer Companies, we believe that this practice is useful for two reasons. First, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our shareholders. Second, benchmarking allows us to assess the reasonableness of our compensation practices. This process allows us to achieve one of our primary objectives of maintaining competitive compensation to ensure retention when justified and rewarding the achievement of company objectives so as to align with shareholder interest.

Our history has previously affected the mix of incentives offered to our executive officers. Each of Messrs. Schiller, Weyel and Griffin possess substantial equity ownership in the Company due to their involvement in our initial establishment and initial activities. Thus, from inception through most of fiscal year 2007, our primary incentives for Messrs. Schiller, Weyel and Griffin were offered through our salary, cash bonus, profit sharing, perquisites and benefits programs. At the end of fiscal year 2007, however, to reward these individuals for achievement of corporate goals and to align their interests with our shareholders, we granted both restricted shares and restricted stock units to all three individuals. We also provided our other executive officers with equity ownership incentives as well as other compensation program items. Our equity incentives are currently provided under our existing Energy XXI Services, LLC 2006 Long-Term Incentive Plan (“2006 Long-Term Incentive Plan”) last approved by shareholders at our 2007 Annual General Meeting. Additionally, effective as of July 1, 2008, the Company adopted the Energy XXI Services, LLC 2008 Fair Market Value Stock Purchase Plan (“2008 Purchase Plan”), which allows eligible employees, directors, and other service providers of the Company and its subsidiaries to purchase Common Shares from the Company that have been purchased by the Company on the open market or that have been newly issued by the Company. In particular, individuals who have been granted restricted stock units pursuant to the 2006 Long-Term Incentive Plan that may be settled in cash may, at our sole option, use their cash settlement to purchase Common Shares.

In the future, we will base our compensation philosophy solely on a market-competitive allocation of incentive awards. That is, although our Named Executive Officers own significant equity through previous awards from the Company or through their own investments, we will not consider the value of those awards or holdings when determining future awards.

Oversight of the Compensation Program

The Remuneration Committee is responsible for overseeing all of our compensation programs. As part of that responsibility, the Remuneration Committee, with guidance from our third party compensation consultants, Cogent, reviews our compensation and benefits policies, evaluates the performance of our chief executive officer, approves the compensation levels for our executive officers, and reviews along with our Board of Directors with respect to our employee benefit plans, equity-based compensation plans and other compensation arrangements. Our current compensation program was established and implemented by the Remuneration Committee. It should be noted that Mr. Schiller, our chief executive officer, and Messrs. Weyel and Griffin were involved in the establishment and implementation of our compensation program as part of their substantial involvement in our initial start-up activities. Each of Messrs. Schiller, Weyel and Griffin were also involved in the negotiation and establishment of their own compensation arrangements as set forth in their respective initial employment agreements dated April 4, 2006 and their current employment agreements with the Company that became effective September 10, 2008, further described below. Each director that is a member of the Remuneration Committee qualifies as an “independent” director under NASDAQ rules and all independent members of the Board of Directors make up the entire Remuneration Committee at this time.

Role of Remuneration Committee and Executive Officers in Compensation Decisions

The Remuneration Committee makes compensation decisions after completing its annual review process for each executive officer. Recommendations with respect to merit increases in base salary, the amount of cash bonuses, and profit sharing awards and other compensation awards for executive officers are made by our chief executive officer based upon his rating of the performance of each other executive officer, by reference to market conditions and by reference to an agreed set of performance targets as set by the Remuneration Committee and presented to and reviewed by the Remuneration Committee. Recommendations with respect to equity incentive compensation are based upon advice from Cogent, which considers market conditions and compensation levels of our Peer Companies in providing its advice. The Remuneration Committee may exercise its discretion and modify any awards as recommended by the chief executive officer.

Recommendations from our chief executive officer to the Remuneration Committee for increases to total target compensation packages are based upon an annual review of each Named Executive Officer’s total target compensation relative to that of comparable officers in the Peer Companies with the goal of maintaining total target compensation in the 75th percentile. The first such review was performed after June 2007 with the assistance of Cogent. As a result of this review, in January 2008 the Remuneration Committee adjusted the target cash bonuses for Messrs. Schiller, Weyel and Griffin to 125%, 100%, and 85% of base compensation, respectively, while any potential cash bonuses were capped at a maximum of 250%, 200% and 175% of base salary, respectively. In addition, the target cash bonuses for Messrs. Marchive and Reid were increased to 75% of base compensation while maximum cash bonuses were capped at 150% of base salaries. The Remuneration Committee reviewed this approach in July 2009 and determined that no changes were necessary.

Recommendations to the Remuneration Committee related to cash bonus are also based on corporate performance targets which include, but are not limited to, a number of specific factors which are decided and established annually such as:

•	increasing crude oil and natural gas reserves, with an emphasis on increasing net present value of our reserves;
•	key financial measurements such as revenue growth, operating profit, net income, cash flow from operating activities and debt reduction;
•	strategic objectives such as consummating acquisitions and partnership opportunities and incorporating further assets into operations, including through drilling and establishing of further developed reserves;
•	improvement of operational efficiency and oil and gas recovery methods;
•	achieving specific operational goals, including improved productivity, simplification and risk management;
•	achieving excellence in organizational structure and among our employees;
•	supporting our values by promoting a culture of integrity through compliance with law and our ethics policies; and
•	promoting and maintaining superior operational safety guidelines and procedures throughout the organization.

Elements of Compensation

Our annual executive compensation program primarily consists of:

•	base salary;
•	cash bonus;
•	grants of equity incentive compensation;
•	perquisites and other benefits and compensation arrangements; and
•	profit sharing.

We do not set targets for the mix of compensation among the various elements when determining compensation awards. The mix of value attributable to each of the elements of compensation is generally driven by the Company’s desire to emphasize variable compensation, such as cash bonus and long-term incentives, over fixed compensation. We believe that this approach to compensation allocation supports our culture of entrepreneurial performance.

Other than for certain perquisites and benefits that are provided to all of our executive officers, individual performance has a significant impact on determining each compensation component. Each individual executive officer’s annual performance is measured based on a review of his contributions to our business results both for the year and the long-term impact of the individual’s behavior and decisions.

The Company originally entered into employment agreements with Messrs. Schiller, Weyel and Griffin on April 4, 2006 (“Prior Employment Agreements”). Effective September 10, 2008 the Company entered into new employment agreements (“Current Employment Agreements”) with each of Messrs. Schiller, Weyel and Griffin. These arrangements, as well as other key elements of and factors considered in determining the executive annual compensation program, are discussed below.

Base Salary

We provide Messrs. Schiller, Weyel, Griffin, Marchive and Reid (each a “Named Executive Officer” and together the “Named Executive Officers”) with an annual base salary to compensate them for services rendered during the year. Our goal is to set base salaries for our Named Executive Officers at levels that are competitive with Peer Companies for the skills, experience and requirements of similar positions in order to attract and retain top talent. We feel that this range supports competitive compensation and ensures retention. In order to ensure that each officer is appropriately compensated, the Remuneration Committee, when setting base salaries, considers individual performance, tenure and experience and our financial performance in addition to the compensation review of the Peer Companies. The individual base salary levels are generally reviewed each July and are adjusted as appropriate based on an analysis of current market salary levels at the Peer Companies, individual performance and experience and our financial performance.

For fiscal year 2009, the salaries of Messrs. Schiller, Weyel and Griffin were set in accordance with the Current Employment Agreements. In connection with the Remuneration Committee’s consideration of salaries for fiscal year 2009, and in line with our objective to provide competitive compensation subject to individual performance and experience, the annual salaries for Messrs. Schiller, Weyel and Griffin were increased, provided by the terms of the Current Employment Agreements, to $600,000, $490,000, and $325,000, respectively, with the foregoing amounts subject to annual review by the Remuneration Committee to ensure such amounts remain competitive relative to the Peer Companies. Following this annual review in July 2009, for fiscal year 2010 the annual salaries for Messrs. Marchive and Reid were increased to $258,000 from $255,000, but there were no increases in salaries for Messrs. Schiller, Weyel or Griffin. This review is performed as part of the annual establishment of bonus awards and establishments of targets for the forthcoming fiscal year. While the Company’s stated goal for competitiveness of salaries is approximately the 75th percentile of the market, the adjustments made to the salaries of our Named Executive Officers positions them just below the market median as determined by Cogent’s competitive analysis.

Each Named Executive Officer’s base salary for the fiscal year ended June 30, 2009 is reported in the Summary Compensation Table under the “Salary” column.

Cash Bonuses

Annual cash bonuses are a core component of our compensation program. The Remuneration Committee considers the cash bonuses to reward achievement of corporate objectives and to align the interests of our executive officers with our shareholders by placing a significant portion of their compensation at risk. Cash bonuses are calculated by first setting a target bonus percentage, which is expressed as a percentage of each Named Executive Officer’s base salary, and then multiplying the target bonus percentage by a performance multiplier, described below. It is then further modified for an assessment of individual performance. For fiscal year 2009, the Remuneration Committee established the following performance targets (the “2009 Performance Targets”) for determining the performance multiplier to be applied to individual cash bonus targets:

•	production volumes;
•	costs to add reserves;
•	costs to develop reserves;
•	proved reserves;
•	the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to interest expense;
•	the ratio of net debt to EBITDA;
•	the ratio of net debt to proved reserves;
•	direct lease operating expenses per barrel of oil equivalent (BOE); and
•	general and administrative expenses per BOE.

To determine the performance multiplier, each 2009 Performance Target is given a rating of one through five based upon whether the Company performed below (1 or 2), at (3) or above (4 or 5) the 2009 Performance Target, captured in a bonus plan “scorecard”. The Remuneration Committee uses the scorecard as a tool for assessing performance of the Company based on the 2009 Performance Targets. The 2009 Performance Targets are not given a specific weighting in determining the performance multiplier that is applied to individual targets for the cash bonus. Rather, each 2009 Performance Target is assessed individually given external market factors and internal strategic considerations. This final average of all the ratings is translated into the performance multiplier, with an average rating of 2.5 corresponding to a target payout, and an average of 5 equal to a maximum target payout.

Performance targets are typically set by the Board of Directors based upon annual operational and financial budgets prepared by management at the beginning of each fiscal year. Due to the adverse effects of hurricanes Gustav and Ike, management prepared and implemented revised budgets taking into account the effects of the hurricanes on performance measures such as production volumes, EBITDA, and expenses per BOE. The Remuneration Committee, as well as the entire Board of Directors, determined that the Company should base the 2009 Performance Targets on the revised budgets prepared by management in response to the hurricanes in order to better incentivize management by establishing meaningful and attainable performance targets. In July 2009, the Remuneration Committee evaluated actual performance during our 2009 fiscal year as compared to the 2009 Performance Targets and assigned a final average rating of 3.8, which was higher than the 3.5 rating achieved in 2008. However, although the average rating was higher in the 2009 fiscal year, due to the stock price performance, the Remuneration Committee reduced the fiscal 2009 payout as compared to fiscal 2008 and deferred a portion of the bonus as discussed below.

Although the performance of our stock price is not a metric used by the Remuneration Committee to determine annual bonuses, the Remuneration Committee felt the significant deterioration in our stock price during our last completed fiscal year was such that they could not justify paying the entire bonus at that time. Recognizing that the Company was working on a plan to reduce debt, the Committee approved the payment of 75% of the bonus immediately with the remaining 25% (the “Contingent Payment”) to be paid at the closing of the transaction.

The Contingent Payment would be earned in the future based upon the Company's completion of a transaction pursuant to which the Company would reduce the principal amount of outstanding 10% senior notes due 2013 issued by Energy XXI Gulf Coast, Inc. by more than $50 million (such completion date, the

“Contingent Payment Date”). For Messrs. Schiller, Weyel, Griffin, Marchive and Reid, the base amounts for determining the Contingent Payments are set at $281,250, $189,875, $99,938, $71,400 and $71,400, respectively. The base amount will be multiplied by the quotient of the closing price of the Company’s Common Shares on NASDAQ on the Contingent Payment Date divided by $0.53, the closing price on July 21, 2009, the date on which the Board of Directors authorized the Contingent Payment. Although the Contingent Payment may be earned in fiscal 2010, it is not expecetd to be considered in determining fiscal 2010 bonus awards. As of September 30, 2009, no Contingent Payments have been made.

As discussed above, for fiscal year 2009, the Remuneration Committee evaluated actual performance during our 2009 fiscal year and assigned a final average rating of 3.8 to the 2009 Performance Targets. Actual bonuses awarded ranged from 145 – 155% of target bonuses as shown in the following table:

Named Executive Officer	Base Salary	Target Bonus Percentage	Target Bonus	Performance Multiplier	Total Cash Bonus(1)
John D. Schiller, Jr.	$600,000	125%	$750,000	150%	$843,750
Steven A. Weyel	$490,000	100%	$490,000	155%	$569,625
David West Griffin	$325,000	85%	$276,250	145%	$299,813
Ben Marchive	$255,000	75%	$191,250	149%	$214,200
Todd Reid	$255,000	75%	$191,250	149%	$214,200

(1)	The Total Cash Bonus amount was determined by multiplying the Target Bonus by the Performance Multiplier, and then reducing the resulting amount by 25%.

Profit Sharing Arrangements

An additional component of our annual compensation program is our profit sharing program, which annually pays an amount equal to up to 10% of an applicable employee’s base salary and cash bonus to a personal retirement account (much like a traditional 401(k) plan), that is maintained for such employee. The Remuneration Committee has complete discretion, taking into account management’s recommendation and any other factors it may deem appropriate, to make the determination about the percentage of the respective Named Executive Officer’s compensation that will be paid by us in any annual period. Such contributions are, to the extent they exceed certain levels, made to an unqualified deferred compensation program. For fiscal year ended June 30, 2008, the Remuneration Committee determined that we should provide payments to respective retirement accounts of our employees, including the Named Executive Officers, in an amount equal to 10% of each individual’s base salary and cash bonus for such calendar year.

The profit sharing amounts paid to the Named Executive Officers are reported in the Summary Compensation Table under the “All Other Compensation” column and the specific amounts are specifically set forth in the footnote to such column.

Equity Incentives

In connection with the formation of the Company in July 2005, Messrs. Schiller, Weyel and Griffin purchased Common Shares of the Company. As part of the offering of our Common Shares on AIM in October 2005, each of Messrs. Schiller, Weyel and Griffin signed agreements restricting the sale of their shares as purchased in July 2005 until October 13, 2008 (“Lock-up Agreement”). In addition, as part of the offering of the Company’s Common Shares on AIM, each of Messrs. Schiller, Weyel and Griffin and partnerships controlled by these individuals purchased additional Common Shares as well as certain warrants purchased immediately after the listing on the open market. These partnerships have been liquidated as of June 30, 2008 and the securities have been distributed according to ownership in the partnership. On June 20, 2008 Messrs. Schiller, Weyel and Griffin each participated in the Company’s offer to exchange Common Shares for its outstanding warrants to purchase Common Shares (“Exchange Offer”), with Mr. Schiller tendering all of his 2,725,000 warrants for 1,041,067 Common Shares, Mr. Weyel tendering all of his 383,333 warrants for 255,556 Common Shares and Mr. Griffin tendering all of his 261,080 warrants for 150,951 Common Shares.

Therefore, following the Exchange Offer, Messrs. Schiller, Weyel and Griffin, and the partnerships controlled by them (which have been dissolved), held none of the Company’s warrants.

Prior to fiscal year 2007, the Remuneration Committee did not feel that additional equity incentives were necessary for Messrs. Schiller, Weyel and Griffin due to the initial founding equity interests in the Company owned by them. However, in order for these individuals to be rewarded for the achievement of corporate goals and objectives and to align their interests with our shareholders, on June 30, 2007, and again on July 23, 2008, the Remuneration Committee authorized the issuance of restricted shares and restricted stock units for Messrs. Schiller, Weyel and Griffin, as well as authorized similar grants for Mr. Marchive and Mr. Reid for performance in fiscal year 2007 and 2008. No such grants of restricted shares or restricted share units were made at the July 21, 2009 Remuneration Committee meeting for fiscal year 2009.

Although these equity grants are the first such grants for Messrs. Schiller, Weyel and Griffin, as part of the initial hiring of Mr. Marchive on April 10, 2006 and as part of the initial hiring of Mr. Reid on July 17, 2006, we agreed to provide Mr. Marchive with incentive compensation in the form of 62,500 restricted shares and 62,500 restricted stock units and Mr. Reid with incentive compensation in the form of 75,000 restricted stock units. We had determined the total amount of share awards (125,000 shares) for Mr. Marchive as of his hiring, but did not ultimately split such awards into restricted shares and restricted stock unit awards until October 2006. The compensation expense for such awards was recorded in our fiscal years ended June 30, 2009, 2008, 2007 and 2006.

Vesting of the restricted shares and the restricted stock units occurs equally on the first, second and third anniversaries of the award date. The primary difference between the restricted share and restricted stock unit awards is that we are entitled to settle our obligation under the restricted stock unit awards by the payment of either cash or the delivery of Common Shares, while the delivery obligation on the restricted shares is to deliver the respective Common Shares.

Additionally, as part of the consideration for entering into the Current Employment Agreements, effective September 10, 2008 the Company granted Messrs. Schiller, Weyel and Griffin options to purchase Common Shares (“options”) in the amounts of 750,000, 500,000 and 250,000, respectively, with each option exercisable into one Common Share. The options were granted under the 2006 Long-Term Incentive Plan, priced at $3.50, the closing price on September 10, 2008, vesting over a three-year period with 20% vesting on September 10, 2009, an additional 30% vesting on September 10, 2010 and the remaining 50% vesting on September 10, 2011. These grants of options were approved by the Remuneration Committee and the graduated vesting schedule constitutes incentive for Messrs. Schiller, Weyel and Griffin to remain with the Company.

For fiscal year 2009, the Remuneration Committee awarded performance units to the Company’s executive officers rather than restricted shares and restricted share units as it had in the past. The Remuneration Committee’s decision was based on a desire to link a substantial portion of the executive’s long-term incentive compensation with the total shareholder returns realized by the equity holders. The Remuneration Committee worked with its outside compensation consultants, Cogent Compensation Partners, Inc. (“Cogent”) to develop 2010 long-term incentive compensation awards to accomplish these objectives. The 2010 awards provide executive officers incentive compensation if the Company achieves pre-established targets discussed below, which are directly limited to the performance of the Company’s Common Shares and Total Shareholder Return (TSR).

The Remuneration Committee awarded two types of performance units for fiscal year 2010 long-term compensation, time-based and performance-based. Of the total performance units awarded, 25% are time-based performance units and 75% are performance-based performance units. Both of the time-based and performance-based units vest in equal annual installments on July 21, 2010, 2011 and 2012.

Time-Based Performance Units.  The amount due the employee at the vesting date is equal to the grant date unit value of $5.00 plus or minus the change in the stock price over the performance period, multiplied by the number of units that vest. The initial stock price used in determining the change in stock price is $1.48 per share.

Performance-Based Performance Units.  Performance-Based Performance Units vest at the end of each of three performance periods ending on July 21, 2010, 2011and 2012, respectively (each, a “Performance Period”). For each Performance-Based Performance Unit, the executive will receive a cash payment equal to the grant date unit value of $5.00 multiplied by (a) the cumulative percentage change in the price per share of the Company’s common stock from the date on which the Performance-Based Performance Units were granted (the “Total Shareholder Return”) and (b) the TSR Unit Number Modifier, as set forth below.

•	If Total Shareholder Return is less than 5%, then the TSR Unit Number Modifier is set at 0%.
•	If Total Shareholder Return is above 5% but less than 15%, then the TSR Unit Number Modifier is calculated by multiplying the TSR percentage by five and adding 25%.
•	If the Total Shareholder Return performance is above 15% but less than or equal to 30%, then the TSR Unit Number Modifier is calculated by multiplying the TSR as a percentage by six and two-thirds.
•	If the Total Shareholder Return is greater than or equal to 30%, then the TSR Unit Number Modifier is set at 200%.

The price per share of the Company’s common stock on the date the Performance-Based Performance Units were granted was $1.48.

In addition, the executives may have the opportunity to earn additional compensation based upon the Company’s Total Shareholder Return at the end of the third Performance Period. If upon the end of the third Performance Period, the Total Shareholder Return for the third Performance Period is greater than the Total Shareholder Return of either preceding Performance Period, then the executive will receive a cash payment equal to the difference between (a) what the executive would have received in the initial two Performance Periods had the Total Shareholder Return for each of those Performance Periods been equal to the Total Shareholder Return for the third Performance Period and (b) the aggregate amount that the executive received as payment for the Performance-Based Performance Units during the first two Performance Periods.

The table below shows the grants of equity incentives in the form of restricted shares, restricted stock units, options and performance units of each of Messrs. Schiller, Weyel, Griffin, Marchive and Reid as of the date of this Proxy Statement.

Name	Restricted Shares		Restricted Stock Units		Options		Performance Units
John D. Schiller, Jr.	235,294	(1)	235,294	(1)	750,000	(5)	480,000	(6)
	60,000	(2)	60,000	(2)
Steven A. Weyel	144,118	(1)	144,117	(1)	500,000	(5)	294,000	(6)
	50,000	(2)	50,000	(2)
West Griffin	79,657	(1)	79,657	(1)	250,000	(5)	162,500	(6)
	32,500	(2)	32,500	(2)
Ben Marchive	56,250	(1)	56,250	(1)	—		116,100	(6)
	50,000	(2)	50,000	(2)
	62,500	(3)	62,500	(3)
Todd Reid	50,000	(1)	50,000	(1)	—		116,100	(6)
			57,500	(2)	57,500	(2)
					75,000	(4)

(1)	Grant date of July 23, 2008. Award vests equally as to one-third on the first, second and third anniversaries of grant date.
(2)	Grant date of June 30, 2007. Award vests equally as to one-third on the first, second and third anniversaries of grant date.
(3)	Grant date of April 10, 2006. Award vests equally as to one-third on the first, second and third anniversaries of grant date.
(4)	Grant date of July 17, 2006. Award vests equally as to one-third on the first, second and third anniversaries of grant date.
(5)	Grant date of September 10, 2008. Options vest 20%, 30% and 50%, respectively, on the first three anniversaries of grant.
(6)	Grant date of July 21, 2009. Performance unit awards are 25% time-based and 75% performance-based and vest in equal annual installments on July 21, 2010, 2011 and 2012.

In addition to the foregoing noted grants under the 2006 Long-Term Incentive Plan, the Remuneration Committee provided restricted stock units to all of our other employees for fiscal years 2008 and 2009. Additionally, effective as of July 1, 2008, the Company established the 2008 Purchase Plan, which is available to all employees. Pursuant to the 2008 Purchase Plan, eligible employees, directors, and other service providers of the Company and its subsidiaries are allowed to purchase from the Company Common Shares that have been purchased by the Company on the open market or that have been newly issued by the Company. In particular, individuals who have been granted restricted stock units pursuant to the Company’s 2006 Long-Term Incentive Plan that may be settled in cash may use, at the Company’s discretion, their cash settlement to purchase Common Shares.

The 2006 Long-Term Incentive Plan provides the Company the authority to offer options, stock appreciation rights, restricted shares and other stock or performance-based awards. As of the end of the fiscal year ended June 30, 2009, the Remuneration Committee has offered restricted stock, restricted stock unit awards, performance units and options to our Named Executive Officers and employees under such plan. In the future, the Remuneration Committee may decide to offer incentive compensation in the other forms as permitted by the 2006 Long-Term Incentive Plan. In deciding to do so, as well as any further awards of restricted shares, restricted stock units, performance units or options, the Remuneration Committee seeks to link a substantial portion of the executive’s long-term incentive compensation with shareholder returns to our equity holders. The Remuneration Committee intends to continue work with Cogent to keep incentive compensation levels that are competitive with our Peer Companies for the skills, experience and requirements of similar positions in order to attract and retain top talent. The Remuneration Committee does not take into account the Company’s or the individual’s performance in granting equity incentive compensation.

Perquisites and Other Benefits

While not the primary focus of our compensation plans, the Remuneration Committee believes that the perquisites and other benefits that the Company provides its executive officers constitute a material element of our compensation plans. Many of our benefits plans, such as our program to match contributions to our 401(k) plan, are standard in the market place for qualified executive officers and, thus, the Remuneration Committee believes such offerings are necessary to hire and retain qualified personnel. Likewise, we believe that additional perquisites such as our profit sharing contributions, additional life insurance coverage and use of Company-leased automobiles are customary offerings for executive officers for organizations doing business in the oil and gas industry, and we offer these perquisites to remain competitive for qualified executive officer personnel, as well as certain other executives. Finally, Messrs. Schiller, Weyel and Griffin had specific rights under their respective Prior Employment Agreements, which rights were continued in their respective Current Employment Agreements, to have the Company pay for club membership fees and dues, and the Company has fulfilled these obligations.

Material Tax and Accounting Considerations

In designing our compensation programs, we take into consideration the tax and accounting effect that each element will or may have on us, the executive officers and other employees as a group. We aim to keep the expense related to our compensation programs as a whole within certain affordability levels. The number of Common Shares available under the 2006 Long-Term Incentive Plan and/or subject to equity awards may also be adjusted by the Remuneration Committee to prevent dilution or enlargement of rights in the event of various changes in our capitalization.

We account for employee share-based awards in accordance with the provisions of FAS 123R. All share-based payments to employees, including grants of restricted shares and options under the 2006 Long-Term Incentive Plan, are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over their requisite service periods.

Section 162(m) of the United States Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our chief executive officer and our four other most highly compensated executive officers. As a new public company, we were eligible for special transition relief during the June 30, 2008 fiscal year. However, the bonus payments to each of our executive officers did not comply with the rules of Section 162(m) through the fiscal year ended June 30, 2008. While we will continue to assess the impact of Section 162(m) on compensation arrangements during our 2009 fiscal year, we presently expect that the bonus payments and the restricted stock, restricted stock unit awards and certain performance units awards will not qualify for exclusion from the million dollar cap when paid. Maintaining tax deductibility will not be the sole consideration taken into account by the Remuneration Committee in determining what compensation arrangements are in our and our shareholders’ best interests.

Remuneration Committee Report

No portion of this report and the information contained in this report shall be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act through any general statement incorporating by reference the Proxy Statement or the Schedule 14A in which this report appears in its entirety, except to the extent that the Company specifically incorporates this report or a portion of this report by reference. Furthermore, this report and the information contained in this report shall not be deemed to be “soliciting material” or “filed” under such Acts.

The Remuneration Committee of Energy XXI (Bermuda) Limited (the “Company”) is responsible for

•	reviewing, evaluating and approving the agreements, plans, policies and programs of the Company to compensate its officers and directors,
•	reviewing and discussing with the Company’s management the “Compensation Discussion and Analysis” to be included in the Company’s proxy statement for its annual meeting of shareholders and to determine whether to recommend to our Board of Directors that the “Compensation Discussion and Analysis” be included in the proxy statement, in accordance with the applicable rules and regulations,
•	producing a report on executive compensation each year for publication in our proxy statement for our annual meeting of shareholders, in accordance with the applicable rules and regulations, and
•	otherwise discharge our Board of Directors responsibilities relating to compensation of our officers and directors.

Among other things, we review general compensation issues and determine the compensation of all of our senior executive officers and other key employees, and make recommendation regarding, and administer, all of the Company’s employee benefit plans that provide benefits to the Company’s senior executive officers. The Remuneration Committee has the authority described in the Remuneration Committee Charter, which has been approved by our Board of Directors. The Remuneration Committee Charter provides that the Remuneration Committee has all authority of our Board of Directors as required or advisable to fulfill the purposes of such committee, and permits such committee to form and delegate some or all of its authority to subcommittees when it deems appropriate. A copy of the Remuneration Committee Charter is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

The Remuneration Committee currently consists of Messrs. Dunwoody (who serves as its chair), Colvin, Davison and Feinberg. Each of such members of the Remuneration Committee meets the independence requirements established by our Board of Directors and as set forth in the applicable rules of NASDAQ.

We have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement for the 2009 Annual General Meeting, and we met and held discussions with the Company’s management with respect to that portion of this Proxy Statement. Based upon our review and discussions with management, we recommended to our Board of Directors that the Compensation Discussion and Analysis appearing in this Proxy Statement be included herein.

Respectfully submitted by the Remuneration Committee,
David M. Dunwoody, Chairperson
William Colvin
Paul Davison
Hill A. Feinberg

Summary Compensation Table

The following table presents compensation information for our fiscal years ended June 30, 2009, June 30, 2008 and June 30, 2007, as applicable, paid to or accrued for our chief executive officer, chief financial officer and each of our three other most highly compensated executive officers. We refer to these executive officers as our Named Executive Officers.

Name and Principal Position	Year(1)	Salary(2)	Bonus(6)	Stock Awards(3)(4)	Option Awards(5)	All Other Compensation(6)(7)	Total
John D. Schiller, Jr. Chairman of the Board and Chief Executive Officer	2009	$593,750	$843,750	$545,105	$660,052	$340,566	$2,983,223
	2008	525,000	1,128,750	270,576		581,419	2,634,169
	2007	475,000	950,000	—		274,236	1,699,236
Steven A. Weyel President, Chief Operating Officer and Director	2009	485,417	569,625	319,151	440,034	245,730	2,059,957
	2008	435,000	761,250	255,547		373,714	1,902,464
	2007	395,000	592,000	—		186,002	1,173,492
David West Griffin Chief Financial Officer and Director	2009	288,333	299,812	213,657	220,017	148,356	1,170,175
	2008	285,000	427,500	146,606		180,811	1,109,436
	2007	260,000	286,000	—		105,018	651,018
Ben Marchive Sr. Vice President, Operations	2009	248,125	214,200	274,462	-0-	104,431	841,218
	2008	247,500	309,375	413,333		136,891	1,026,266
	2007	225,000	275,000	205,414		87,392	802,306
Todd Reid Sr. Vice President, Marketing and Risk Management	2009	248,125	214,200	333,563	-0-	109,375	905,263
	2008	247,000	309,375	438,916		117,674	1,056,424

(1)	References to “2009” in this column are to our fiscal year ended June 30, 2009, references to “2008” in this column are to our fiscal year ended June 30, 2008 and references to “2007” in this column are to our fiscal year ended June 30, 2007.
(2)	In July 2008, the Remuneration Committee modified the fiscal year 2009 base salaries, effective August 1, 2008, to be $600,000, $490,000, $325,000, $255,000 and $255,000 for Mr. Schiller, Mr. Weyel, Mr. Griffin, Mr. Marchive and Mr. Reid, respectively. Base salaries for Messrs. Schiller, Weyel and Griffin were not increased for fiscal year 2010, but salaries for Messrs. Marchive and Reid were increased from $255,000 to $258,000 each.
(3)	No stock awards were granted to our Named Executive Officers in fiscal year 2008. However, awards granted in prior fiscal years were subject to partial vesting and were accrued for each individual. During fiscal year 2007 we granted one stock award on June 30, 2007, as follows: 60,000 restricted shares and 60,000 restricted stock units for Mr. Schiller, 50,000 restricted shares and 50,000 restricted stock units for Mr. Weyel, 32,500 restricted shares and 32,500 restricted stock units for Mr. Griffin, 50,000 restricted shares and 50,000 restricted stock units for Mr. Marchive and 57,500 restricted shares and 57,500 restricted stock units for Mr. Reid, with vesting to occur equally on the first, second and third anniversaries of the award date. Additionally, amounts reported for Messrs. Marchive and Reid represent partial vesting of their prior year grants of 62,500 restricted shares and 62,500 restricted stock units on April 10, 2006 to Mr. Marchive and 75,000 restricted stock units on July 17, 2006 to Mr. Reid. Does not include partial vesting accrued for each individual for stock awards granted during fiscal year 2009 on July 23, 2008 to our Named Executive Officers as follows: 235,294 restricted shares and 235,294 restricted stock units for Mr. Schiller, 144,118 restricted shares and 144,117 restricted stock units for Mr. Weyel, 79,657 restricted shares and 79,657 restricted stock units for Mr. Griffin, 56,250 restricted shares and 56,250 restricted stock units for Mr. Marchive and 50,000 restricted shares and 50,000 restricted stock units for Mr. Reid, with vesting to occur equally on the first, second and third anniversaries of the award date. These awards partially vested on July 23, 2009, which vesting is included in our fiscal year 2010, and, therefore, is not included in this table.

(4)	Effective July 21, 2009 we granted performance units to Messrs. Schiller, Weyel, Griffin, Marchive and Reid in the amounts of 480,000, 294,000, 162,500, 116,100 and 116,100, respectively. These awards will vest equally as to one-third on the first, second, and third anniversaries of the grant date. None of the performance units have vested.
(5)	The Company granted stock options of 750,000, 500,000 and 250,000 to Messrs. Schiller, Weyel and Griffin, respectively. The options were granted under the 2006 Long-Term Incentive Plan, priced at $3.50, the closing price on September 10, 2008, vesting over a three-year period with 20% vesting on September 10, 2009, an additional 30% vesting on September 10, 2010 and the remaining 50% vesting on September 10, 2011. The first 20% (150,000, 100,000 and 50,000) for each of Messrs. Schiller, Weyel and Griffin vested on September 10, 2009. None of the vested options have been exercised.
(6)	Incentive awards paid in cash are reported under the “Bonus” column above or, if they relate to payments under our profit sharing arrangements, are reported under the “All Other Compensation” column and noted in specific amounts below.
(7)	All Other Compensation amounts in the Summary Compensation Table consist of the following items:

Name	Year(a)	Insurance(b)	Automobile Leases(c)	Clubs(d)	Deferred Comp. Plan	Profit Sharing	401(k) Company Match	Total
John D. Schiller, Jr.	2009	$21,346	$21,432	$11,880	$102,708	$168,500	$14,700	$340,566
	2008	21,866	20,432	11,880	307,010	165,375	15,500	542,063
	2007	2,689	19,742	23,805	70,000	142,500	15,500	274,236
Steven A. Weyel	2009	18,169	19,905	2,182	68,113	121,917	15,450	245,736
	2008	14,419	19,905	2,182	187,435	119,625	20,500	364,066
	2007	4,998	20,962	2,078	38,750	98,750	20,500	186,002
David West Griffin	2009	12,236	15,000		29,830	71,917	18,373	148,356
	2008	10,108	15,000	—	53,479	71,250	15,500	165,377
	2007	2,927	14,731	—	17,260	54,600	15,500	105,018
Ben Marchive	2009		14,606		19,800	56,000	14,025	104,431
	2008	—	14,606	—	46,097	55,688	20,500	136,891
	2007	—	16,892	—	—	50,000	20,500	87,392
Todd Reid	2009		17,210		19,783	56,000	16,383	109,375
	2008	—	18,000	—	28,536	55,638	15,500	117,674

(a)	References to “2009” in this column are to our fiscal year ended June 30, 2009 and references to “2008” in this column are to our fiscal year ended June 30, 2008.
(b)	Represents values of life and medical insurance premiums paid.
(c)	Represents the amount paid for Company-leased automobiles provided for use by the respective Named Executive Officer.
(d)	Includes dues paid.

Narrative Disclosure to Accompany Summary Compensation Table

The compensation and awards disclosed in the foregoing Summary Compensation Table have been provided by us under the terms of our Current Employment Agreements with Messrs. Schiller, Weyel and Griffin, under our 2006 Long-Term Incentive Plan and other compensation programs.

We originally entered into the Prior Employment Agreements with each of Messrs. Schiller, Weyel and Griffin on April 4, 2006, which Prior Employment Agreements were replaced effective September 10, 2008 with the Current Employment Agreements. For the fiscal year 2008 and until September of fiscal year 2009 represented above, annual base salaries were set pursuant to the terms of the Prior Employment Agreements, while annual base salaries for the latter portion of fiscal year 2009 were set pursuant to the terms of the Current Employment Agreements. During the period of employment under both the Prior Employment Agreements and the Current Employment Agreements, each of Messrs. Schiller, Weyel and Griffin are also entitled to additional benefits, including reimbursement of business and entertainment expenses, paid vacation, company-provided use of a car (or a car allowance), life insurance, certain health and country club memberships, and participation in our other benefits, plans or programs that may be available to our other executive employees from time to time.

Each of the Current Employment Agreements has an initial term beginning on September 10, 2008 and ending on September 10, 2011, with the term of the Current Employment Agreements being automatically renewed each day so as to maintain a minimum three-year term unless either the applicable Named Executive Officer or we terminate the applicable Current Employment Agreement. At any time, either party may terminate the Named Executive Officer’s employment under the applicable Current Employment Agreement for any reason. Under the terms of the Current Employment Agreements, if the employment of any of Messrs. Schiller, Weyel or Griffin is terminated for any reason other than death, disability, resignation by the applicable executive officer without “good reason” (as described below) or for “cause” (as described below), such executive officer is entitled to the payments and compensation as described below under “Potential Payments and Benefits Upon Termination of Employment or Change in Control,” which is a minimum of three year’s base salary and target bonus amounts.

Our compensation of Messrs. Marchive and Reid is pursuant only to our general compensation policies and programs, including our 2006 Long-Term Incentive Plan, our 2008 Purchase Plan and our corporate perquisites and other benefit plans. However, effective February 2008 we adopted the Energy XXI Services, LLC Employee Severance Plan (“Severance Plan”), which governs compensation, if any, upon the termination of employment of Messrs. Marchive or Reid and all of our other employees.

Our 2006 Long-Term Incentive Plan enables our Remuneration Committee to grant awards of restricted shares, restricted share units, share appreciation rights, performance awards and options to any of our employees. We have reserved a total of 5,000,000 Common Shares for awards under the 2006 Long-Term Incentive Plan. However, included as a voting item for the 2009 shareholder meeting is an increase in the number of Common Shares available under the 2006 Long-Term Incentive Plan to 19,000,000.

In connection with Mr. Marchive’s and Mr. Reid’s hirings on April 10, 2006 and July 17, 2006, respectively, we awarded 62,500 restricted shares and 62,500 restricted stock unit awards to Mr. Marchive and 75,000 restricted stock unit awards to Mr. Reid on their respective dates of hire, with ratable vesting equally over a three-year period on the anniversaries of the hiring date. Additionally on June 30, 2007 the Remuneration Committee awarded 60,000 restricted shares and 60,000 restricted stock units to Mr. Schiller, 50,000 restricted shares and 50,000 restricted stock units to Mr. Weyel, 32,500 restricted shares and 32,500 restricted stock units to Mr. Griffin, 50,000 restricted shares and 50,000 restricted stock units to Mr. Marchive and 57,500 restricted shares and 57,500 restricted stock units to Mr. Reid, with vesting to occur equally on the first, second and third anniversaries of the award date. No equity awards were granted to our Named Executive Officers during fiscal year 2008. For fiscal year 2009 the Remuneration Committee authorized the issuance of 750,000 options, 235,294 restricted shares and 235,294 restricted stock units for Mr. Schiller, 500,000 options, 144,118 restricted shares and 144,117 restricted stock units for Mr. Weyel, 250,000 options, 79,657 restricted shares and 79,657 restricted stock units for Mr. Griffin, 56,250 restricted shares and 56,250 restricted stock units for Mr. Marchive and 50,000 restricted shares and 50,000 restricted stock units for Mr. Reid, with vesting to occur equally on the first, second and third anniversaries of the award date.

For fiscal year 2010, the Remuneration Committee awarded performance units rather than restricted stock or restricted stock units as it had in the past. Performance units were issued in the amounts of 480,000, 294,000, 162,500, 116,100 and 116,100 to Messrs. Schiller, Weyel, Griffin, Marchive and Reid, respectively. The Remuneration Committee awarded two types of performance units, time-based and performance-based, with 25% of the award being time-based performance units and 75% of the award being performance-based performance units. All performance units vest in three equal annual installments on July 21, 2010, 2011, and 2012.

Time-Based Performance Units.  The amount due the employee at the vesting date is equal to the grant date unit value of $5.00 plus or minus the change in stock price over the performance period, multiplied by the number of units that vest. The initial stock price used in determining the change in stock price is $1.48 per share.

Performance-Based Performance Units.  Performance-Based Performance Units vest at the end of each of three performance periods ending on July 21, 2010, 2011and 2012, respectively (each, a “Performance Period”). For each Performance-Based Performance Unit, the executive will receive a cash payment equal to the grant date unit value of $5.00 multiplied by (a) the cumulative percentage change in the price per share of the Company’s common stock from the date on which the Performance-Based Performance Units were granted (the “Total Shareholder Return”) and (b) the TSR Unit Number Modifier, as set forth below.

•	If Total Shareholder Return is less than 5%, then the TSR Unit Number Modifier is set at 0%.
•	If Total Shareholder Return is above 5% but less than 15%, then the TSR Unit Number Modifier is calculated by multiplying the TSR percentage by five and adding 25%.
•	If the Total Shareholder Return performance is above 15% but less than or equal to 30%, then the TSR Unit Number Modifier is calculated by multiplying the TSR as a percentage by six and two-thirds.
•	If the Total Shareholder Return is greater than or equal to 30%, then the TSR Unit Number Modifier is set at 200%.

The price per share of the Company’s common stock on the date the Performance-Based Performance Units were granted was $1.48.

In addition, the executives may have the opportunity to earn additional compensation based upon the Company’s Total Shareholder Return at the end of the third Performance Period. If upon the end of the third Performance Period, the Total Shareholder Return for the third Performance Period is greater than the Total Shareholder Return of either preceding Performance Period, then the executive will receive a cash payment equal to the difference between (a) what the executive would have received in the initial two Performance Periods had the Total Shareholder Return for each of those Performance Periods been equal to the Total Shareholder Return for the third Performance Period and (b) the aggregate amount that the executive received as payment for the Performance-Based Performance Units during the first two Performance Periods.

Pursuant to the terms of the Current Employment Agreements, the options, restricted shares, restricted stock unit awards and performance unit awards cease to vest upon termination of employment, unless such termination is related to such executive’s death or “disability,” upon a “change in control,” upon termination by executive upon “good reason,” upon termination by Company without “cause” or, in the case of Mr. Weyel, upon a “material change in management” (each term as described below). Pursuant to the terms of the Energy XXI Services, LLC 2006 Long-Term Incentive Plan, restricted stock unit awards of Messrs. Marchive and Reid cease to vest upon termination of employment, unless such termination is related to such person’s death or “disability” or upon a “change in control,” each term as described below.

All of the remaining compensation for the Named Executive Officers is pursuant to perquisites and benefits plans maintained by us. For the fiscal year ended June 30, 2008, the Remuneration Committee determined that we should provide payments to the respective retirement accounts for the Named Executive Officers in an amount equal to 10% of their respective amount of base salary and cash bonus for such year.

Grants of Plan-Based Awards in Fiscal Year 2009

The following table sets forth information concerning annual incentive awards, stock options, restricted stock units and performance units granted during fiscal year 2009 to each of the named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John D. Schiller, Jr.		0	281,250	(1)	—	—	—	—	—	—	—
	7/23/2008	—	—	—	—	—	—	235,294	—	—	1,164,705
	9/10/2008	—	—	—	—	—	—	—	750,000	3.50	1,552,806
Steven A. Weyel		0	189,875	(1)	—	—	—	—	—	—	—
	7/23/2008	—	—	—	—	—	—	144,117	—	—	713,379
	9/10/2008	—	—	—	—	—	—	—	500,000	3.50	1,035,204
David West Griffin		0	99,938	(1)	—	—	—	—	—	—	—
	7/23/2008	—	—	—	—	—	—	79,657	—	—	394,302
	9/10/2008	—	—	—	—	—	—	—	250,000	3.50	517,602
Ben Marchive		0	71,400	(1)	—	—	—	—	—	—	—
	7/23/2008	—	—	—	—	—	—	56,250	—	—	278,438
Todd Reid		0	71,400	(1)	—	—	—	—	—	—	—
	7/23/2008	—	—	—	—	—	—	50,000	—	—	247,500

(1)	Reflects estimated future cash payouts of a contingent cash payment to each named executive officer that is contingent upon the Company’s completion of a transaction pursuant to which the Company would reduce the principal amount of outstanding 10% senior notes due 2013 issued by Energy XXI Gulf Coast, Inc. by more than $50 million (such completion date the “Contingent Payment Date”).

To determine a maximum, the target amount will be adjusted by the quotient of the closing price of the Company’s common shares on NASDAQ on the Contingent Payment Date divided by $0.53, the closing price on July 21, 2009, the date on which the Remuneration Committee and the Board of Directors authorized the Contingent Payment.

(2)	Reflects the number of restricted stock units awarded in fiscal year 2009. For accounting purposes, the 2009 annual restricted stock unit awards have a grant date of July 23, 2008. This date is based on the date the Remuneration Committee approved the award. The awards vest equally over three years, beginning with the first anniversary of the grant date.
(3)	Reflects the number of stock options awarded in fiscal year 2009. Stock options vest as to 20% on September 10, 2009, 30% on September 10, 2010 and 50% on September 10, 2011.
(4)	The amounts included in the Grant Date Fair Value of Stock and Option Awards column represent the grant date fair value of the awards made to named executive officers in fiscal year 2009 in accordance with SFAS No. 123(R). The value ultimately realized by the executive upon the actual vesting of the award(s) or the exercise of the stock options may or may not be equal to the SFAS No. 123(R) determined value.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning the portions of restricted shares and restricted stock unit awards that have not vested for each of the Named Executive Officers, outstanding as of June 30, 2009. As described in greater detail under “Executive Compensation — Compensation Discussion and Analysis —  Elements of Compensation — Equity Incentives,” Messrs. Schiller, Weyel and Griffin and partnerships controlled by them possessed Common Shares and warrants to purchase our Common Shares, but these securities were purchased by each of Messrs. Schiller, Weyel and Griffin and such partnerships in the market at the time of and in connection with our initial public offering of our Common Shares on AIM on October 20, 2005. The amounts reflected as Market Value are based on the closing price of our Common Shares of $0.52 on June 30, 2009.

Name	# of Common Shares Underlying Unexercised Options(1)	Exercise Price	Expiration Date
John D. Schiller, Jr.	750,000 unvested -0- vested	$3.50	9/10/18
Steven A. Weyel	500,000 unvested -0- vested	$3.50	9/10/18
West Griffin	250,000 unvested -0- vested	$3.50	9/10/18

(1)	The Company granted stock options of 750,000, 500,000 and 250,000 to Messrs. Schiller, Weyel and Griffin, respectively. The options were granted under the 2006 Long-Term Incentive Plan, priced at $3.50, the closing price on September 10, 2008, vesting over a three-year period with 20% vesting on September 10, 2009, an additional 30% vesting on September 10, 2010 and the remaining 50% vesting on September 10, 2011. The first 20% (150,000, 100,000 and 50,000) for each of Messrs. Schiller, Weyel and Griffin vested on September 10, 2009. However, this vesting occurred after the end of our fiscal year 2009, and, therefore, is not included in the table above. None of the vested options have been exercised.

Name	Grant Date	Restricted Shares/RSUs Originally Granted	Equity Incentive Plan Awards Restricted Shares/RSUs That Have Not Vested(1)		Market or Payout Value of Shares or Units of Stock That Have Not Vested
John D. Schiller, Jr.	6/30/07	60,000 RS	20,000 RS		$10,400
	6/30/07	60,000 RSU	20,000 RSU		10,400
	7/24/08	235,294 RS	235,294 RS	(2)	122,353
	7/24/08	235,294 RSU	235,294 RSU	(2)	122,353
Steven A. Weyel	6/30/07	50,000 RS	16,666 RS		8,666
	6/30/07	50,000 RSU	16,666 RSU		8,666
	7/24/08	144,118 RS	144,118 RS	(2)	74,941
	7/24/08	144,117 RSU	144,117 RSU	(2)	74,941
West Griffin	6/30/07	32,500 RS	10,834 RS		5,633
	6/30/07	32,500 RSU	10,834 RSU		5,633
	7/24/08	79,657 RS	79,657 RS	(2)	41,422
	7/24/08	79,657 RSU	79,657 RSU	(2)	41,422
Ben Marchive	4/10/06	62,500 RS	-0- RS		-0-
	4/10/06	62,500 RSU	-0- RSU		-0-
	6/30/07	50,000 RS	16,666 RS		8,666
	6/30/07	50,000 RSU	16,666 RSU		8,666
	7/24/08	56,250 RS	56,250 RS	(2)	29,950
	7/24/08	56,250 RSU	56,250 RSU	(2)	29,950
Todd Reid	7/17/06	75,000 RSU	25,000 RSU		13,000
	6/30/07	57,500 RS	19,166 RS		9,966
	6/30/07	57,500 RUS	19,166 RSU		9,966
	7/24/08	50,000 RS	50,000 RS	(2)	26,000
	7/24/08	50,000 RSU	50,000 RSU	(2)	26,000

(1)	We have awarded equity awards since the end of fiscal 2009, which do not appear on the table above. All of the 2010 fiscal year such awards are currently unvested. Performance units were granted effective July 21, 2009 to Messrs. Schiller, Weyel, Griffin, Marchive and Reid in the following amounts, respectively: 480,000, 294,000, 162,500, 116,100 and 116,100. Such awards were made after the end of fiscal 2009 and therefore, are not included in this table.
(2)	For our equity awards made on 7/24/08, the first one-third vested on 7/24/09, as follows: 78,431 restricted shares and 78,431 restricted stock units for Mr. Schiller, 48,039 restricted shares and 48,039 restricted stock units for Mr. Weyel, 26,552 restricted shares and 26,552 restricted stock units for Mr. Griffin, 18,750 restricted shares and 18,750 restricted stock units for Mr. Marchive and 16,667 restricted shares and 16,667 restricted stock units for Mr. Reid. However, this vesting occurred after the end of our fiscal year 2009 and, therefore, the table above reflects no vesting for any of the 7/24/08 grants.

Option Exercises and Stock Vested in Fiscal Year 2009

The following table shows for each Named Executive Officer the vesting of restricted share awards during our fiscal year ended June 30, 2009, as well as total amounts vested for each such award as of the end of the 2009 fiscal year. The amounts reflected as Value Realized on Vesting are based on the closing price of our Common Shares of $0.52 on April 13, 2009, the vesting dates for Mr. Marchive’s April 10, 2006 grants, $0.53 on July 17, 2009, the vesting date for Mr. Reid’s July 17, 2006 grant, and $0.52 on June 30, 2009, the vesting dates of the June 30, 2007 grants of Messrs. Schiller, Weyel, Griffin, Marchive and Reid.

Name	Grant Date	Restricted Shares/RSUs/Options Originally Granted	Shares/Options Acquired on Vesting During Fiscal Year 2009(1)	Value Realized on Vesting During Fiscal Year 2009
John D. Schiller, Jr.	6/30/07	60,000 RS	20,000 RS (40,000 total have vested as of 6/30/09)	$10,400
	6/30/07	60,000 RSU	20,000 RSU (40,000 total have vested as of 6/30/09)	10,400
	7/24/08	235,294 RS	-0- RS (1)	-0-
	7/24/08	235,294 RSU	-0- RSU (1)	-0-
Steven A. Weyel	6/30/07	50,000 RS	16,667 RS (33,334 total have vested as of 6/30/09)	8,667
	6/30/07	50,000 RSU	16,667 RSU (33,334 total have vested as of 6/30/09)	8,667
	7/24/08	144,118 RS	-0- RS (1)	-0-
	7/24/08	144,117 RSU	-0- RSU (1)	-0-
West Griffin	6/30/07	32,500 RS	10,833 RS (21,666 total have vested as of 6/30/09)	5,633
	6/30/07	32,500 RSU	10,833RSU (21,666 total have vested as of 6/30/09)	5,633
	7/24/08	79,657 RS	-0- RS (1)	-0-
	7/24/08	79,657 RSU	-0- RSU (1)	-0-
Ben Marchive	4/10/06	62,500 RS	20,834 RS (62,500 total have vested as of 6/30/09)	10,834
	4/10/06	62,500 RSU	20,834 RSU (62,500 total have vested as of 6/30/09)	10,834
	6/30/07	50,000 RS	16,667 RS (33,333 total have vested as of 6/30/09)	8,667
	6/30/07	50,000 RSU	16,667 (33,333 total have vested as of 6/30/09)	8,667
	7/24/08	56,250 RS	-0- RS (1)	-0-
	7/24/08	56,250 RSU	-0- RSU (1)	-0-
Todd Reid	7/17/06	75,000 RSU	25,000 RSU (50,000 total have vested as of 6/30/09)	13,250
	6/30/07	57,500 RS	19,167 RS	9,967
	6/30/07	57,500 RUS	19,167 RSU (38,334 total have vested as of 6/30/09)	9,967
	7/24/08	50,000 RS	-0- RS (1)	-0-
	7/24/08	50,000 RSU	-0- RSU (1)	-0-

(1)	For our equity awards made on 7/24/08, the first one-third vested on 7/24/09, as follows: 78,431 restricted shares and 78,431 restricted stock units for Mr. Schiller, 48,039 restricted shares and 48,039 restricted stock units for Mr. Weyel, 26,552 restricted shares and 26,552 restricted stock units for

Mr. Griffin, 18,750 restricted shares and 18,750 restricted stock units for Mr. Marchive and 16,667 restricted shares and 16,667 restricted stock units for Mr. Reid. However, this vesting occurred after the end of our fiscal year 2009 and, therefore, the table above reflects no vesting for any of the 7/24/08 grants.

Equity Compensation Plan Information

The table below sets forth the following information about our Common Shares that may be issued under our existing equity compensation plan as of June 30, 2009. Our existing equity compensation plan, the 2006 Long-Term Incentive Plan, was approved by our shareholders at our 2007 Annual General Meeting. However, included as a voting item for the 2009 shareholder meeting is an increase in the number of Common Shares available under the 2006 Long-Term Incentive Plan to 19,000,000.

	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
Equity compensation plans approved by shareholders(1)	1,500,000	$3.50	1,386,147	(2)
Equity compensation plans not approved by shareholders(3)	—	N/A	—
Total	1,500,000	$5,250,000	1,386,147	(2)

(1)	Consists of the 2006 Long-Term Incentive Plan.
(2)	Assumes that no restricted stock units will be settled in Common Shares.
(3)	Consists of our 2008 Purchase Plan adopted by our Board of Directors effective July 1, 2008.

Potential Payments and Benefits Upon a Termination of Employment or a Change-In-Control

Company Obligations Upon Termination by Executive for Good Reason, by Company without Cause and Following a Change in Control

Effective September 10, 2008 the Company entered into the Current Employment Agreements with each of Messrs. Schiller, Weyel and Griffin. Additionally, we maintain the Energy XXI Services, LLC Employee Severance Plan, which governs the termination of employment of Messrs. Marchive and Reid, as well as other of our employees. The following table reflects potential payments and benefits to the Named Executive Officers under their Current Employment Agreements or the Severance Plan, as applicable, regarding a termination of such Named Executive Officer’s employment including, in the case of Messrs. Schiller, Weyel and Griffin, termination by executive for “good reason” (as described in the text below) and, in the case of all Named Executive Officers, termination by Company without “cause” or following a “change in control.” The following table does not reflect potential payments, if any, to the Named Executive Officers in the event an executive officer voluntarily resigns his employment without “good reason” or in the event such employment is terminated by us for “cause” (as described in the text below) or in connection with the death or “disability” (as described in the text below) of the Named Executive Officer.

The Current Employment Agreements with Messrs. Schiller, Weyel and Griffin were effective September 10, 2008. Therefore, the amounts shown in the table below for those individuals assume that the applicable termination was pursuant to the Current Employment Agreements. We have not included amounts payable in respect of accrued but unpaid salary under our ordinary payroll nor do we include amounts available under benefits practices and programs that do not discriminate in scope, terms or operation in favor of our executive officers and that are generally available to our salaried employees.

Company Obligations Upon Termination by Executive for Good Reason, by Company without Cause and Following a Change in Control

Name	Severance(1)(4)	Equity Awards(2)	Non-Equity Awards(2)	Continued Benefits(3)	Tax Gross-Up	Total
John D. Schiller, Jr.	$4,050,000	$2,323,213	$—	$71,179	$—	$6,444,392
Steven A. Weyel	2,940,000	1,502,995	—	61,648	—	4,504,643
David West Griffin	1,803,750	810,984	—	43,849	590,484	3,249,067
Ben Marchive	1,110,975	427,188	—	8,232	—	1,546,395
Todd Reid	1,110,975	423,925	—	12,293	—	1,547,193

(1)	“Severance” amount under the Current Employment Agreements reflects payment of an amount equal to the sum of (i) three times such Named Executive Officer’s base salary at the annual rate in effect at the time of termination and (ii) three times such Named Executive Officer’s target bonus calculated for Mr. Schiller as 125% base salary then in effect, for Mr. Weyel as 100% base salary then in effect and for Mr. Griffin as 85% base salary then in effect. “Severance” amount under the Severance Plan applicable to Messrs. Marchive and Reid reflects payment of an amount equal to the sum of: (i) two times the then current base salary and (ii) the average of the bonuses, if any, earned with respect to the two most recent fiscal years ending on or before the date of the termination. As explained further below, the payments of the respective amounts of “Severance” under the Current Employment Agreement or the Severance Plan are payable as a lump sum amount. Current base salaries are $600,000, $490,000, $325,000, $258,000 and $258,000 for Messrs. Schiller, Weyel, Griffin, Marchive and Reid, respectively.
(2)	Under the Current Employment Agreements with Messrs. Schiller, Weyel and Griffin and the Severance Plan covering Mr. Marchive and Mr. Reid, all options, restricted shares, restricted share units and performance units vest and become non forfeitable in the event of a “change in control.” On June 30, 2007 and July 23, 2008, the Remuneration Committee authorized the issuances of 60,000 and 235,294 restricted shares and 60,000 and 235,294 restricted stock units for Mr. Schiller, 50,000 and 144,118 restricted shares and 50,000 and 144,117 restricted stock units for Mr. Weyel, 32,500 and 79,657 restricted shares and 32,500 and 79,657 restricted stock units for Mr. Griffin, 50,000 and 56,250 restricted shares and 50,000 and 56,250 restricted stock units for Mr. Marchive and 57,500 and 50,000 restricted shares and 57,500 and 50,000 restricted stock units for Mr. Reid, with vesting to occur equally on the first, second and third anniversaries of the award date. Additionally, Mr. Marchive received a grant of 62,500 restricted shares and 62,500 restricted stock units on his hiring date of April 10, 2006, and Mr. Reid received a grant of 75,000 restricted stock units on his hiring date of July 17, 2006.

On September 10, 2008 the Company granted Messrs. Schiller, Weyel and Griffin options to purchase Common Shares in the amounts of 750,000, 500,000 and 250,000, respectively, with each option exercisable into one Common Share, priced at $3.50, the closing price on September 10, 2008, and vesting over a three-year period with 20% vesting on September 10, 2009, an additional 30% vesting on September 10, 2010 and the remaining 50% vesting on September 10, 2011.

Effective July 21, 2009 we granted performance units to Messrs. Schiller, Weyel, Griffin, Marchive and Reid in the amounts of 480,000, 294,000, 162,500, 116,100 and 116,100, respectively, with vesting to occur equally on the first, second and third anniversaries of the service date.

(3)	The amounts shown reflect the present value calculation of our obligations to continue to provide the applicable Named Executive Officer and his spouse and dependents with continued coverage, or equivalent benefits, under our medical, dental and life insurance benefit plans on the same basis (and no greater cost to the applicable Named Executive Officer) as provided at the time immediately prior to the applicable termination. Under the Current Employment Agreements with each of Messrs. Schiller, Weyel and Griffin, our obligation to provide such benefits is for a three-year period beginning on the date of the applicable termination, and for a one-year period for Messrs. Marchive and Reid under the Severance Plan.
(4)	In the event of a “material change in management” as described in the text below, Severance amount for Mr. Weyel reflects payment of an amount equal to the sum of (i) two times his base salary at the annual rate in effect at the time of termination and (ii) two times his target bonus calculated as 100% base salary then in effect.

If a Named Executive Officer’s employment was terminated as of June 30, 2009 as a result of his death or “disability” (as described in the text below), then such Named Executive Officer (or his estate) would have been entitled to all accrued benefits, if any, as of that date.

Our obligations generally arise due to the applicable agreements and arrangements with the Named Executive Officers providing that all outstanding equity awards and, in respect of Messrs. Schiller, Weyel and Griffin, accrued benefits under any and all nonqualified deferred compensation plans vest and become exercisable and non forfeitable, as applicable, upon the corresponding death or “disability” of the respective Named Executive Officer.

Company Obligations Upon Termination for Death or Disability, Termination by Executive without Good Reason or by Company for Cause

Outstanding restricted stock unit and performance unit awards of all Named Executive Officers immediately vest upon their death or “disability” as shown in the table above. No further obligations are paid upon termination of a Named Executive Officer for “cause” or upon termination of employment by a Named Executive Officer without “good reason” (as each term is described below).

Narrative Discussion to Accompany Potential Payments and Benefits upon Termination of Employment or a Change of Control

The basis for the information provided in this section arises from obligations under our Current Employment Agreements with each of Messrs. Schiller, Weyel and Griffin, under our Severance Plan that covers Messrs. Marchive and Reid and under the terms of restricted stock unit and performance unit awards agreements with each of our Named Executive Officers under the 2006 Long-Term Incentive Plan. The following text describes certain relevant information in regards to such obligations.

The Current Employment Agreements

The payments and amounts shown in the “Company Obligations Upon Termination by Executive for Good Reason, by Company without Cause and Following a Change in Control” table with respect to Messrs. Schiller, Weyel and Griffin (for the purposes of the Current Employment Agreements, each an “Executive”) reflect our obligations under our respective Current Employment Agreements with such individuals. Our “Severance” obligations are to make a lump sum payment on the date of termination. Our obligations under the other columns in the table are generally to be paid (if any payment obligation exists) as they become due for the applicable executive officer. To the extent we fail to make such payments when due to the applicable executive officer, we are further obligated to pay accrued interest on such late payments at the prime or base rate of interest offered by JPMorgan Chase Bank at its offices in New York.

The provisions of the Current Employment Agreements with Messrs. Schiller, Weyel and Griffin are essentially the same with respect to the right to receive payments and benefits, except that Mr. Weyel’s employment agreement provides for a separate “Severance” obligation in the event of a “material change in management” (as described below). Each Current Employment Agreement generally provides that the types of payments and benefits shown in the “Company Obligations Upon Termination by Executive for Good Reason, by Company without Cause and Following a Change in Control” table above for the applicable executive officers become payable or owing in respect of any such termination of such applicable officer’s employment with us. Our obligations to each of Messrs. Schiller, Weyel and Griffin as described in the “Company Obligations Upon Termination for Death or Disability, Termination by Executive without Good Reason or by Company for Cause” section also arise under the Current Employment Agreements. The following definitions are applicable to the Current Employment Agreements:

“Cause” has the general meaning of the applicable executive officer’s malfeasance toward us, but specifically refers in respect of such executive officers to any of the following: (A) Executive’s gross negligence, gross neglect or willful misconduct in the performance of the duties required, (B) Executive’s commission of a felony that results in a material adverse effect on the Company, or (C) Executive’s material breach of any material provision of the employment agreement.

“Change in Control” is defined to generally mean the occurrence of any one of the following: (1) acquisition by a person or entity of beneficial ownership of fifty percent (50%) or more of the combined voting power of Company’s then outstanding voting securities or having the ability to elect fifty percent (50%) or more of Company’s directors; or (2) the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by Company’s shareholders was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; or (3) the consummation of a merger, consolidation or reorganization involving Company (a “Business Combination”), unless (1) the shareholders of Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and (3) no Person (other than (x) Company or any Controlled Entity, (y) a trustee or other fiduciary holding securities under one or more Executive benefit plans or arrangements (or any trust forming a part thereof) maintained by Company, the Surviving Corporation or any Controlled Entity, or (z) any Person who, immediately prior to the Business Combination, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a Business Combination described in clauses (1), (2) and (3) of this paragraph shall be referred to as a “Non-Control Transaction”); (4) a complete liquidation or dissolution of Company; or (5) the sale or other disposition of all or substantially all of the assets of Company to any Person (other than a transfer to a Controlled Entity).

However, any event that would otherwise constitute a Change in Control shall not be deemed to be a Change in Control if (i) the Incumbent Board continues to constitute a majority of the Board of the Company (or of the Surviving Corporation (if not the Company) and of any and all resulting parent entity(ies) in a Business Combination), (ii) (in the case of Mr. Weyel) John D. Schiller, Jr. continues to serve as Chairman of the Board and/or Chief Executive Officer of the Company (or of the Surviving Corporation (if not the Company) and of any and all resulting parent entity(ies) in a Business Combination), (iii) any successor entity of the Company, if any, agrees in writing to expressly assume and agree to perform the employment agreement, and (iv) Executive maintains his same position of employment and reporting relationship with the Company (or of the Surviving Corporation (if not the Company) and of any and all resulting parent entity(ies) in a Business Combination) after such event for a period of at least three (3) years.

“Disability” means when Executive shall have been absent from the full-time performance of Executive’s duties with Company for 180 business days during any twelve-month period as a result of Executive’s incapacity due to accident, physical or mental illness, or other circumstance which renders him mentally or physically incapable of performing the duties and services required of him hereunder on a full-time basis as determined by Executive’s physician.

“Good Reason” means (1) the material breach of any of the Company’s obligations under this employment agreement without executive officer’s written consent or (2) the occurrence of any of the following circumstances, without executive officer’s written consent: (i) the change of executive officer’s title or the assignment of any duties that materially adversely alter the nature or status of his office, title, responsibilities, including reporting responsibilities, or action by the Company that results in the material diminution of his position, duties or authorities, from those in effect immediately prior to such change in title, assignment or action; (ii) the failure by Company to continue in effect any compensation plan in which executive officer participates that is material to his total compensation unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by Company to continue his participation therein (or in such substitute or alternative plan) on a basis not materially less favorable to him, unless any such failure to continue in effect any compensation plan or participation relates to a discontinuance of such plans or participation on a management-wide or Company-wide basis; (iii) the taking of any action by Company which would directly or indirectly materially reduce or deprive executive of any material pension, welfare or fringe benefit then enjoyed by him, unless such action relates to a discontinuance of benefits on a management-wide or Company-wide basis; (iv) the relocation of Company’s principal executive offices, or the Company’s requiring executive officer to relocate, anywhere outside the greater Houston, Texas metropolitan area, except for required travel on the Company’s business to an extent substantially consistent with his obligations under this Agreement; or (v) the Company’s material breach of any material provision of the employment agreement, following opportunity to cure.

“Material Change in Management” shall occur if John D. Schiller, Jr. ceases to be the Company’s Chief Executive Officer and Mr. Weyel is not offered the position of Chief Executive Officer, with his compensation being commensurate with the compensation for the position of Chief Executive Officer.

The Severance Plans

The payments and amounts shown in the “Company Obligations Upon Termination by Executive for Good Reason, by Company without Cause and Following a Change in Control” table with respect to Messrs. Marchive and Reid reflect our obligations under our Severance Plan with such individuals, as well as with our other employees. Our “Severance” obligations are to make a lump sum payment on the date of termination. Our obligations under the other columns in the table are generally to be paid (if any payment obligation exists) as they become due for the applicable executive officer.

The Severance Plan generally provides that the types of payments and benefits shown in the “Company Obligations Upon Termination by Executive for Good Reason, by Company without Cause and Following a Change in Control” table above for the applicable executive officers become payable or owing in respect of any such termination of such applicable officer’s employment with us. Our obligations to each of Messrs. Marchive and Reid as described in the “Company Obligations Upon Termination for Death or Disability, Termination by Executive without Good Reason or by Company for Cause” section also arise under the Severance Plan. The following definitions are applicable to the Severance Plan:

“Change of Control” shall be deemed to have occurred upon any of the following events: (1) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of Company to another entity if, in any such case, (i) holders of equity securities of Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be case in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of Company immediately prior to such transaction or event or (ii) the persons who were members of the Company’s Board of Directors immediately prior to such transaction or event shall not constitute at least a majority of the Board of Directors of the resulting entity immediately after such transaction or event; (2) the dissolution or liquidation of the Company; (3) when any persons or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of the Company; or (4) as a result of or in connection with a contested election of directors, the persons who were members of the Company’s Board of Directors immediately before such election shall cease to constitute a majority of the Board of Directors.

“Disability” shall mean either (1) an inability of the employee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (2) the receipt of income replacements by the employee, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than three months under the Company’s accident and health plan.

“Good Reason” means the occurrence after a Change of Control of any of the following events or conditions: (1) a reduction in the employee’s combined base salary and bonus opportunity of more than 10%; (2) a significant change in the employee’s duties and/or responsibilities resulting in a change of status, title and/or level of position within the organization; (3) material reduction in benefits without substitution of benefits that are substantially comparable in the aggregate; or (4) the permanent relocation of employee’s principle place of employment with the Company to a location that is more than 40 miles from such employee’s prior principle place of employment.

“Termination for Cause” shall mean any termination of employment with the Company by reason of employee’s (1) conviction of any felony or of a misdemeanor involving moral turpitude, (2) material failure to perform his duties or responsibilities in a manner satisfactory to the Company, (3) engagement in conduct which is injurious (monetarily or otherwise) to the Company or any of its affiliates, (4) engagement in business activities which are in conflict with the business interests of the Company, (5) insubordination, (6) engagement in conduct which is in violation of the Company’s safety rules or standards or which otherwise causes injury to another employee or any other person, (7) conduct which is in violation of any policy or work rule of the Company or (8) engagement in conduct which is in violation of the Company’s guidelines for appropriate employee conduct or which is otherwise inappropriate in the office or work environment; in each foregoing case to be determined in the sole discretion of the Remuneration Committee.

Options Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Unit Awards

The payments and amounts shown in the table above with respect to our Named Executive Officers reflect our obligations under the respective option awards, restricted share awards, restricted stock unit awards and performance unit awards granted to such individuals under the 2006 Long-Term Incentive Plan. The provisions of those awards are the same with respect to the right to receive payments and benefits. Each award provides that all unvested options, restricted shares, restricted stock units and performance unit awards become vested and non forfeitable immediately upon the respective executive officer’s death or “disability” or upon a “change of control” of us. Under those awards, upon vesting we are obligated to either deliver to the applicable executive officer the number of Common Shares underlying the award or make a cash payment of the corresponding value of such Common Shares, in each case within two and one-half months following the date of such vesting.

Under the 2006 Long-Term Incentive Plan, a “change of control” is deemed to have occurred upon any of the following events:

•	any person or entity (including any group of persons or entities acting in concert) becomes the beneficial owner of our securities representing 50% or more of our voting stock then outstanding, except for person(s) or entity(ies) that are (i) us or any of our subsidiaries, (ii) any of our or our subsidiaries’ employee benefit plans, (iii) an affiliate of us, (iv) a company owned, directly or indirectly, by our shareholders in substantially the same proportion as their ownership of us, or (v) an underwriter temporarily holding securities for an offering of securities;
•	the consummation of any merger, reorganization, business combination or consolidation of the company or one of our subsidiaries with or into any other company, other than any of such transactions in which the holders of our voting securities outstanding immediately prior to such transaction represent immediately after such transaction more than 50% of the combined voting power of our voting securities or the surviving company or the parent of such surviving company;
•	the consummation of a sale or disposition of Energy XXI Services, LLC, the subsidiary through which we generally employ our employees, or of all or substantially all of our assets, other than a sale or disposition where the holders of our voting securities outstanding immediately prior to such transaction hold securities immediately after such transaction representing more than 50% of the combined voting power of the voting securities of the acquirer, or parent of the acquirer; or

•	individuals who constituted our Board of Directors as of October 6, 2006 cease to constitute at least a majority of our Board of Directors, except that any individual who becomes a director subsequent to such date whose election to the Board of Directors was approved by a vote of at least a majority of our directors (including those that comprised such initial board and those that are subsequently elected per such exception, but excluding any individual who initially joins our Board of Directors as a result of a contest for the election or removal of any of our directors or otherwise as a result of other solicitation of proxies or consents by or on behalf of a person other than our Board of Directors) shall be considered as if such person(s) were initially members of our Board of Directors as of such October 6, 2006 date.

Notwithstanding the foregoing, the definition of “change of control” under the 2006 Long-Term Incentive Plan is expressly intended to comply with the requirements of Section 409A of the United States Internal Revenue Code and such plan contemplates that the definition will be modified to the extent necessary to ensure compliance with such requirements.

Other Benefits

Each of the Named Executive Officers would also be eligible for other benefits and compensation accrued through the date of their respective termination on the same basis as generally available to the other employees of the Company, including the fact that they would be fully vested in any profit sharing or other nonqualified deferred compensation that would have previously been paid by us. Nevertheless, the occurrence of such Named Executive Officer’s termination or a change of control would not create any additional rights in these respects.

AUDIT COMMITTEE REPORT

No portion of this report and the information contained in this report shall be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act through any general statement incorporating by reference the Proxy Statement or the Schedule 14A in which this report appears in its entirety, except to the extent that the Company specifically incorporates this report or a portion of this report by reference. Furthermore, this report and the information contained in this report shall not be deemed to be “soliciting material” or “filed” under such Acts.

The Audit Committee currently consists of Messrs. Colvin (who serves as its chair), Davison, Dunwoody and Feinberg. Our Nomination Committee has determined that each of the members of the Audit Committee meet the independence requirements established by the Board of Directors and as set forth in Rule 10A-3(b)(1) under the Exchange Act and the applicable rules of NASDAQ. The Board of Directors has also determined that Mr. Colvin qualifies as a “financial expert” under the rules of the SEC.

Role in Financial Reporting

The management of the Company is responsible for the Company’s internal controls and the financial reporting process. The independent auditor hired by the Company is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors and oversees these processes and reports to our Board of Directors with respect to its findings. The responsibility and authority of the Audit Committee is more specifically described in the Audit Committee Charter, which has been approved by the Company’s Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

Fiscal 2009 Financial Statements

In order to fulfill our monitoring and oversight duties, we reviewed the audited consolidated financial statements for the year ended June 30, 2009, and we met and held discussions with the Company’s management and UHY LLP, the Company’s independent registered public accounting firm, with respect to those financial statements. Management represented to us that these financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. In addition, we have discussed with UHY LLP the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the Company’s internal controls they considered necessary to support their opinion on the financial statements for the year 2009, and various factors affecting the overall quality of accounting principles applied in the Company’s financial reporting. UHY LLP also met with us without management being present to discuss these matters. We also discussed with UHY LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended. Finally, we received and have reviewed the written disclosures about independence included in the letter provided to us by UHY LLP, as required by PCAOB rule 3526, and we discussed such independence matters with UHY LLP.

During fiscal 2009, management assessed the effectiveness of the Company’s system of internal control over financial reporting in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviewed and discussed with management and UHY LLP management’s report on internal control over financial reporting and UHY LLP’s report on their audit of the Company’s internal control over financial reporting as of June 30, 2009.

Based on our review and our discussions with management and UHY LLP, and our review of UHY LLP’s report and the representations of management, we recommended to our Board of Directors that the audited consolidated financial statements for the year ended June 30, 2009 be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009 for filing with the SEC and the Board of Directors approved such inclusion.

Auditor Independence

The Audit Committee considered whether the provision of non-audit services by UHY LLP was compatible with maintaining such firm’s independence. After reviewing the services provided by UHY LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the selection, subject to shareholder ratification and approval, of UHY LLP as the independent registered public accounting firm of the Company.

Respectfully submitted by the Audit Committee, William Colvin, Chairperson Paul Davison David M. Dunwoody Hill A. Feinberg

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of UHY LLP to serve as our independent registered public accounting firm for the year ending June 30, 2010. UHY LLP has audited the Company’s financial statements since its inception (July 25, 2005).

The Audit Committee selected UHY LLP to act as our independent registered public accounting firm because the Audit Committee believes UHY LLP has significant resources and expertise in the oil and gas industry. UHY LLP has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the SEC.

UHY LLP personnel work under the direct control of UHY LLP partners and are leased from wholly-owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure.

A representative from UHY LLP will be present at the 2009 Annual General Meeting, will have an opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

Fees Paid to UHY LLP

The following table sets forth the aggregate fees for professional services rendered by UHY LLP for the years ended June 30, 2009 and June 30, 2008 on behalf of the Company and its subsidiaries:

	Year Ended June 30, 2009	Year Ended June 30, 2008
Audit Fees(1)	$559,000	$690,000
Audit Related Fees(2)	—	—
Tax Fees(3)	17,500	—
All Other Fees(4)	—	—
Total Fees	$576,500	$690,000

(1)	Consists of fees for the audit of our annual financial statements and internal control over financial reporting review of our quarterly financial statements, and fees for the review and issuance of consents related to our registration statements and other SEC filings.
(2)	Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include, but are not limited to, special audits of acquired properties.
(3)	Consists of fees for various tax consulting matters.
(4)	No other fees were paid to UHY LLP.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by UHY LLP. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate pre-approval authority to one or more Audit Committee members. If so delegated, the Audit Committee member must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained.

The Company became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on December 29, 2006, which is the date our registration statement on Form 10 became effective. Our indirect, wholly-owned subsidiary, Energy XXI Gulf Coast, Inc., became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions on September 10, 2007, the date that its registration statements relating to the exchange offer to exchange outstanding unregistered notes for freely tradable exchange notes registered under the Securities Act became effective. Subsequent to Energy XXI Gulf Coast, Inc. becoming subject to the pre-approval provisions, all of the fees paid in the fiscal years ended June 30, 2009 and June 30, 2008 in the above table were approved by the Audit Committee in conformity with the pre-approval process or pursuant to the SEC’s waiver of pre-approval provisions.

Other

In connection with the audit for the year ended June 30, 2009, there were no disagreements with UHY LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of UHY LLP, would have caused them to refer to such disagreement in connection with their report.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and anyone who beneficially owns more than 10% of our Common Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and to furnish copies of such reports to the Company. Based solely on our review of the copies of these reports furnished to us and representations from our officers and directors, we believe that none of our officers, directors or 10% shareholders failed to file any reports under Section 16(a) on a timely basis during our fiscal year ended June 30, 2009.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL GENERAL MEETING

The Company’s Bye-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement or shareholder recommendations for nominees, to be brought before an annual general meeting of shareholders. In accordance with our Bye-Laws in order to be properly brought before the 2010 Annual General Meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to Energy XXI (Bermuda) Limited, Canon’s Court, 22 Victoria Street, PO Box HM 1179, Hamilton HM EX, Bermuda, Attention: Corporate Secretary, not less than 60 days nor more than 90 days prior to the anniversary date of the 2009 Annual General Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters.

The Company’s Bye-Laws require that shareholder recommendations for nominees for director to serve on our Board of Directors must include the name of the nominee or nominees, a statement of the qualifications of the nominee and a consent signed by the nominee evidencing the willingness to serve as a director, if elected. Any such proposal or nomination must also meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal or nomination to be eligible for inclusion in our 2010 Annual General Meeting proxy statement.

Therefore, to be presented at the Company’s 2010 Annual General Meeting, such a proposal or nomination must be received by the Company on or after August 12, 2010 but no later than September 11, 2010.

HOUSEHOLDING OF ANNUAL GENERAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering a single annual report and proxy statement addressed to those security holders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for security holders and cost savings for companies and such intermediaries. Our Annual Report, including our audited financial statements for the year ended June 30, 2009, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any shareholder who sends a written request to Energy XXI (Bermuda) Limited, Canon’s Court, 22 Victoria Street, PO Box HM 1179, Hamilton HM EX, Bermuda, Attention: Corporate Secretary. You may also provide notice or make a request to such address or such telephone number if you wish to receive separate annual reports and proxy statements from the Company in the future. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Energy XXI (Bermuda) Limited, Canon’s Court, 22 Victoria Street, PO Box HM 1179, Hamilton HM EX, Bermuda, Attention: Corporate Secretary.

Furthermore, you may find copies of our Annual Report and this Proxy Statement on the Internet at www.energyxxi.com, by clicking “Investor Relations”, “Filings” and “SEC Filings”.

SELECTED FINANCIAL DATA

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference the following sections of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which we filed with the SEC on September 4, 2009 (the Form 10-K), which includes the information required by Item 13(a) of Schedule 14A: “Management’s Discussion and Analysis,” “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” “Quantitative and Qualitative Disclosures About Market Risk,” “Consolidated Financial Statements” and “Notes to Consolidated Financial Statements” of the Form 10-K and we incorporate by reference information required by Item 13(a) of Schedule 14A in documents subsequently filed (but not documents that are furnished, unless expressly incorporated by reference in such furnished document) by the Company with the SEC on or after the date of this document and before the Proxy deadline.

The Company’s 2009 Annual Report, including the Form 10-K (with exhibits), is being provided to shareholders with this Notice of 2009 Annual General Meeting of Shareholders and Proxy Statement. The Company’s Form 10-K is also (and subsequently filed documents incorporated herein by reference will be) available on the website of the SEC at www.sec.gov and on our website at www.energyxxi.com.

OTHER BUSINESS

The Company’s Board of Directors does not intend to bring any other matters before the 2009 Annual General Meeting in addition to those described above, and has not been informed that any other matters are to be presented by others. If other business is properly presented for consideration at the 2009 Annual General Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

* * *

Whether or not you plan to attend the 2009 Annual General Meeting, please complete, date and sign the enclosed proxy and return it promptly or vote in accordance with the instructions listed on the proxy card. A postage-paid, return envelope is enclosed for your convenience. Your cooperation giving this matter your immediate attention and in returning your proxies will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS
Juliet Evans

Corporate Secretary
Dated: October __, 2009
Hamilton, Bermuda

APPENDIX A
AMENDED ENERGY XXI SERVICES, LLC
2006 LONG-TERM INCENTIVE PLAN

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APPENDIX A

ENERGY XXI SERVICES, LLC

AMENDED AND RESTATED

2006 LONG-TERM INCENTIVE PLAN

Effective Date: ~~October 6, 2006~~ November 10, 2009

ENERGY XXI SERVICES, LLC

AMENDED AND RESTATED
2006 LONG-TERM INCENTIVE PLAN

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ENERGY XXI SERVICES, LLC
Amended and Restated
2006 Long-term Incentive Plan
~~As Amended for Fiscal Year 2008~~
Effective Date: November 10, 2009

ARTICLE I ~~Article I~~
INTRODUCTION

1.1  Purpose.  The Energy XXI Services, LLC 2006 Long-term Incentive Plan (the “Plan”) is intended to promote the interests of Energy XXI Services, LLC, a Delaware limited liability corporation~~,~~ (the “Employer”), and its stockholders (the “Stockholders”) by encouraging Employees, Service Providers and Non-Employee Directors (as each is defined below) to acquire or increase their equity interests in Energy XXI (Bermuda) Limited, a Bermuda entity, and any successor entity (the “Company”), thereby giving them an added incentive to work toward the continued growth and success of the Employer and the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company, the Employer and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

1.2  Shares Subject to the Plan.

(a)  Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Article XI, the~~. The~~ aggregate number of shares of Common Stock of the Company (“Common Stock”) that may be issued under the Plan, since its inception, shall not exceed nineteen million (19,000,000) shares.

(b)  ~~. The aggregate number of shares of Common Stock, of the Company (“Common Stock”) that may be issued under the Plan shall not exceed five million (5,000,000) shares.~~ Per Person Award Limitations. In each calendar year, during any part of which the Plan is in effect, a Participant may not be granted (~~a~~i) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Common Stock) relating to more than 5,000,000 shares of Common Stock, subject to adjustment in a manner consistent with any adjustment ~~described below~~made pursuant to Article XI, and (~~b~~ii) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Common Stock, having a value determined on the date of grant in excess of ~~$3,000,000. Notwithstanding the above, however, in the event that at any time after the Effective Date (as defined below) the outstanding shares of Common Stock are subdivided, consolidated, split-up, spun-off, reclassified, recapitalized, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan (or issuable to any one Participant pursuant to this Plan in any one calendar year) shall be ratably adjusted by the Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.~~ $5,000,000.

(c)  Reuse of Shares.  To the extent any Award under this Plan shall be forfeited, expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under the Plan only during the period that the Award is outstanding and to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash. Common Stock that is tendered to purchase shares of Common Stock upon the exercise of any award or to satisfy tax withholding obligations will not be available for future Awards under the Plan.

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(d)  Stock Offered.  Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.

1.3  Administration of the Plan.

(a)  ~~.~~ Authority of the Committee. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee. The Committee may delegate to officers or managers of the Company or the Employer or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the 1934 Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(b)  Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Employer or any of its Affiliates, the Employer’s or the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Employer or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

1.4  Amendment and Discontinuance of the Plan and Awards.  The Board may amend, suspend or terminate the Plan; provided, however, that, without the consent of the holder of an Award, no amendment, suspension or termination of the Plan may terminate such Award or adversely affect such ~~person~~holder’s rights with respect to such Award in any material respect; provided further, however, that any amendment which would constitute a “material revision” of the Plan (as that term is used in the rules of any exchange on which the Common Stock is traded) shall be subject to ~~Stockholder approval.~~approval by the Company’s shareholders. The Committee may, without the consent of the holder of an Award, amend, modify or terminate ~~such Option~~the Award and the agreement evidencing such Award; provided, however, such amendment, modification or termination shall not, without such ~~person~~Person’s consent, reduce or diminish the value of such ~~Option determined as if the Option~~Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination, or cause such Award to be subject to adverse tax consequences under the Non-Qualified Deferred Compensation Rules.

1.5  Granting of Awards to Participants.  The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Service Providers and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the ~~persons~~Persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant. Notwithstanding the foregoing, any Awards made to members of the Committee or any Service Provider to the Committee or the Board, must be approved by the full ~~Board~~Committee.

1.6  Term of Plan.  The Plan has been adopted by the board of directors of the Employer and the Company. The Plan, as amended and restated, is effective as of ~~October 6, 2006~~November 10, 2009 (the “Effective Date”), subject to approval by ~~the Stockholders and~~ the shareholders of the Company. The provisions of the Plan are applicable to all Awards granted on or after the Effective Date. If not sooner terminated under the provisions of Section 1.4 hereof, the Plan shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date.

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1.7  Leave of Absence.  If an Employee is on military, sick leave or other bona fide leave of absence, such ~~person~~individual shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed ninety (90) days, or, if longer, so long as the ~~person~~individual’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, such Employee’s Employment (as defined below) shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the ~~person~~individual’s right to reemployment is guaranteed by statute or contract.

1.8  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

(a)  “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

(b)  “Affiliate” means (i) any entity in which the Employer directly or indirectly, owns fifty percent (50%) or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Employer (as defined in Section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Employer and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Employer, but using the threshold of 50% ownership wherever 80% appears~~; provided, that, for purposes of issuing Options or Stock Appreciation Rights, “Affiliate” means any corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. § 1.414(c)-2(b)(2)(i), but using the threshold of 50 percent ownership wherever 80 percent appears.~~.

(c)  “Awards” means, collectively, Options, Stock Appreciation Rights, Restricted Stock Unit Awards, Restricted Stock, Performance Awards, Bonus Stock, Dividend Equivalents or Other Stock or Performance Based Awards.

(d)  “Board” has the meaning set forth in Section 1.1 hereof.

(e)  “Bonus Stock” has the meaning set forth in Section 8.1 hereof.

(f)  “Cause” for termination of any Participant who is a party to an agreement of Employment with or who provides services to the Employer or the Company shall mean termination for “Cause” as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or if a Participant is not a party to such an agreement, “Cause” means (i) the commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company, the Employer or an Affiliate or substantial injury to the business reputation of the Company, the Employer or an Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company, the Employer or an Affiliate; or (iii) the failure of a Participant to perform the duties of such Participant to the Company, the Employer or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness).

(g)  “Change of Control” shall be deemed to have occurred upon any of the following events:

(i)  any “person” (as defined in Section 3(a)(9) of the 1934 Act, and as modified by Section 13(d) and 14(d) thereof) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) an Affiliate, (D) a company owned, directly or indirectly, by ~~stockholders~~shareholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities ~~(a “person”)~~, becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of Common Stock shall not constitute a Change of Control;

(ii)  the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting

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securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii)  the consummation of a sale or disposition by the Company of the Employer or all or substantially all of the Company’s assets, other than a sale or disposition where the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than fifty percent (50%) of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the ~~stockholders~~shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv)  individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election to the Board was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of Directors or other solicitation of proxies or consents by or on behalf of a ~~person~~Person other than the Board.

Solely with respect to any Award that is subject to Section 409A of the Code and that is payable upon a Change of Control, and to the extent that the above definition does not comply with ~~Section 409A~~the Non-Qualified Deferred Compensation Rules, such definition shall be modified, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, as set forth in ~~regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority~~the Non-Qualified Deferred Compensation Rules, and the Plan shall be operated in accordance with the above definition of Change of Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in ~~such regulations or other regulator guidance~~the Non-Qualified Deferred Compensation Rules insofar as the definition relates to any Award that is subject to Section 409A of the Code and payable upon a Change of Control.

(h)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

(i)  “Committee” means the committee appointed by the Board or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code, to the extent such Award is subject to Section 162(m) of the Code, the Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(c)(i) of the Code; and if the Company is subject to the 1934 Act, the Committee shall mean the compensation committee of the Board, which shall consist of not less than two (2) independent members of the Board, each of whom shall qualify as a “non-employee director” (as that term is defined in Rule 16b-3 of the General Rules and Regulations under the 1934 Act) appointed by and serving at the pleasure of the Board to administer this Plan or, if none, the independent members of the Board.

(j)  “Common Stock” has the meaning set forth in Section 1.2(a) hereof.

(k)  “Company” has the meaning set forth in Section 1.1 hereof.

(l)  “Covered Employee” means each of the employees/officers of the Company as described in Section 162(m) of the Code and applicable rules, regulations and guidance issued thereunder, as well as any ~~person~~individual designated by the Committee, at the time of grant of an Award, who is likely to be a Covered Employee.

(m)  “Director” means a director of the Company.

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(n)  “Disability” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last of or a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer.

(o)  “Dividend Equivalent” means a right, granted to a Participant under Section 8.2, to receive cash, Common Stock or other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments.

(p)  “Effective Date” has the meaning set forth in Section 1.6 hereof.

(q)  “Employee” means any employee of the Employer or an Affiliate.

(r)  “Employer” has the meaning set forth in Section 1.1 hereof and includes any other Affiliate which is determined by the Board to be an Employer.

(s)  “Employment” includes any period in which a Participant is an Employee or a paid Service Provider to the Employer or an Affiliate.

(t)  “Fair Market Value or FMV Per Share” ~~The Fair Market Value or FMV Per Share~~ means the closing price per share of the Common Stock ~~shall be the closing price~~ on any national or foreign securities exchange or over-the-counter market, if applicable, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using a fair application of a reasonable valuation methodology taking into account all available information material to the value of the Company including, without limitation, the Non-Qualified Deferred Compensation Rules.

(u)  “Good Reason” ~~means~~ for termination of Employment by an Employee, or for termination of service by a Service Provider, if such Employee or Service Provider is a party to an agreement for Employment with or services to the Employer or the Company, which agreement includes a definition of “Good Reason” (or similar term or concept) for termination of Employment with or services to the Employer or the Company, ~~“Good Reason”~~ shall have the same definition for purposes of the Plan as is set forth in such agreement, the relevant portions of which are incorporated herein by reference. If such Employee or Service Provider is not a party to an agreement with the Employer or the Company that defines the term “Good Reason,” (or similar term or concept) such term shall not be applicable to such Employee or Service Provider and any provision of the Plan or an Award referencing “Good Reason” shall not be applicable to such Employee or Service Provider.

(v)  “Grants” has the meaning set forth in Section 11.3 hereof.

(w)  “Incentive Option” means any option which satisfies the requirements of Section 422 of the Code and is granted pursuant to Article III of the Plan.

(x)  “Incumbent Board” has the meaning set forth in ~~this~~ Section 1.8(g) in the definition of “Change of Control.”

(y)  “Non-Employee Director” means ~~persons~~an individual who ~~are members~~is a member of the Board but who ~~are~~is neither ~~Employees~~an Employee nor a Service ~~Providers~~Provider of the Company or any Affiliate.

(z)  “Non-Qualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code and the regulations and other guidance promulgated thereunder.

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(aa)  “Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Section 422 of the Code and which is granted pursuant to Article II of the Plan.

(bb)  “Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Option or a Non-Qualified Option, or both, as applicable.

(cc)  “Option Expiration Date” means the date determined by Committee which shall not be more than ten (10) years after the date of grant of an Option.

(dd)  “Option Grant Date” means the date on which the Committee grants an Option pursuant to the provisions of the Plan.

(ee)  “Optionee” means a Participant who has received or will receive an Option.

(ff)  “Other Stock or Performance-Based Award” means an award granted pursuant to ~~Article VII~~Section 8.3 of the Plan.

(gg)  “Participant” means any Non-Employee Director, Employee or Service Provider granted an Award under the Plan.

(hh)  “Performance Award” means an Award granted pursuant to Article ~~VI~~VII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof as determined by the Committee.

(ii)  “Performance Period” means ~~a~~the period ~~of~~, not ~~less than one year and not more than~~to exceed five years ~~during which the Committee may grant~~, over which achievement of the applicable performance goal(s) in respect of a Performance ~~Awards.~~Award shall be measured.

~~“Person” has the meaning set forth in this Section 1.8 in the definition of “Change of Control”.~~

(jj)  “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s “affiliates” and “associates” (as those terms are defined in Rule 12b-2 under the 1934 Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Person acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), or the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(kk)  “Restricted Period” means the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

(ll)  “Restricted Stock” means any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article ~~V~~VI of the Plan.

(mm)  “Restricted Stock Unit Awards” has the meaning set forth in Section ~~4.2~~5.1 hereof.

(nn)  “Service Provider” means any individual or entity, other than a Director or an Employee, who renders consulting or advisory services to the Company, the Employer or an Affiliate.

(oo)  “Stock Appreciation Rights” means an Award described in ~~Section 4.1(a) that is~~, and granted pursuant to, Article IV of the Plan.

(pp)  “Stockholder” has the meaning set forth in Section 1.1 hereof.

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ARTICLE II ~~Article II~~
NON-QUALIFIED OPTIONS

2.1  Grants.  The Committee may grant Options to purchase Common Stock to any Employee, Service Provider or Non-Employee Director~~, provided that such grant does not constitute a deferral of compensation within the meaning of section 409A of the Code.~~. In the event the Company does not constitute an “eligible issuer of service recipient stock” (within the meaning of the Non-Qualified Deferred Compensation Rules) with respect to any Option granted hereunder, such Option shall be designed to comply with the Non-Qualified Deferred Compensation Rules, including the permissible payment provisions thereof.

2.2  Calculation of Exercise Price.  The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the ~~date of grant of such~~ Option Grant Date. The exercise price for each Option granted under this Article II shall be subject to adjustment as provided in ~~Section 2.3(d)~~Article XI below.

2.3  Terms and Conditions of Options.  Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Committee shall deem desirable:

(a)  Option Period and Conditions and Limitations on Exercise.  No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as the Committee in its discretion may determine at the ~~time such Option is granted.~~ Option Grant Date. The Committee may at any time or from time to time, in its discretion, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.

(b)  Manner of Exercise.  During the lifetime of the Participant to whom any ~~such Option is granted, and it~~ Option is granted, such Option shall be exercisable only by the Participant (or his guardian). In order to exercise an Option, the ~~person~~Person or  ~~persons~~Persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price, together with any required withholding taxes, for each Option shall be made (i) in cash or by check payable and acceptable to the Company~~,~~; (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the ~~person~~Person for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above~~, or~~; (iii) subject to such instructions as the Committee may specify, at the ~~person~~Person’s written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the ~~person~~Person, provided that the ~~person~~Person has irrevocably instructed such broker to remit directly to the Company on the  ~~person~~Person’s behalf the full amount of the exercise price from the proceeds of such sale; or (iv) with the consent of the Committee, by net issue exercise, pursuant to which the Company will issue to the Person a number of shares of Common Stock as to which the Option is exercised, less a number of shares with a Fair Market Value as of the date of exercise equal to the exercise price. In the event that the ~~person~~Person elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the ~~person~~Person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such ~~person~~Person or ~~persons~~Persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

~~(c)  Options not Transferable.  Except as provided below, no Non-Qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or~~

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~~similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt. With respect to a specific Non-Qualified Option, the Participant (or his guardian), subject to the consent of the Committee, may transfer, for estate planning purposes, all or part of such Option to one or more immediate family members or related family trusts or partnerships or similar entities.~~

~~(d)  Adjustment of Options.  In the event that at any time after the Effective Date the outstanding shares of Common Stock are subdivided, consolidated, split-up, spun-off, reclassified, recapitalized, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares, and the exercise price per share, as to which all outstanding Options granted, or portions thereof then unexercised, shall be exercisable, to the end that after such event the shares subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.~~

~~(e)  Listing and Registration of Shares.  Each Option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.~~

~~2.4  Amendment.  The Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, amend, modify or terminate such Option; provided, however, such amendment, modification or termination shall not, without such person’s consent, reduce or diminish the value of such Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination or cause such Option to be subject to adverse tax consequences under section 409A of the Code. The Committee may at any time or from time to time, in its discretion, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.~~

~~2.5  Acceleration of Vesting.  Any Option granted hereunder which is not otherwise vested shall vest (unless specifically provided to the contrary by the Committee in the document or instrument evidencing an Option granted hereunder) upon (i) termination of an Employee or Service Provider without Cause or termination by an Employee or Service Provider with Good Reason; (ii) termination, removal or resignation of an Employee, Service Provider or Non-Employee Director for any reason within one (1) year from the effective date of the Change of Control; or (iii) death or Disability of the Participant.~~

~~2.6  Other Provisions~~.

(c)  ~~(a) The person~~No Rights as a Shareholder.  The Person or ~~persons~~Persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a ~~Stockholder~~shareholder of the Company with respect to any shares subject to such Option until he shall have become the holder of record of such shares.

~~(b)  No Option granted hereunder shall be construed as limiting any right which the Employer, the Company or any Affiliate may have to terminate at any time, with or without cause, the Employment of any person to whom such Option has been granted.~~

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~~(c)  Notwithstanding any provision of the Plan or the terms of any Option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state, local or federal law or of the rules or regulations of any governmental regulatory body.~~

~~2.7  No Option Repricing Without Stockholder Approval.  With Stockholder approval only, the Committee may grant to holders of outstanding Non-Qualified Options, in exchange for the surrender and cancellation of such Non-Qualified Options, new Non-Qualified Options having exercise prices lower than the exercise price provided in the Non-Qualified Options so surrendered and canceled.~~

ARTICLE III ~~Article III~~
INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II hereof shall also be applicable to Incentive Options. Non-Qualified Options shall not be subject to the terms of this Article III.

3.1  Eligibility.  Incentive Options may be granted only to Employees of (~~i~~a) the Employer or the Company, (~~ii~~b) any “parent corporation” of the Company (as defined in section 424(e) of the Code) or (~~iii~~c) any “subsidiary corporation” of the Company (as defined in section 424(f) of the Code). Incentive Options may be granted only if the Plan is approved by the ~~Stockholders of the Employer~~Company’s shareholders within one year prior to or after the Effective Date.

3.2  Exercise Price.  The exercise price per ~~Share~~share of Common Stock subject to an Incentive Option shall not be less than one hundred percent (100%) of the FMV Per Share on the Option Grant Date (subject to adjustment as provided in ~~Section 2.3(d)~~Article XI below).

3.3  Dollar Limitation.  The aggregate Fair Market Value (determined as of the respective ~~date or dates of grant~~Option Grant Date(s)) of shares of Common Stock for which one or more ~~options~~Options granted to any Employee under the Plan (or any other option plan of the Employer, the Company or an Affiliate) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted.

3.4  10% ~~Stockholder~~Shareholder.  If any Employee to whom an Incentive Option is granted is a 10% ~~stockholder~~shareholder of the Company, the Employer or any Affiliate, then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the Option Grant Date and the option term shall not exceed five (5) years measured from the Option Grant Date.

3.5  Options Not Transferable.  ~~No~~Notwithstanding any other provision of this Plan to the contrary, no Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.

3.6  Compliance with ~~422.~~422.  All Options that are intended to be Incentive Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422. No more than ~~five~~nineteen million (~~5,000,000~~19,000,000) Incentive Options may be issued under the terms of the Plan (subject to adjustment as provided in Article XI below).

3.7  Limitations on Exercise.  No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or disability (within the meaning of section 22(e)(3) of the Code), or more than one (1) year after the Optionee ceases to be an Employee due to death or disability (within the meaning of section 22(e)(3) of the Code).

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ARTICLE IV ~~Article IV~~
STOCK APPRECIATION RIGHTS ~~AND RESTRICTED STOCK UNIT AWARDS~~

~~4.1 Stock Appreciation Rights~~

4.1  Grants.  The Committee is authorized to grant Stock Appreciation Rights to Employees, Service Providers or Non-Employee Directors on the ~~following~~ terms and conditions~~, provided that such grant does not constitute a deferral of compensation within the meaning of section 409A of the Code.~~ set forth in this Article IV. In the event the Company does not constitute an “eligible issuer of service recipient stock” (within the meaning of the Non-Qualified Deferred Compensation Rules) with respect to any Stock Appreciation Right granted hereunder, such Stock Appreciation Right shall be designed to comply with the Non-Qualified Deferred Compensation Rules, including the permissible payment provisions thereof.

4.2  ~~(a)~~ Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (~~A~~a) the FMV Per Share on the date of exercise over (~~B~~b) the FMV Per Share on the date of grant. Such excess may be paid in cash or shares of Common Stock as determined by the Committee and set forth in the Award ~~agreement~~. In no event will the value assigned to the shares of Common Stock covered by a Stock Appreciation Right on the date of grant be less than the FMV Per Share on the date of grant of the Stock Appreciation Right (subject to adjustment as provided in Article XI below).

4.3  ~~(b)~~ Rights Related to Options.  A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to ~~Subsection 4.1(a)~~Section 4.2 hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.

4.4  ~~(c)~~ Right Without Option.  A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing such Stock Appreciation Right.

4.5  ~~(d)~~ Terms.  The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including achievement of certain performance goals and/or meeting certain future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award and any other terms and conditions of any Stock Appreciation Right.

~~(e)  Adjustment of Stock Appreciation Rights.  In the event that at any time after the Effective Date the outstanding shares of Common Stock are subdivided, consolidated, split-up, spun-off, reclassified, recapitalized, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the outstanding Stock Appreciation Rights granted, to the end that after such event the Stock Appreciation Rights subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.~~

~~4.2 Restricted Stock Unit Awards~~

ARTICLE V
RESTRICTED STOCK UNIT AWARDS

5.1  Grants.  The Committee is authorized to grant to Employees, Service Providers or Non-Employee Directors rights to receive cash or Common Stock equal to the Fair Market Value of specified number of shares of Common Stock at the end of a specified deferral period ~~to Participants~~ (“Restricted Stock Unit Awards”), ~~subject to~~on the ~~following~~ terms and conditions~~:~~ set forth in this Article V.

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5.2  ~~(a)~~ Award and Restrictions.  Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee. In addition, Restricted Stock Unit Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.

5.3  ~~(b)~~ Forfeiture.  Except as otherwise determined by the Committee or as may be set forth in any Award, employment or other agreement pertaining to a Restricted Stock Unit Award, upon termination of Employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Restricted Stock Unit Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Unit Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Unit Awards.

~~(c)  Adjustment of Restricted Stock Unit Awards.  In the event that at any time after the Effective Date the outstanding shares of Common Stock are subdivided, consolidated, split-up, spun-off, reclassified, recapitalized, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the outstanding Restricted Stock Unit Awards granted, to the end that after such event the Restricted Stock Unit Awards subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.~~

ARTICLE VI ~~Article V~~
RESTRICTED STOCK

~~5.1  Eligible Persons~~

6.1  Grants.  All Employees, Service Providers and Non-Employee Directors shall be eligible for grants of Restricted Stock.

~~5.2~~

6.2  Restricted Period and Vesting~~.~~.  A grant of Restricted Stock is a grant of Common Stock ~~to a Participant~~ which is subject to such limitations (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Employer or the Company as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions, the Participant shall not be permitted to transfer such shares.

6.3  ~~(a) A grant of Restricted Stock is a grant of Common Stock to a Participant which is subject to such limitations (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Employer or the Company as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions, the Participant shall not be permitted to transfer such shares.~~ Repurchase.  The Employer or the Company shall have the right to repurchase or recover such shares for the lesser of (~~A~~a) the amount of cash paid therefore, if any or (~~B~~b) the ~~FMV~~Fair Market Value of the shares at the time of repurchase, if (i) the Participant’s Employment from or services to the Employer or an Affiliate is terminated by the Employer, such Affiliate or the Participant prior to the lapse of such restrictions (unless otherwise provided in the related Award agreement) or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

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~~(b)  Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination of an Employee or Service Provider without Cause; (ii) termination by an Employee or Service Provider with Good Reason; (iii) termination, resignation or removal of an Employee, Service Provider or Non-Employee Director for any reason within one (1) year from the effective date of a Change of Control; or (iv) death or Disability of the Participant.~~

6.4  ~~(c)~~ Status as Stockholder.  Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank. Unless otherwise provided in an Award agreement, the grantee of Restricted Stock shall have all the rights of a ~~Stockholder~~shareholder of the Company with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Energy XXI Services, LLC 2006 Long-term Incentive Plan (as amended and restated) and Restricted Stock Grant Agreement dated , ~~200~~20 and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such Plan or grant.

~~(d)  Adjustment of Restricted Stock.  In the event that at any time after the Effective Date the outstanding shares of Common Stock are subdivided, consolidated, split-up, spun-off, reclassified, recapitalized, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the outstanding Restricted Stock granted, to the end that after such event the shares of Restricted Stock subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.~~

ARTICLE VII ~~Article VI~~
PERFORMANCE AWARDS

7.1  ~~6.1~~ Performance Awards.  To the extent the Committee determines that any Award granted pursuant to this Plan shall be contingent upon performance goals or shall constitute “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with this ~~Section 6.1.~~Article VII. The Committee may grant Performance Awards based on performance criteria measured over a Performance Period. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions, except as limited under Section ~~6.2~~7.2 hereof in the case of a Performance Award granted to a Covered Employee.

7.2  ~~6.2~~ Performance Goals.  The grant, vesting, exercise and/or settlement of a Performance Award shall be contingent upon the terms set forth in this Section ~~6.2.~~7.2.

(a)  General.  The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations ~~sec.~~Section 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time the Award is granted. The Committee may determine that such Performance Awards shall be granted, become vested or exercisable, and/or be settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant, vesting, exercise and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

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(b)  Business Criteria.  One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) ~~return on net assets~~increase in cash flow from operations; (vi) return on net assets; (vii) return on ~~investment~~assets; (viii) return on ~~capital~~investment; (ix) return on capital; (x) return on equity; (~~x~~xi) economic value added; (~~xi~~xii) gross margin; (~~xii~~xiii) operating margin; (xiv) contribution margin; (xv) net income; (~~xiii~~xvi) net income per share; (xvii) pretax earnings; (~~xiv~~xviii) pretax earnings before interest, depreciation and amortization; (~~xv~~xix) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (~~xvi~~) operating income; (~~xvii~~ xxi) total stockholder return; (~~xviii) debt reduction; (xix) any other operational criteria determined by the Committee; and (~~xxii) debt reduction; (xxiii) market share; (xxiv) change in the Fair Market Value of the Common Stock (with or without dividends); (xxv) reserve additions; (xxvi) reserve replacement ratio; (xxvii) production volumes; (xxviii) finding and development costs; (xxix) G&A expense; and (x) any of the above goals determined on an absolute, relative, or BOE basis, as applicable, or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(c)  Timing for Establishing Performance Goals.  Performance goals in the case of any Award granted to a Participant who is a Covered Employee shall be established not later than ninety (90) days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)  Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 7.2(b) hereof during the given Performance Period, as specified by the Committee in accordance with Section 7.2(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(e)   ~~(d)~~ Settlement of Performance Awards; Other Terms.  After the end of each Performance Period, the Committee shall determine the amount, if any, of ~~Performance Awards~~(i) the Performance Award pool and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (ii) the amount of the potential Performance Awards otherwise payable to each Participant based upon achievement of business criteria over a Performance Period. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award to a Covered Employee which is designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Employment by the Participant prior to the end of a Performance Period or settlement of Performance Awards.

(f)   ~~(e)~~ Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant. The Committee may not delegate any responsibility relating to Performance Awards discussed in this Section ~~6.2~~7.2(~~e~~f).

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(g)   ~~(f)~~ Status of Performance Awards under Section 162(m) of the Code.  It is the intent of the Employer and the Company that Performance Awards granted to ~~persons~~Persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations ~~sec.~~Section 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section ~~6.2~~7.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE VIII ~~Article VII~~
~~OTHER STOCK OR PERFORMANCE-BASED AWARDS~~
OTHER STOCK OR PERFORMANCE-BASED AWARDS

8.1  Bonus Stock.  The Committee is authorized to grant Common Stock as a bonus (“Bonus Stock”). Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

8.2  Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

8.3  Other Awards.  The Committee is hereby authorized to grant to Employees, Non-Employee Directors and Service Providers of the Company or its Affiliates, Other Stock or Performance-Based Awards, which shall consist of a right which (~~i~~a) is not an Award described in any other ~~Article~~provision of the Plan, and (~~ii~~b) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award.

ARTICLE IX ~~Article VIII~~
CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

9.1   ~~8.1~~ General.  Awards may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Employment by the Participant and terms permitting a Participant to make elections relating to his Award. Notwithstanding the foregoing, the Committee may amend any Award without the consent of the holder if the Committee deems it necessary to avoid adverse tax consequences to the holder under ~~Code Section 409A~~the Non-Qualified Deferred Compensation Rules. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have discretion to accelerate or waive any term or condition of an Award (~~i~~a) if such discretion would cause the Award to have adverse tax consequences to the Participant under ~~409A~~the Non-Qualified Deferred Compensation Rules, or (~~ii~~b) if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and such discretion would cause the Award not to so qualify.

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9.2   ~~8.2~~ Stand-Alone, Additional, Tandem and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, the Employer, any Affiliate, or any business entity to be acquired by the Company, the Employer or an Affiliate, or any other right of a Participant to receive payment from the Company, the Employer, or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time, subject to Section 9.7 below. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Notwithstanding anything in the Plan to the contrary, Options granted in substitution or exchange for an option in a corporate transaction shall be granted in accordance with the rules of Treasury Regulations section 1.424-1. In addition, Awards may be granted in lieu of cash compensation, including, but not limited to, in lieu of cash amounts payable under other plans of the Company ~~or any Affiliate.~~, the Employer, or any Affiliate. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Non-Qualified Deferred Compensation Rules.

9.3   ~~8.3~~ Term of Awards.  The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Restricted Stock Unit Award or Restricted Stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such Award exceed a period of ten (10) years (or such shorter terms as may be required in respect of an Incentive Option).

9.4   ~~8.4~~ Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company, the Employer or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments or on a deferred basis; provided, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under the Non-Qualified Deferred Compensation Rules. The settlement of any Award may, subject to any limitations set forth in the related Award agreement, be accelerated and cash may be paid in lieu of shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, such discretion may not be exercised if the exercise of such discretion would result in adverse tax consequences to the Participant under ~~Section 409A of the Code~~the Non-Qualified Deferred Compensation Rules. In the discretion of the Committee, Awards granted pursuant to ~~Article IV or VI~~Articles IV, V and VII hereof may be payable in cash or shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 1.4 hereof, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee~~; provided, however, that no deferral shall be required or permitted by the Committee if such deferral would result in adverse tax consequences to the Participant under Section 409A of the Code~~ and in compliance with the Non-Qualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in ~~shares~~Common Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company, which plan shall be compliant with ~~Section 409A of the Code~~the Non-Qualified Deferred Compensation Rules. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

9.5   ~~8.5~~ Vested and Unvested Awards.  After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award ~~of (i) Restricted Stock,~~, including, if applicable, the exercise of such Award and payment of any associated purchase price, (a) a certificate, without, in the case of Restricted Stock, the legend set forth in Section ~~5.2(c)~~6.4 hereof, for the number of shares that are vested, earned, and/or no longer subject to ~~such~~ restrictions, terms and conditions shall be delivered to the ~~Employee, (ii) Restricted Stock Unit Award, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Restricted Stock Unit Award earned, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the person.~~Participant, in the case of Awards

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settled in Common Stock, and (b) cash in an amount equal to the value of the number of shares of Common Stock or appreciation vested and/or earned shall be paid to the Participant, in the case of Awards settled in cash. Except as otherwise provided in this Plan, the treatment of an Award upon a termination of Employment or any other service relationship by and between a Participant and the Employer, the Company or any Affiliate shall be specified in the agreement controlling such Award. Notwithstanding the foregoing, unless the ~~Award~~agreement evidencing an Option or an Award of Restricted Stock specifically provides otherwise, all Options and Restricted Stock not otherwise vested shall vest upon (i) termination of an Employee or Service Provider without Cause, (ii) termination by an Employee or Service Provider with Good Reason, (iii) death or Disability of the Participant, and (iv) in the case of Options only, a Participant’s termination, removal or resignation for any reason within one (1) year from the effective date of a Change in Control; provided, that the foregoing provisions shall not apply with respect to any Option, Performance Based Units, Restricted Stock Units or Restricted Stock intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the terms of any such Performance Awards shall be specified by the Committee in accordance with Article VII. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any ~~remaining unvested Options, shares of Restricted Stock, Restricted Stock Unit Award, Stock Appreciation Rights or Performance Awards, as the case may be,~~shares subject to an Award that remain unvested shall either be forfeited back to the Employer or the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award. Notwithstanding any other provisions of the Plan, upon or as soon as reasonably practicable following the vesting of a Restricted Stock Unit Award, Performance Award or Other Stock or Performance Based Award, the distribution of all shares of Common Stock and/or cash due in settlement of such Award shall ~~occur in a single lump sum~~be made in one payment no later than the fifteenth (15th) day of the third (3rd) month following the date on which vesting occurs. Should the Participant die before receiving all amounts payable hereunder, ~~the~~any remaining balance shall be paid to the Participant’s estate by ~~this~~the date specified in the preceding sentence.

9.6   ~~8.6~~ Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the 1934 Act shall be exempt from Section 16(b) of the 1934 Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 under the 1934 Act as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

~~8.7  Other Provisions.  No grant of any Award shall be construed as limiting any right which the Employer, the Company or any Affiliate may have to terminate at any time, with or without cause, the Employment of any person to whom such Award has been granted.~~

9.7  Shareholder Approval Required for Repricing.  Unless approval of the Company’s shareholders is obtained, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Rights, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, or exchange of shares).

ARTICLE X~~Article IX~~
WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements, satisfactory to the Employer and the Company, have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Employer or the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the ~~person~~Person to tender to the Employer or the Company shares of Common Stock owned by the ~~person~~Person, or to request the Employer or the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or

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as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Employer or the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Employer or the Company the ~~person~~Person is an officer or individual subject to Rule 16b-3 under the 1934 Act, then, to the extent permitted by applicable law, such ~~person~~Person may direct that such tax withholding be effectuated by the Employer or the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

ARTICLE XI
ADJUSTMENTS; CHANGE IN CONTROL

11.1  Subdivision or Consolidation of Shares.  The terms of an Award and the number of shares of Stock authorized pursuant to Section 1.2 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(a)  If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on Common Stock payable in stock, or otherwise) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, then (i) the maximum number of shares of Common Stock available for the Plan or in connection with Awards as provided in Section 1.2 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Common Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Common Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(b)  If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse stock split, or otherwise) the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, (i) the maximum number of shares of Common Stock for the Plan or available in connection with Awards as provided in Section 1.2 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Common Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (iii) the price (including the exercise price) for each share of Common Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(c)  Whenever the number of shares of Common Stock subject to outstanding Awards and the price for each share of Common Stock subject to outstanding Awards are required to be adjusted as provided in this Section 11.1, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Common Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(d)  Adjustments under this Section 11.1 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

11.2  Corporate Recapitalization.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the

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recapitalization, the holder had been the holder of record of the number of shares of Common Stock then covered by such Award, and the share limitations provided in Section 1.2 shall be adjusted in a manner consistent with the recapitalization.

11.3  Change in Control.  Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or Stock Appreciation Rights (collectively, “Grants”) held by any individual holder: (a) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (b) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash per share equal to the excess, if any, of the value of the shares subject to such Grants as of the Change in Control over the exercise price(s) under such Grants for such shares (except that, to the extent the Exercise Price under any such Grant is equal to or exceeds the value of such shares as of the Change in Control, no amount shall be payable with respect to such Grant), or (c) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of shares of Stock as to which an Option or Stock Appreciation Right is exercisable or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant), the number of shares of stock, other securities, cash or property to which a holder of such consideration would have been entitled to in connection with the Change in Control (i) in the case of Options, at an aggregate exercise price equal to the exercise price that would have been payable if the total number of shares subject to the Option had been purchased upon the exercise of the Grant immediately before the consummation of the Change in Control and (ii) in the case of Stock Appreciation Rights, if the Stock Appreciation Rights had been exercised immediately before the occurrence of the Change in Control.

11.4  Impact of Corporate Events on Awards Generally.  In the event of changes in the outstanding Common Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Article XI, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Common Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Common Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

ARTICLE XII ~~Article X~~
~~MISCELLANEOUS~~
MISCELLANEOUS

12.1  Transferability.  Except as provided below, no Awards granted hereunder shall be transferable other than by (a) will or by the laws of descent and distribution or (~~ii~~b) pursuant to a domestic relations order ~~and, during~~entered or approved by a court of competent jurisdiction upon delivery to the Company of a certified copy of such order. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any ~~Option~~Award granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the ~~Option~~Award with

18

respect to the shares involved in such attempt. With respect to a specific Non-Qualified Option or Stock Appreciation Right, the Participant (or his guardian), subject to the consent of the Committee, may transfer, for estate planning purposes, all or part of such Option to one or more immediate family members or related family trusts or partnerships or similar entities. Notwithstanding anything to the contrary herein, an Incentive Option shall only be transferable in accordance with Section 3.5 hereof.

12.2  ~~10.1~~ No Rights to Awards.  No Participant or other ~~person~~Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

12.3  ~~10.2~~ No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer, the Company or any Affiliate or as limiting any right which the Employer, the Company or any Affiliate may have to terminate at any time, with or without cause, the Employment of any Person to whom such Award has been granted. Further, the Employer, the Company or any Affiliate may at any time dismiss a Participant from Employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award ~~Agreement~~agreement.

12.4  ~~10.3~~ Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Texas, without regard to any principles of conflicts of law.

12.5  ~~10.4~~ Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12.6  ~~10.5~~ Other Laws.  The Committee may refuse to issue or transfer any shares or other consideration under an Award agreement if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or the rules of any exchange on which the Common Stock is traded.

12.7  ~~10.6~~ 409A Compliance — No Guarantee of Tax Consequences.  It is the intention of the Employer and the Company that all Awards granted by the Committee be in compliance with ~~Section 409A of the Code~~the Non-Qualified Deferred Compensation Rules in all respects and the Plan shall be so construed; provided, however that the Participant shall be solely responsible for and liable for any tax consequences (including but not limited to any interest or penalties) as a result of participation in the Plan. Neither the Board, nor the Employer, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any ~~person~~Person participating or eligible to participate hereunder and assumes no liability whatsoever for the tax consequences to the Participants. Notwithstanding anything herein to the contrary, if any amounts payable hereunder are reasonably determined by the Committee to be “nonqualified deferred compensation” payable to a “specified employee” upon “separation from service” (within the meaning of ~~section 409A of the Code~~the Non-Qualified Deferred Compensation Rules) then such amounts that would otherwise be payable upon separation from service shall be held and not be paid by the Company upon separation from service, but shall be paid on the earlier of: (1) the first day that is six months following the Participant’s separation from service; or (2) Participant’s date of death. Such amounts that would otherwise be payable in installments commencing on separation from service shall be accumulated and ~~paid~~made in ~~a lump sum~~one payment on the date that is the earlier of (1) or (2) above and shall be paid in installments thereafter.

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12.8  ~~10.7 Shareholder Agreements.  The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ agreement in such form as approved from time to time by the Board.~~Shareholder Agreements.  The Committee may condition the grant, exercise or payment of any Award upon such Person entering into a shareholders’ agreement in such form as approved from time to time by the Board.

12.9  Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares of whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

12.10  Conditions to Delivery of Stock.  Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares of Common Stock hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state, local or federal law or of the rules or regulations of any governmental regulatory body~~.~~ or applicable securities exchange. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of Restricted Stock, Restricted Stock Unit Award, or other Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock, Restricted Stock Unit Award or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributes) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Common Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of any applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock or Restricted Stock Unit Award shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Common Stock subject to such Award.

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▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

ENERGY XXI (BERMUDA) LIMITED

Please date, sign and mail this proxy card in the postage-paid return-addressed envelope provided as soon as possible

The person signing on the reverse by this proxy appoints John Daniel Schiller, Jr. and David West Griffen, and each of them (with full power to designate substitutes), proxies to represent, vote and act with respect to all Common Shares of Energy XXI (Bermuda) Limited held of record by the undersigned at the close of business on October __, 2009 at Energy XXI (Bermuda) Limited's annual general meeting of shareholders to be held on December __, 2009 and at any adjournments or postponement thereof. The proxies may vote and act upon the matters designated below and upon such other matters as may properly come before the meeting (including a motion to adjourn the meeting), according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in accordance with the instructions given above. **If no instructions are given, this proxy will be voted "FOR" the election of all of the director nominees listed in proposals 1 and "FOR" each of the proposals 2-6.**

Printed Name of Shareholder as it Exists in the Shareholder Registry:

____

Signature:____

Printed Name and Authority of the Person Signing If Not Shareholder Named in Shareholder Registry (e.g., person signing for corporate or fund shareholder):______________________________________

(Continued, and to be marked, dated and signed, on the other side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AND "FOR" EACH OF PROPOSALS 2 - 6.

1. Election of Class I Directors: Paul Davison and Hill A. Feinberg

FOR All Nominees	**WITHHOLD** Authority for All Nominees	**FOR** Nominees all except (see instructions below)
☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR all except" and write the name(s) of such individual(s) for whom you wish your vote to be withheld below:

____

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. To approve the Authorized Share Increase.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4. To approve the Future Reverse Stock Split.

☐ FOR ☐ AGAINST ☐ ABSTAIN

5. To approve the AIM Admission Cancellation.

☐ FOR ☐ AGAINST ☐ ABSTAIN

6. To approve the appointment of UHY LLP as its fiscal year ending June 30, 2010 independent auditors and to authorize the Audit Committee of the Board of Directors to set the auditors' remuneration.

☐ FOR ☐ AGAINST ☐ ABSTAIN

COMPANY ID:

PROXY NUMBER:

Please complete the Registar information on the reverse side.

Signature______________ **Signature** ______________ **Date** __________, **2009.**

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or limited liability company, please sign in partnership or limited liability company name (as applicable) by authorized person.